    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2000

                                                      REGISTRATION NO. 333-33416
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                  FORM SB-2/A3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           N-GEN SOLUTIONS.COM, INC.
               (Exact name of registrant as specified in charter)

           DELAWARE                 84-1469564                  7379
 (State or other jurisdiction      (IRS Employer          (Primary Standard
              of                Identification No.)          Industrial
Incorporation or organization)                       Classification Code Number)

             ROBERT D. ARNOLD, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           N-GEN SOLUTIONS.COM, INC.
                          410 17TH STREET, SUITE 1940
                             DENVER, COLORADO 80202
                                 (303) 628-0747

   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

             ROBERT D. ARNOLD, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           N-GEN SOLUTIONS.COM, INC.
                          410 17TH STREET, SUITE 1940
                             DENVER, COLORADO 80202
                                 (303) 628-0747

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

            JOHN B. WILLS, ESQ.                             DAVID A CARTER, P.A.
           DIANA L. POWELL, ESQ.                              2300 Glades Road,
    Berenbaum, Weinshienk & Eason, P.C.                     Suite 210 West Tower
    370 Seventeenth Street, Suite 2600                    Boca Raton, Florida 33431
        Denver, Colorado 80202-5626                            (561) 750-6999
              (303) 825-0800                                 (561) 367-0960 FAX
            (303) 629-7610 FAX                             Counsel to Underwriter
             Counsel to Issuer

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE      PROPOSED MAXIMUM         AMOUNT OF
        SECURITIES TO BE REGISTERED              BE REGISTERED          PER SHARE         OFFERING PRICE      REGISTRATION FEE
Common Stock, $.0001 Par Value(1)...........   1,840,000 Shares           $5.00             $9,200,000            $2,428.80
Warrants(2).................................       1,840,000             $0.125              $230,000              $60.72
Common Stock, Underlying Warrants(3)........       1,840,000              $5.50             $10,120,000           $2,671.68
Underwriter's Common Stock Option(4)........        160,000                nil                  $0                  $0.00
Common Stock Underlying Underwriter's Common
  Stock Option(5)...........................        160,000               $8.25             $1,320,000             $348.48
Underwriter's Warrant Option(6).............        160,000                nil                  $0                  $0.00
Warrants Underlying Underwriter's Warrant
  Option(7).................................        160,000             $0.20625              $33,000               $8.71
Common Stock Underlying Underwriter's
  Warrant Option(8).........................        160,000              $9.075             $1,452,080             $383.35
Total Registration and Fee(9)...............                                                $22,355,080           $5,901.74

(FOOTNOTES CONTINUED ON NEXT PAGE)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(1) Includes 240,000 shares reserved for the option, exercisable within 45 days after the date on which the Securities and Exchange Commission (the "Commission") declares this Registration Statement effective, to cover over-allotments, if any (the "Over-Allotment Option"), granted by n-Gen to Barron Chase Securities, Inc. (Underwriter"). See "Underwriting."

(2) Includes 240,000 Redeemable Common Stock Purchase Warrants ("Purchase Warrants" of the "Warrants") reserved for issuance upon exercise of the Over-Allotment Option. The Warrants (a) may be purchased separately from the Common Stock in the offering, (b) are exercisable during a five-year period commencing on the effective date of this Registration Statement, and
    (c) shall be redeemable, at the option of n-Gen, at $.05 per Warrant upon 30 days' prior written notice, (i) if the closing bid price, as reported on the Nasdaq SmallCap Market(SM), or the closing sale price, as reported on a national or regional securities exchange, as applicable, of the shares of the Registrant's Common Stock for 30 consecutive trading days ending within ten days of the notice of redemption of the Warrants averages in excess of $10.00 per share, subject to adjustment, and (ii) after a then current registration statement has been declared effective by the Commission with regard to the shares of Common Stock to be received by the holder upon exercise, but (iii) during the one-year period after the effective date of this Registration statement, only with the written consent of the Underwriter.

(3) Reserved for issuance upon exercise of the Warrants. Pursuant to Rule 416 under the Securities Act, such additional number of shares of Common Stock subject to the Warrants are also being registered to cover any adjustment resulting from the operation of the anti-dilution provisions relating to the Warrants. The indeterminate number of additional shares shall be issuable pursuant to rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4) To be issued to the Underwriter or persons related to the Underwriter. Pursuant to Rule 416 under the Securities Act, such additional number of Underwriter stock options ("Common Stock Underwriter Warrants") are also being registered to cover any adjustment resulting from the operation of the anti-dilution provisions relating to the Common Stock Underwriter Warrants. The indeterminate number of additional Common Stock Underwriter Warrants shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5) Reserved for issuance upon exercise of the Common Stock Underwriter Warrants. Pursuant to Rule 416 under the Securities Act, such additional number of shares of Common Stock subject to the Common Stock Underwriter Warrants are also being registered to cover any adjustment resulting from the operation of the anti-dilution provisions relating to the Common Stock Underwriter Warrants. The indeterminate number of additional shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(6) To be issued to the Underwriter or persons related to the Underwriter. Pursuant to Rule 416 under the Securities Act, such additional number of Underwriter warrant options ("Underwriter Warrant Options") are also being registered to cover any adjustment resulting from the operation of the anti-dilution provisions relating to the Underwriter Warrant Options. The indeterminate number of additional shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(7) Reserved for issuance upon exercise of the Underwriter Warrant Options. Pursuant to Rule 416 under the Securities Act, such additional number of warrants to purchase shares of Common Stock subject to the Underwriter Warrant Options are also being registered to cover any adjustment resulting from stock splits, stock dividends or similar transactions.

(8) Reserved for issuance upon exercise of the Underwriter Underlying Warrants. Pursuant to Rule 416 under the Securities Act, such additional number of shares of Common Stock subject to the Underwriter Underlying Warrants are also being registered to cover any adjustment resulting stock splits, stock dividends or similar transactions. The indeterminate number of additional shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(9) The requisite fee has been paid in connection with this Registration Statement.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    The Exhibit Index appears on page II-4 of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits contains 365 pages.

                 CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B)
                 SHOWING LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY ITEMS OF FORM SB-2

      FORM SB-2
      ITEM NO.                                                      SECTIONS IN PROSPECTUS
      ---------                                                     ----------------------
          1             Front of Registration Statement and
                        Outside Front Cover of Prospectus.........  Facing Page; Cross Reference Sheet;
                                                                    Prospectus Cover Page

          2             Inside Front and Outside Back Cover
                        Pages of Prospectus.......................  Prospectus Cover Page; Prospectus Back
                                                                    Cover Page

          3             Summary Information and Risk Factors......  Prospectus Summary; Business; Risk Factors

          4             Use of Proceeds...........................  Use of Proceeds

          5             Determination of Offering Price...........  Risk Factors; Underwriting

          6             Dilution..................................  Dilution and Other Comparative Data

          7             Selling Security Holders..................  Description of Securities

          8             Plan of Distribution......................  Prospectus Cover Page; Underwriting

          9             Legal Proceedings.........................  Legal Proceedings

         10             Directors, Executive Officers, Promoters
                        and Control Persons.......................  Management; Principal Shareholders

         11             Security Ownership of Certain Beneficial
                        Owners and Management.....................  Principal Shareholders

         12             Description of Securities.................  Description of Securities

         13             Interest of Named Experts and Counsel.....  Legal Matters; Experts

         14             Disclosure of Commission Position on
                        Indemnification for Securities Act
                        Liabilities...............................  Certain Relationships and Related
                                                                    Transactions

         15             Organization within Last Five Years.......  Prospectus Summary; Business

         16             Description of Business...................  Business

         17             Management's Discussion and Analysis or
                        Plan of Operation.........................  Management's Discussion and Analysis or
                                                                    Plan of Operation

         18             Description of Property...................  Business

         19             Certain Relationships and Related
                        Transactions..............................  Certain Relationships and Related
                                                                    Transactions

         20             Market for Common Equity and Related
                        Stockholder Matters.......................  Description of Securities

         21             Executive Compensation....................  Management

         22             Financial Statements......................  Financial Statements

         23             Changes In and Disagreements With
                        Accountants on Accounting and Financial
                        Disclosure................................  Not applicable

                     SUBJECT TO COMPLETION AUGUST 25, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                1,600,000 SHARES
                               1,600,000 WARRANTS

                           N-GEN SOLUTIONS.COM, INC.


    Prior to this offering, there has been no public market for our common stock and warrants. The initial public offering price of our common stock is $5.00 per share and the initial public offering price of our warrants is $.125 per warrant. We have recently applied for the inclusion of our common stock and warrants on the Nasdaq SmallCap Market ("Nasdaq") under the symbols "LERN" and "LERNW" and the Boston Stock Exchange under the symbols "NGN" and "NGN&W."


    The underwriter has an option to purchase a maximum of 240,000 additional shares of our common stock and 240,000 additional warrants, to cover over-allotments of our shares and warrants.


    INVESTING IN OUR COMMON STOCK AND WARRANTS INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.


                                                                    UNDERWRITING
                                                                     DISCOUNTS
                                                        PRICE TO    AND INVESTOR
                                                         PUBLIC     COMMISSIONS
                                                       ----------   ------------
Per Share............................................  $     5.00     $    .50
Per Warrant..........................................  $     .125     $  .0125
Per Share Total......................................  $8,000,000     $800,000
Per Warrant Total....................................  $  200,000     $ 20,000

    Neither the Securities and Exchange Commission nor any other state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is illegal.

    It is expected that delivery of the certificates representing the common shares and the warrants will be made at the offices of Barron Chase Securities,
Inc. on or about            , 2000.

                      [LOGO] BARRON CHASE SECURITIES, INC.

                THE DATE OF THIS PROSPECTUS IS            , 2000

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY..........................................      3
THE OFFERING................................................      5
SELECTED CONSOLIDATED FINANCIAL DATA........................      6
RISK FACTORS................................................      7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........     23
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING.........     23
DIVIDEND POLICY.............................................     23
DILUTION....................................................     24
CAPITALIZATION..............................................     25
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF
  OPERATIONS................................................     26
BUSINESS....................................................     34
MANAGEMENT..................................................     45
PRINCIPAL SHAREHOLDERS......................................     50
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........     51
DESCRIPTION OF SECURITIES...................................     52
SHARES ELIGIBLE FOR FUTURE SALE.............................     54
TRANSFER AGENT AND REGISTRAR................................     55
REPORTS TO SECURITY-HOLDERS.................................     55
UNDERWRITING................................................     56
LEGAL PROCEEDINGS...........................................     59
LEGAL MATTERS...............................................     59
EXPERTS.....................................................     59
WHERE YOU CAN FIND MORE INFORMATION.........................     59
INDEX TO FINANCIAL STATEMENTS...............................    F-1


    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.

    For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to his offering and the distribution of this prospectus.

ATTENTION CALIFORNIA RESIDENTS

    Offers and sales of the Common Stock and Warrants of n-Gen Solutions.com, Inc. to California residents pursuant to this prospectus are restricted to individuals who meet suitability standards of not less than $250,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile), plus $65,000 gross annual income or a $500,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile).

                               PROSPECTUS SUMMARY
                           n-GEN SOLUTIONS.COM, INC.

    THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES THERETO APPEARING IN THE CONSOLIDATED FINANCIAL STATEMENTS BEFORE MAKING AN INVESTMENT DECISION.

OUR BUSINESS


    We design, install and outfit computer classrooms for schools, businesses and government agencies that are customized for each customer to address the various subject areas being taught. Currently our customers are comprised of educational institutions ( %), commercial users (22%) and training individuals (3%). Our revenues are comprised of product sales (95%), commissions from manufacturers (1%) and training services (4%). Product sales consist of sales of interactive, computerized classrooms to educational institutions and sales of computer aided design software to commercial users. The classrooms we design and install typically contain the following components:


    - 10 to 30 computer workstations for students;

    - 1 instructor computer workstation;

    - specially designed furniture and seating;

    - audio and video switching equipment;

    - an electronic whiteboard for visual projections and demonstrations; and

    - a digital video server and a software database for searching and accessing customer identified Internet sites, video materials, audio files, software and images.

    Management believes that our computer classrooms help promote student learning by:

    - giving the teacher the ability to work closely with students by allowing the teacher to display the teacher's computer screen to students as a whole class or to individual students who may require additional assistance;

    - giving the teacher the ability to work closely with the students by allowing the instructor to talk with the class as a whole or to individual students via headsets;

    - giving students the ability to use many forms of information available on their computer workstation, such as the Internet, video, audio, pictures and photographs. Each student can access this information when they need it or when the teacher tells them to;

    - allowing students to work at their own pace and at their own level while following a curriculum that is interactive and that contains the many forms of data described above; and

    - giving the teacher the ability to monitor student progress through the computer database. Students can be prompted by the instructor either verbally or over the computer system to answer questions. The classroom's audio/video system automatically collects the students' answers for the instructor and displays the results for the instructor to review.

    We are also developing an on-line e-commerce web site to provide our customers the opportunity to purchase a broad assortment of educational products, software and office and school supplies. Our hope is that we can provide an easy-to-use, single, centralized source for purchasing products designed to meet the immediate needs of school purchasing agents, school administrators and individuals in the educational community. We anticipate the launch of our web site in the fourth quarter of 2000.

    Key elements of our on-line strategy include:

    - continued development of our web site,

    - aggressive marketing and sales efforts to familiarize our existing customer base with the convenience of on-line purchasing,

    - building brand awareness and product diversity, and

    - insuring competitive pricing of products.

We may be unable to achieve these goals, as we have not yet launched our web site and to date have not sold any products on-line. We are also dependent on the August Group to develop and maintain our web site and dependent on contractual relationships with the suppliers of our products.

    We were incorporated in Delaware in July 1998 under the name AAE Education Corporation and changed our name to n-Gen Solutions.com, Inc. in January 2000. Our web site address is www.ngensolutions.com. THE INFORMATION ON OUR WEB SITE IS NOT INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. We have applied for a trademark for the name "N-GEN LEARNING ENVIRONMENT." We have also applied for servicemarks for the names "n-Gen Solutions," "Learningwire.com," "n-Gen Learning Suite," and "n-Gen Enable." This prospectus also contains trademarks of other companies.

    Our principal executive offices are located at 410 17th Street, Suite 1940, Denver, Colorado 80202, and our telephone number is (303) 628-0747. n-Gen's operations office is located at 8245 West I-25, Frontage Road, Erie, Colorado 80516.

                                  RISK FACTORS

    Investing in our common stock and warrants involves a very high degree of risk. Before investing, you should consider the following risks and the risks set forth and information included in this prospectus. Risk Factors of this offering include:

    - limited operating history

    - control by insiders

    - history of losses

    - changing business model

    - highly competitive market

    - changing technology

    - governmental regulation

    - difficulty in evaluating e-commerce model

                                  THE OFFERING

Common Stock Offered......................  1,600,000 Shares(1)

Warrants Offered..........................  1,600,000 Warrants(1)

Common Stock Outstanding:
Before the Offering.......................  6,045,250 Shares(2)
After the Offering........................  7,645,250 Shares(2)

Warrants Outstanding:
Before the Offering.......................  None
After the Offering........................  1,600,000

Warrant Terms.............................  Each of our warrants entitles the holder to purchase, at any time, one (1) share of our common stock at $5.50 per
                                            warrant for five (5) years from the date of this
                                            prospectus. The $5.50 exercise price and number of
                                            warrants may be adjusted up or down in the event we
                                            declare a stock split, stock dividend or enter into a
                                            reclassification, reorganization, consolidation or
                                            merger with another company. We have the right after one
                                            (1) year to redeem the outstanding warrants, at a price
                                            of $.05 per warrant, if the price of our common stock
                                            equals or exceeds $10.00 per share for a 30 day period
                                            and the availability of a current registration
                                            statement. In this event, you must either exercise your
                                            warrant at $5.50 per warrant or accept the $.05
                                            redemption price. Warrant holders have no voting rights
                                            or other shareholder rights prior to the exercise of
                                            their warrants.

Estimated Net Proceeds....................  $6,884,000

Use of Proceeds...........................  We expect that the net proceeds will be approximately
                                            $6,884,000. We expect to use these net proceeds
                                            principally for operational needs, the purchase of
                                            capital equipment, expansion of our marketing and sales
                                            capabilities, mergers and acquisitions and working
                                            capital and general corporate needs.

Dividend Policy...........................  We currently intended to retain any future earnings to fund development and growth of our business. Therefore,
                                            we do not currently anticipate paying dividends on our
                                            common stock.


                                            Common Stock           Warrants
Proposed Nasdaq Small                       ------------         ------------
  Cap Market(SM) Symbols..................     "LERN"              "LERNW"
Proposed Boston Stock
  Exchange Symbols........................     "NGN"               "NGN&W"

Internet Web Site Address.................  www.ngensolutions.com


------------------------

(1) Our underwriter has an over-allotment option to purchase an additional 240,000 shares and 240,000 warrants solely to cover over-allotments. Our underwriter will have 45 days from the effective date of this prospectus to exercise this option.

(2) Includes 105,250 shares which will be issued to noteholders at the completion of the public offering. Also, we have no outstanding options or warrants, however, the 1,600,000 warrants being offered hereby when and if exercised will increase our outstanding shares by 1,600,000, in addition to the amount stated. The underwriter is also entitled to warrants to purchase additional shares as more fully described herein.

                      SELECTED CONSOLIDATED FINANCIAL DATA

STATEMENT OF EARNINGS DATA:


                                                  NINE MONTHS ENDED
                                              -------------------------    NINE MONTHS    JULY 13, 1998
                                               JUNE 30,      JUNE 30,         ENDED       (INCEPTION) TO
                                                 2000          1999       SEPTEMBER 30,    DECEMBER 31,
                                              (UNAUDITED)   (UNAUDITED)       1999             1998
                                              -----------   -----------   -------------   --------------
Net sales...................................  $3,984,208    $1,798,172      $3,830,353      $        0
Operating (loss)............................  $ (626,045)   $ (899,565)     $ (864,408)     $ (244,254)
(Loss) before Income taxes..................  $ (740,540)   $ (909,658)     $ (850,954)     $ (238,124)
Net (loss)..................................  $ (740,540)   $ (909,658)     $ (850,954)     $ (238,124)
(Loss) per share............................  $    (0.14)   $    (0.23)     $    (0.18)     $    (0.06)
Basic and dilutive weighted average shares
  Outstanding...............................   5,126,455     3,994,561       4,690,515       3,994,561



    The following table indicates a summary of our balance sheet at our year end September 30, 1999 and at the nine months ended June 30, 2000 as described below:


BALANCE SHEET DATA:


                                                                            AT
                                                             AT          JUNE 30,       PRO FORMA
                                                        SEPTEMBER 30,      2000       AS ADJUSTED(1)
                                                            1999        (UNAUDITED)   JUNE 30, 2000
                                                        -------------   -----------   --------------
Cash..................................................   $  210,196     $   284,410    $ 7,168,410
Working capital (deficit).............................   $ (562,876)    $(1,071,671)   $ 5,812,329
Total assets..........................................   $2,570,539     $ 3,383,350    $10,077,723
Total liabilities.....................................   $3,044,786     $ 4,104,433    $ 4,104,433
Stockholders' equity (deficit)........................   $ (474,247)    $  (721,083)   $ 5,973,290


------------------------


(1) Adjusted to reflect sale of 1,600,000 shares of common stock and 1,600,000 warrants offered hereby and the receipt of the net proceeds therefrom (assuming an initial public offering price of $5.00 per share of common stock and $.125 per warrant, respectively, and after deducting underwriting discounts and commissions and estimated offering expenses). Does not include receipt of net proceeds from the exercise of the warrants, the underwriter's purchase warrants, and the underwriter's over-allotment option.

                                  RISK FACTORS

    Investing in our common stock and warrants involves risk. You should carefully consider the risks and uncertainties described below before making an investment decision. These risks and uncertainties are all material risks and uncertainties which may adversely affect our business. We have included every material risk and uncertainty of which we are aware. If any of the following risks or uncertainties actually occur, our business, financial condition or results of operations may be materially adversely affected. In this event, the trading price of our common stock may decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results may differ from those described in the forward-looking statements. This may occur because of the risks described below.

RISKS RELATING TO OUR COMPUTER CLASSROOM BUSINESS


    OUR LIMITED OPERATING HISTORY HINDERS OUR ABILITY TO EVALUATE OUR BUSINESS AND ENTAILS RISK THAT WE MAY FAIL TO ADEQUATELY ADDRESS BUSINESS ISSUES WITH WHICH WE HAVE LIMITED EXPERIENCE. Our limited operating history in the computer classroom industry and an accumulated deficit since inception of $(1,829,618) as of June 30, 2000 hinders our ability to evaluate our business and prospects. Our revenues for the nine months ending June 30, 2000 of $3,984,208 for this line of business may not be indicative of n-Gen's future operating results. As a relatively young company in the new and rapidly changing market for education services, n-Gen faces numerous risks and uncertainties. Some of these risks relate to difficulties we may experience in our efforts to:


    - maintain and increase our school customer base;

    - implement an evolving and unproven business model;

    - compete favorably in a highly competitive market;

    - expand our service offerings;

    - attract, motivate and retain qualified employees;

    - access sufficient capital to support our growth;

    - build an infrastructure to effectively handle our growth; and

    - upgrade and enhance our technologies.

We may not be successful in addressing these risks. As a business with a limited operating history, if we fail to establish a profitable or viable business, compete effectively in our market, attract capital, attract qualified employees, build an adequate infrastructure or enhance our technologies, we may not obtain or maintain profitability.

    BECAUSE OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY, OUR COSTS AND EXPENSES WILL SIGNIFICANTLY PRECEDE OR EXCEED RELATED REVENUE. Because of our limited operating history and the emerging nature of the digital classroom environment, we may be unable to accurately forecast our revenues. The sales cycle for our market varies widely. Accordingly, it is difficult to predict the timing of particular sales, the rate at which technological classrooms will be implemented and/or the number of students who will utilize our technology. The cancellation or delay of even a small number of implementations could cause our revenues to fall short of projections. Since most of our costs are fixed and are based on anticipated revenue levels, small variations in the timing of revenue recognition could cause significant variations in operating results from quarter to quarter. Sales and operating results may fluctuate from quarter to quarter depending on:

    - our ability to successfully install classrooms;

    - the amount and timing of operating costs and capital expenditures relating to expansion of our business;

    - our introduction of new or enhanced services and products and similar introductions by n-Gen's competitors;

    - the budgetary cycles of educational institutions;

    - the seasonality inherent in the academic calendar;

    - our ability to upgrade and develop our systems and infrastructure;

    - our ability to attract, motivate, and retain personnel in a timely and effective manner;

    - technical difficulties in delivering our services;

    - governmental regulation; and

    - general economic conditions.


Failure by us to manage significant fluctuations in our operating results on a quarter-to-quarter basis may result in failure to meet our revenue projections, inadequate investment to support future revenues, or even failure to meet our fixed cost obligations.


    OUR LENGTHY SALES CYCLE IMPAIRS OUR ABILITY TO FORECAST THE TIMING AND AMOUNT OF SALES AND RESULTING REVENUE AND MAY CAUSE FINANCIAL RESULTS TO VARY SIGNIFICANTLY FROM PERIOD TO PERIOD. The sales cycle between initial customer contact and signing of a contract varies widely, reflecting differences in our customers' decision-making processes and budget cycles. Typically our customers are large institutions, where a decision to implement our technological concept may involve a cumbersome process, with multiple individuals and groups participating in the decision. Our customers typically conduct extensive and lengthy evaluations before committing to our system. Delays in the sales cycle can result from, among other things, changes in an institution's budget, the need for approval from both the customer's administration and faculty and the need to educate the customer as to the potential applications of and cost savings associated with our services. Generally, we have little or no control over these factors, which may cause a potential customer to favor a competitor's solution or to delay or forgo purchases altogether. As a result, we may not be able to forecast the timing and amount of specific sales and resulting revenue. The delay in, or failure to complete planned transactions which results from our lengthy sales cycle could cause our revenue to vary significantly from period to period.

    WE MAY FAIL TO MEET OUR CUSTOMERS' NEEDS WITH THE RESULT THAT WE MAY FAIL TO ACHIEVE SUFFICIENT SALES TO BECOME PROFITABLE. We must accurately determine the features and functionality required by educational institutions and students and design and implement technological learning solutions that meet those requirements in a timely and efficient manner. We may not be able to accurately determine customer requirements or deliver features and functions that will completely satisfy our customers' demands. Our failure to determine and address customer needs in a timely and efficient manner may result in failure to achieve sufficient sales revenues to obtain or maintain profitability.

    OUR MODEL OF TECHNOLOGICAL LEARNING MAY NOT BE BROADLY ACCEPTED WITH THE RESULT THAT OUR MODEL MAY NOT ATTRACT AND RETAIN SUFFICIENT BUSINESS FOR US TO BE PROFITABLE. Some academics and educators are opposed to our digital classrooms and software and their use in education in principle. They have expressed concerns regarding the perceived loss of control over the education process that can result from a digital environment. Some of these critics have the capacity to influence the market for our services. Their opposition could have a materially adverse impact on our business and financial results. Further, the growth and development of the market for digital classrooms and their use in long distance learning may prompt calls from some within the academic community for more stringent protection of intellectual property associated with course content. This may impose additional burdens on companies offering on-line learning. The adoption of any additional laws or regulations may impair our growth, which could result in our failure to attract and retain sufficient business for us to be profitable.

    WE MAY FAIL TO COMPETE EFFECTIVELY IN OUR HIGHLY COMPETITIVE MARKET TO PROVIDE TECHNOLOGICAL LEARNING SOLUTIONS AND ITS TECHNOLOGY. Our most intense competition is with the information technology departments in certain schools themselves. Such in-house information technology departments may seek to develop digital learning capabilities internally rather than using an outsourced provider. In addition, we face significant competition from a variety of companies including:

    - other companies which seek to offer a complete solution including software and services;

    - software companies with specific products for the education market;

    - systems integrators; and

    - hardware vendors.

Many such competitors are better capitalized and more well recognized firms. We may achieve insufficient market share to be profitable, if we fail to satisfactorily address the competitive pressures of our market.

    WE MAY LOSE SALES REVENUE AND MARKET SHARE, IF OUR KEY SERVICE PROVIDERS AND SUPPLIERS FAIL TO PROVIDE SUFFICIENT QUANTITIES OF QUALITY MERCHANDISE ON ACCEPTABLE COMMERCIAL TERMS. We depend upon a limited number of suppliers for some of our products. We also depend upon a limited number of service providers for delivery of our products. Vendors may stop selling merchandise to us and we may not be able to secure identical or comparable merchandise from alternative vendors in a timely manner or on acceptable terms. As a matter of prudent planning, we are required to anticipate that we may experience difficulty, from time to time, in obtaining sufficient quantities of one or more products, though no specific supply problems are currently foreseen. If our suppliers or service providers are unable to provide the products or services that we require or significantly increase their costs, this could impair our ability to deliver our products on a timely and profitable basis. If we cannot supply our products to consumers at acceptable prices, we may lose sales and market share as consumers make purchases elsewhere. Further, an increase in supply costs could increase operating losses beyond current expectations.

    IF WE FAIL TO MANAGE THE RAPID TECHNOLOGICAL CHANGE WHICH CHARACTERIZES OUR MARKET FOR LEARNING SOFTWARE AND SERVICES, WE MAY LOSE SALES AND MARKET SHARE. The market for our software and services is characterized by rapid technological change, changes in customer demands and evolving industry standards. The introduction of services embodying new technologies and the emergence of new industry standards can render existing services obsolete and unmarketable. To succeed, we must address the increasingly sophisticated needs of higher education by improving our software and services to keep pace with requirements. We may not be able to do so successfully. Our future success may depend on our ability to do the following:

    - Both license and internally develop leading technologies useful in our business;

    - Enhance our existing services;

    - Develop new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers; and

    - Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

    ANY SIGNIFICANT DECLINE IN STUDENT POPULATIONS OR DECREASE IN PER-STUDENT SCHOOL EXPENDITURES MAY PREVENT SUFFICIENT GROWTH IN OUR BUSINESS FOR US TO OBTAIN OR MAINTAIN PROFITABILITY. Our growth strategy and profitability depend upon growth in the student population and expenditures per student in public and private education. The level of student enrollment is largely a function of demographics, while expenditures per student are also affected by government budgets and the prevailing political and social attitudes towards education. A significant and sustained decline in student enrollment and/or expenditures per student could prevent our growth or reduce our sales volume below the level required for us to be profitable.

    WE MAY BE UNABLE TO MEET THE SECURITY NEEDS OF OUR MARKET, AND ANY RESULTING LOSS OF CUSTOMER CONFIDENCE IN OUR SECURITY MAY REDUCE OUR REVENUES. Our learning classrooms may be vulnerable to security risks. Our success depends on our ability to provide superior internal and external network security protection. Security risks of improper access may include pirating of course content, unauthorized disclosure of confidential information, and insertion of improper material into the content we provide to users. Further, we may not be able to prevent unauthorized disruptions whether caused unintentionally or caused by computer "hackers." These disruptions may harm our customers and result in liability to us. While every Internet-based e-commerce business must satisfy its customers that their credit, invoicing, delivery address and similar information is secure, our business is anticipated to be subject to especially high security requirements, associated with the orientation of our site toward youth consumer educational products and educational institutions. Our market involves persons who are in a protected class. Our market also involves persons and institutions that have been particular targets of focused activities of hackers and on-line criminals. Accordingly, our security needs should be considered substantial. Unfortunately, we are aware that site content has been altered and secure information compromised on many high security government web sites, weapons procurement sites, and law enforcement sites. Accordingly, we can offer no assurance that a hacker or criminal will not compromise the security of our site, or that neither we nor a third party service or content provider will employ an unsuitable individual who may compromise our security. We have acquired the use of a secure server, but we cannot prevent a breach of our security. A security breach may cause our customers to lose confidence in our security, and may result in lost sales, lost market share and declining revenues.

RISKS RELATING TO OUR E-COMMERCE BUSINESS

    OUR E-COMMERCE BUSINESS IS DIFFICULT TO EVALUATE, BECAUSE WE HAVE BEEN OPERATING UNDER OUR REVISED BUSINESS MODEL FOR LESS THAN NINE MONTHS. We have a very limited operating history upon which you can evaluate our e-commerce business. We have not launched our web site, nor have we begun selling educational products on-line. In November 1999, we began diverging our business model to on-line sales of educational products. From that period to the present, we have invested substantial resources to achieve a launch of our e-commerce web site in the fourth quarter of 2000.

    You must consider the challenges, risks and difficulties frequently encountered by early stage companies using new and unproven business models in new and rapidly evolving markets. Some of these challenges, which are even of greater magnitude in e-commerce markets, include:

    - Challenges relating to our ability to manage our supplier/distributor relationships;

    - Challenges relating to our ability to expand our customer base;

    - Challenges relating to our ability to continually upgrade the functionality and ease of use of our web site, while remaining "on-line;"

    - Challenges relating to our ability to develop and augment transaction-processing systems capable of managing a widely fluctuating and possibly quite large volume of transactions; and

    - Challenges relating to maintaining adequate inventory levels and shipment of product may limit our ability to meet the demands of our customers. Providing customers up to date information on the web site about products, orders, shipping status and delivery may present further challenges. We rely on our suppliers to provide adequate inventory levels, product availability, shipping of products and information about order status.

    WE MAY NOT BE ABLE TO RELY UPON THE THIRD PARTIES UPON WHICH WE DEPEND TO ADEQUATELY MANAGE EACH OF THE CRITICAL ISSUES RELEVANT TO OUR SUCCESS IN OUR E-COMMERCE STRATEGY. Management of each of the challenges listed above, upon which we depend for success in our e-commerce strategy, depends on performance by third party service providers, third party software providers, and third party fulfillment infrastructure providers. Each of our third party providers is itself in the process of evolving to develop greater capability to address our e-commerce initiatives and those of other businesses. Innovation in the Internet based e-commerce business is crucial to the success of our strategy. We have elected to enter into critical business relationships with providers whom we believe to be capable and inventive, regardless of their inexperience or lack of long-term business success. While we depend upon such third parties to handle critical issues in our e-commerce business, we would have little recourse and few alternative remedies were any such third party fail to perform in a timely or effective manner.

    WE EXPECT TO EXPERIENCE CONTINUING AND INCREASING OPERATING LOSSES IN OUR E-COMMERCE BUSINESS, AND WE CANNOT BE CERTAIN THAT OUR BUSINESS STRATEGY WILL BE SUCCESSFUL OR THAT WE WILL SUCCESSFULLY ADDRESS THESE AND OTHER CHALLENGES, RISKS AND UNCERTAINTIES. We expect operating losses and negative cash flow to continue for the foreseeable future. We anticipate our losses will increase significantly from current levels, because we expect to incur significant additional costs and expenses related to:

    - brand development, advertising, marketing and promotional activities, including product discounts;

    - expansion of our supplier/distributor relationships;

    - continued development of our web site, transaction-processing systems, fulfillment capabilities and network infrastructure;

    - expansion of our product offerings and web site content; and

    - employment of additional personnel as our business expands.

    MARKETING COSTS REQUIRED TO ATTRACT ON-LINE CUSTOMERS MAY EXCEED LEVELS WHICH PERMIT US TO BECOME PROFITABLE. Our ability to become profitable depends on our ability to generate and sustain substantially higher revenue, while maintaining reasonable expense levels. To achieve higher revenues, we intend to increase significantly our spending on marketing and promotional activities. These advertising and marketing efforts may not be effective in converting a large number of customers from traditional shopping methods to on-line shopping for educational products and services or effective in attracting on-line customers to our web site. In addition, we are obligated to pay commissions, based on a percentage of revenue achieved as a result of click-throughs, to companies with which we have on-line marketing relationships. Our on-line marketing relationships will initially be at a higher per-unit cost while our volumes are small, but will be at a lower per unit cost when volumes increase. As is ordinarily the case with on-line marketing relationships, our advertisements and marketing opportunities may be cut, or even eliminated, if our marketing relationship partner does not achieve revenue goals out of the relationship.

    WE MAY SELECT ON-LINE MARKETING RELATIONSHIPS WITH PARTIES FROM WHICH OUR SITE DERIVES INSIGNIFICANT TRAFFIC. Our strategy to establish on-line marketing relationships is to focus on sites and opportunities where we are likely to be noticed by parents and educators. Many of these sites are themselves in the development stage or may currently have only limited functionality and relatively low numbers of site visits. Accordingly, our click-throughs from such sites may be limited, and may not justify the cost of our continued presence in the site, either from the host's standpoint, or ours.

    OUR MARKETING STRATEGY TO OFFER VOLUME-BASED PREMIUMS AND BENEFITS TO SCHOOLS AND SCHOOL-BASED ORGANIZATIONS MAY NOT SUCCEED. We intend to permit schools and school-based organizations to earn credits for future purchases, based upon the volume of transactions resulting from their referrals. After expending substantial effort to develop the software protocols to implement this program, we recently learned that several other on-line retailers have begun implementing marketing strategies which seek referral based customers through school based organizations, and offer products and cash to school based organizations based upon the volume of referral business. At least one of these programs has been announced through parent mailers sponsored by parent organizations in technologically proficient neighborhoods. Although we are not aware of any other educational products enterprise currently using a marketing strategy, such as ours, which awards volume based premiums and benefits schools, there can be no assurance that our competitors will not employ such a strategy, or even achieve first mover status in this marketing category.

    WE MAY NOT BE ABLE TO RAPIDLY ATTRACT A HIGH VOLUME OF CUSTOMER BUSINESS TO OUR E-COMMERCE SITE, WHICH WOULD INHIBIT OUR REVENUE GROWTH. If we do not attract, service and retain a high volume of on-line customers at a reasonable cost, we will not be able to generate our revenues or achieve profitability. Although we intend to increase significantly our expenditures for marketing and promotional activities, these efforts may not be effective in converting a large number of customers from traditional shopping methods to on-line shopping for educational products and services or attracting on-line customers to our web site. We do not know if the forms of marketing and promotional activities that we intend to implement will have the desired result. Even if we are successful at attracting additional on-line customers to our web site, we cannot predict whether their per visit expenditures will be sufficient to meet our costs. Even if we attract sufficient numbers of customers, and their order volume becomes substantial, we expect it will take several years to adequately build our customer base for long-term success. Factors that could prevent us from attracting and retaining customers include:

    - Lack of customer awareness of our web site;

    - Customer concern about the security of on-line transactions and privacy of information that customers supply;

    - Shipping charges which are invisible to the consumer, when shopping at traditional stores;

    - Longer delivery times associated with Internet orders, as compared to the immediate receipt of products at a traditional store;

    - Pricing that does not meet customer expectations or prices offered by our competitors;

    - Product damage from shipping and improper shipments arising from incorrectly filled orders;

    - Delayed response to customer service requests; and

    - Difficulty in returning or exchanging orders.

    BECAUSE OUR MARKET IS SEASONAL, OUR OPERATING RESULTS MAY FLUCTUATE FROM QUARTER TO QUARTER WITH THE RESULT THAT OUR REVENUES MAY NOT MEET EXPENSES FOR THE PERIODS IN WHICH A DECLINE IN SALES OCCURS. The market for educational books, and technology products, and software is highly seasonal due to the academic calendar and holiday season. In addition, Internet usage generally declines in the summer. Accordingly, we expect to experience significant seasonal fluctuations in our revenue. Excessive costs per unit sold by our suppliers may result from excess capacity, but lost sales and reputation may result from insufficient capacity. If for any reason our revenue is below expectations, our annual operating results would be adversely affected.

    Our limited operations during last year's holiday season provide us with no meaningful comparative data indicating the volume or timing of holiday orders. We may not accurately predict appropriate inventory levels or staffing needs. In the future, our seasonal sales patterns may become more pronounced, may strain our personnel and fulfillment relationships and may cause a shortfall in revenue as compared to expenses in a given period. These seasonal fluctuations in operating results may limit our ability to match capacity to sales volume, result in higher per unit costs and reduce profitability.

    OUR ON-LINE ADVERTISING OPPORTUNITIES MAY BE ADVERSELY AFFECTED BY THE SEASONALITY OF OUR BUSINESS. The seasonality of our business may cause our on-line advertising opportunities to be severely limited as a result of the decreased volume of click-through activity during our off-season. Typically, Internet portals and sites with substantial site-visit volume sell advertising to on-line merchants on the basis of a fee per click-through, plus a percentage of participation in the resulting sales revenue. During our off-season, such click-throughs and sales-based revenue will be diminished. Successful advertising sites ordinarily re-shuffle their advertising openings every month, or every quarter, to seek increasing revenues from the finite number of click-through buttons and banners reasonably available on the site. Any business, such as ours, which is markedly seasonal is at a serious disadvantage, not only during the off-season, but even during its busy periods, in its competition to obtain valuable advertising slots. We also face serious problems in accessing advertising opportunities as a result of the coincidence of our busy period with that of many other businesses which accordingly seek on-line advertising slots on a seasonal basis.

    MANUFACTURERS MAY MARKET DIRECTLY TO OUR CUSTOMERS ON THE INTERNET AT COSTS BELOW OUR ABILITY TO COMPETE. Our Internet based e-commerce business strategy involves on-line re-intermediation, in the sense that we are offering our on-line market as an alternative to the retail marketplaces where our customers have traditionally purchased educational products. Accordingly, to a certain extent, we depend upon alteration of traditional habits regarding acquisition of educational products. However, some analysts suggest that the Internet will result in a complete dis-intermediation, whereby customers directly access manufactured goods from the manufacturer, without use of any intermediary. Although most manufacturers, including those which manufacture the educational products which we market, do not offer their goods for sale in sufficiently small quantities to directly market to the consumer, some manufacturers have begun to engage in direct marketing, using the Internet to attract customers. Should educational products manufacturers directly compete with us in offering consumer quantities of their products on the Internet, their pricing structure may limit or eliminate our ability to compete effectively in this market.

    IF WE ARE UNABLE TO RETAIN OR ACQUIRE THE NECESSARY DOMAIN NAMES, OUR BRAND AND REPUTATION COULD BE DAMAGED AND WE COULD LOSE CUSTOMERS. We currently hold the Web domain name Learningwire.com-TM- as well as several other variations of this domain name. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. In the United States, the National Science Foundation has appointed Network Solutions, Inc., and recently several others, as the current registrars for the ".com," ".net," and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. In addition, other parties hold domain names that are similar to ours and any confusion of our web site with another party's could diminish our brand.

    WE MAY FAIL TO COMPETE EFFECTIVELY IN OUR MARKET. The on-line market for educational products is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new web sites at a relatively low cost. In addition, the markets for books, and software in general, including those for educational products, are very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

    Our competitors can be divided into several groups, including:

    - mass market retail chains;

    - mass market book sellers, toy stores and computer hardware and software stores;

    - traditional regional or local bookstores, toy stores and computer and software stores;

    - on-line book sellers, toy sellers and computer software sellers; and

    - educational catalog distributors.

    Many of our current and potential competitors have or may have, longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Many of these current and potential competitors can devote substantially greater resources to marketing and promotional campaigns and web site and systems development than are available to us. Their financial strength could prevent us from increasing market share. In addition, larger, more well-established and more well-financed entities are acquiring, investing in and forming joint ventures with on-line competitors and publishers or suppliers of educational books, toys and games, and software, as the use of the Internet increases.

    Our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than are available to us. Traditional store-based retailers also enable customers to see, feel and return products in a manner that is not possible over the Internet. Some of our competitors have significantly greater experience in selling educational products.

    Our strategy to achieve market share is based in part upon our reputation with educational institutions, but our reputation may not be easily transferable to the on-line educational product marketplace. Many of the institutions with which we have worked have little influence upon the on-line market choices of their participants whom we seek as customers. Additionally, within the institutions we have served there may be little awareness of our identity outside the information technology department, facilities department or purchasing department.

    WE MAY NOT ACHIEVE "FIRST MOVER" STATUS, AND IN SUCH EVENT WE WOULD FORFEIT THE PERCEIVED MARKET ADVANTAGE OF "FIRST MOVER" STATUS IN ESTABLISHING SIGNIFICANT MARKET SHARE. Analysts of Internet based e-commerce businesses have told us that "first mover" status is critical to achieve the high volume of traffic and brand identification which marks successful Internet based businesses. First mover status results from being the first business in a specific on-line market, which provides the functionality, ease of use and product access required by customers. We are not aware of any other on-line business which has achieved "first mover" status or market dominance in the on-line market we seek to enter. However, several competitors in the educational product market are currently seeking entry to the on-line market, and more may attempt to go on-line prior to our launch. Should any of these alternatives achieve first mover dominance before we launch our on-line service or before our on-line service establishes a reputation as first mover, an important market advantage will have been forfeited and we may be handicapped in our future ability to compete for market share.

    WE MAY NOT ACHIEVE THE NECESSARY OPERATIONAL CAPABILITIES TO GO ON-LINE WITH A CAPABILITY TO EFFECT INTERNET BASED E-COMMERCE TRANSACTIONS. We have expended substantial resources to achieve an Internet based business capable of effecting on-line transactions to sell educational products. However, an element of uncertainty remains regarding our ability to actually go on-line with this business. There are many anecdotes regarding businesses which were either unable to "go live," or which were required to expend substantial additional sums to achieve on-line operational protocols which actually permitted effective commercial use of their sites. Until we "go live," in the fourth quarter of 2000, significant uncertainty will remain regarding the operational capabilities which we are building into our site.

    WE MAY BE UNABLE TO STRIKE AN ATTRACTIVE BALANCE BETWEEN INNOVATION AND PREDICTABILITY, TO ATTRACT CUSTOMERS AND REPEAT VISITS TO OUR SITE. Our success as an Internet-based e-commerce business will depend upon our having what is referred to as a "sticky site," which is a site to which customers will return to make purchases again and again. The "stickiness" of our site may depend upon ease of use, availability of significant breadth of inventory, advantageous pricing, and useful non-commercial content. The "stickiness" of our site will also depend upon whether we strike the right balance between innovation and predictability which will keep our site "fresh" to repeat customers, and yet permit them to conduct transactions in a predictable fashion.

    HIGH QUALITY INTERNET SITE CONTENT MAY BE UNAVAILABLE OR VERY COSTLY. The "stickiness" of our web site may depend, in part, on our ability to make high quality education content available on our site. Use of site content, as a means to attract repeat customers to a web site and to build on-line purchasing communities, is a strategy which has been employed by medical product sites, with varying degrees of success. The experience of medical product sites suggests that content may become progressively more expensive, as the consumers using a site require ever-increasing professional credentials for site content providers. Many medical product sites have entered into site content agreements with well-known professionals, universities and research centers, all of which require substantial payments, including cash and securities of the Internet-based business. In addition, many of the content provider relationships require that the product sales site offer below market advertisement opportunities for the other businesses, for-profit web sites and not-for-profit web sites of the content providers. These developments have not occurred in our educational product business. However, both medicine and education are areas where professional credentials of information providers are of great significance to consumers. Accordingly, content providers for our educational product site may demand increasing financial benefits from the relationship, as we develop our business. Any inability to meet the demands of content providers may diminish our brand, and adversely affect our relative ability to compete effectively in our market.

    WE WILL BE REQUIRED TO UNDERGO RISKY AND COSTLY INNOVATIONS TO ACCOMMODATE ONGOING CHANGES IN THE MANNER IN WHICH INTERNET BASED BUSINESS TRANSACTIONS ARE CONDUCTED. Fast-paced, ongoing development of the Web infrastructure, and rapid change in the manner in which on-line transactions are effected, will result in ever evolving requirements to introduce new elements and functionalities to our site protocols. These developments, in conjunction with our use of third party service providers, will involve substantial financial investment, intellectual capital and Internet business management skills. Such financial investment, intellectual capital and Internet business management skills may be unavailable to us, unless we have achieved a degree of success in our business model, which cannot currently be predicted. In addition, assuming that we have established effective on-line operational protocols, each innovation which we adopt will involve a degree of risk that a portion or all of our then existing Web capability will not satisfactorily interact with the innovation. To maintain our Web presence, once we "go live," we will be required to effect such innovations without "going dark." In short, we must become able to make substantial and wide-ranging changes in the hardware, software, internal protocol and external environment of our Internet-based e-commerce business, while remaining available for on-line purchases by our customers.

RISKS RELATED TO THE INTERNET INDUSTRY

    IF THE INTERNET INDUSTRY FAILS TO SUBSTANTIALLY IMPROVE RELIABILITY, SPEED, DATA CAPACITY AND SECURITY OF THE WEB INFRASTRUCTURE, OUR E-COMMERCE SALES MAY FAIL TO ACHIEVE SUFFICIENT VOLUME FOR US TO OBTAIN OR MAINTAIN
PROFITABILITY. Our success depends, in large part, upon the maintenance of the Web infrastructure as a reliable network with the speed, data capacity, and security demanded by consumers. We depend as well on timely development of enabling products such as high speed modems, to provide reliable Web access and services. In addition, our Internet based business will depend upon improved content generally available on the Web, as well as on our site. Currently, Internet access is exciting, but involves significant frustration for most consumers. Unless there are substantial improvements in reliability and ease of access, Internet based business generally, and our business in particular, will not achieve our goals.

    OUR BUSINESS MAY EXPERIENCE RISKS ASSOCIATED WITH INCREASED VOLUME OF WEB-BASED OPERATIONS AND THE CHANGES IN THE STRUCTURE OF THE WEB RESULTING FROM INCREASED VOLUME. We depend on a single company to maintain the operational integrity of our network backbone. Increases in the number of users, frequency of use or bandwidth requirements may strain the Web infrastructure and degrade the performance and reliability of the Web. Furthermore, the Web has experienced a variety of outages and delays as a result of damage to portions of its infrastructure. Future outages or delays could adversely affect our on-line campuses, as well as our e-commerce business.

    RESOLUTION OF LEGAL ISSUES INVOLVING REGULATION OF E-COMMERCE AND INTERNET BASED BUSINESS ACTIVITIES MAY LIMIT OUR ABILITY TO BECOME PROFITABLE. Critical issues concerning the commercial use and government regulation of the Internet (including security, cost, ease of use, access, intellectual property ownership and other legal liability issues) remain unresolved and could materially and adversely impact the growth of the Internet and our business and financial results. A continued atmosphere of uncertainty regarding intellectual property rights on the Web may inhibit the willingness of participants to make the substantial investments required to enhance reliability, security and ease of use of both the Web generally, and e-commerce sites such as ours in particular. On the other hand, further development of Web infrastructure and intellectual property law governing Internet access may result in further requirements to obtain intellectual property rights to operate a viable Internet based business. The costs to obtain such rights may adversely affect our ability to become profitable.

    COSTS AND COMPETITIVE DISADVANTAGES ASSOCIATED WITH CONNECTIVITY WITH MAJOR INTERNET SERVICE PROVIDERS MAY IMPAIR OUR DEVELOPMENT. Popular and powerful Internet service providers, web-browsers, network access companies and portal operations, such as America Online, Yahoo, Lycos and Microsoft, may promote our competitors or charge us a substantial fee for promotion and for connection to our web site. Either of these developments, in which Internet service providers burden commerce by imposition of a "toll," may reduce the margins at which we can market our products and services below the level at which our business can obtain or maintain profitability.

    OUR BUSINESS IS SUBJECT TO GOVERNMENT REGULATION OF THE INTERNET AND OTHER LEGAL UNCERTAINTIES, WHICH COULD NEGATIVELY IMPACT OUR OPERATIONS. Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The United States Congress recently enacted Internet laws, including laws relating to children's privacy, the transmission of sexually explicit material and taxation of Internet-based enterprises. As directed by Congress in the Children's Online Privacy Protection Act, also know as COPPA, the Federal Trade Commission recently adopted regulations, effective April 21, 2000, prohibiting unfair and deceptive acts and practices in connection with the collection and use of personal information from children under 13 years old on the Internet.

    In addition, the European Union recently enacted its own privacy regulations. The European Union Directive on the Protection of Personal Data, which became effective in October 1998, fosters electronic commerce by establishing a stable framework to ensure both a high level of protection for private individuals and the free movement of personal data within the European Union. The EU and the U.S. Department of Commerce are currently negotiating an agreement under which the privacy policies of American businesses may be deemed to be adequate under the EU Directive. Until such time as an agreement is reached, the EU has voluntarily agreed to a moratorium on enforcement of the EU Directive against U.S. businesses. Although n-Gen received less than 1% of revenues from outside of the United States in the nine months ended
September 30, 1999, the European legislation and its adoption via any agreement could adversely affect our ability to expand our sales efforts to Europe by limiting how information about us can be sent over the Internet in the EU and limiting our efforts to collect information from European users.

    The U.S. Omnibus Appropriations Act of 1998 places a moratorium on taxes levied on Internet access from October 1, 1998 to October 21, 2001. However, states may place taxes on Internet access, if taxes had already been generally imposed and actually enforced prior to October 1, 1998. States which can show they enforced Internet access taxes prior to October 1, 1998 and states after October 21, 2001 may be able to levy taxes on Internet access resulting in increased cost of access to the Internet. Upon any increase in cost of access, assuming an efficient market with non-Internet sales channels, we will be required to reduce prices, perhaps below the level at which our business can be profitable.

    The laws governing the use of the Internet, in general, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. In addition, the growth and development of the market for on-line commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad. This occurrence may impose additional burdens on companies conducting business on-line by limiting how information can flow over the Internet and the type of information that can flow over the Internet. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business. Because we receive a significant amount of orders as a result of e-mail advertising, new regulations affecting the use of unsolicited e-mail advertising would impair our marketing efforts.

    OUR REVENUES COULD DECREASE IF WE BECOME SUBJECT TO SALES AND OTHER
TAXES. We do not currently collect sales or other similar taxes for physical shipments of goods into states. However, one or more local, state, federal or foreign jurisdictions may seek to impose sales tax collection obligations on us. A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium expires, some type of federal and/or state taxes may be imposed upon Internet commerce. The moratorium is presently scheduled to expire on October 20, 2001. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect our opportunity to derive financial benefit from such activities. If one or more states or any foreign country successfully asserts that we should collect sales or other taxes on a sale of products or services, we may have liability for taxes not collected in prior periods. Taxes on sales of our products or services may require us to reduce our prices, to maintain competitive after tax prices for our customers, and the resulting loss in revenues may reduce our profitability.

RISKS RELATING TO OUR COMPANY

    WE DEPEND UPON OUR KEY PERSONNEL AND MAY EXPERIENCE DIFFICULTY ATTRACTING AND RETAINING KEY EMPLOYEES. Our success depends on the continued service of our key management personnel, including Robert Arnold, Michael Schranz, Gary Nelson, Dean Myers and Joseph Ford. Currently, only Messrs. Nelson and Myers have entered into written employment agreements with us. At this time, we do not carry life insurance policies on any of our key management personnel. The loss of services from one or more of these persons would have a material adverse effect on our business, operations and financial results. Our success also depends on our ability to attract, motivate and retain highly-skilled managerial, sales, marketing, customer service and support and technology development personnel. Competition for such personnel in our business is intense. Any significant success which we achieve as an Internet-based e-commerce business will only enhance the reputation of and alternatives available to our key personnel in that segment of our business. Currently, e-commerce personnel are in very high demand, and receive frequent offers of alternative employment, with salaries, stock options and other benefits, which we may not be able to match. We may not be able to retain our key employees or attract, motivate and retain additional key employees in the future. Our failure to retain these key employees, or failure to attract new technically proficient managers as our needs arise would entail significant additional employment costs, and management personnel changes may result in management strategy shifts which may diminish our ability to achieve profitability.

    WE MAY NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS, OR AT ALL. We may need to raise additional funds in the future to fund our operations, to finance the investments in equipment and corporate infrastructure that we will need for our expansion, to enhance or expand the range of services we offer or to respond to competitive pressures or perceived opportunities, such as investment, acquisition and expansion activities. Additional financing may not be available on terms favorable to us, or at all. Moreover, we may only be able to obtain adequate funds in the future by offering securities with rights senior to or more favorable than the Securities offered in this offering. If adequate funds are not available when required or adequate funds are not available on acceptable terms, we may be unable to take advantage of opportunities, or perhaps remain viable.

    BECAUSE OUR OFFICERS AND DIRECTORS ARE PROTECTED BY LIMITATION OF THEIR LIABILITY TO US AND TO YOU, AND BY THEIR INDEMNIFICATION, UNDER OUR CERTIFICATE OF INCORPORATION, THEY ARE NOT LIABLE TO YOU FOR LOSSES AND LIABILITIES RESULTING FROM THEIR MANAGERIAL ACTS. Our officers and directors are required to exercise good faith and high integrity in the management of our affairs. The certificate of incorporation and bylaws provide, however, that the officers and directors have no liability to the shareholders for losses sustained or liabilities incurred arising from any transactions entered into in their managerial capacities, unless they violate their duty of loyalty, do not act in good faith, engage in intentional misconduct, engage in a knowing violation of the law, approve an improper dividend or stock repurchase or derive an improper benefit from the transaction. As a result, we and you have a more limited right to action than would have been available, if such provisions were not present. The certificate of incorporation and bylaws also provide for the indemnification by us of the officers and directors, against any losses or liabilities they may incur as a result of the manner in which they operated our business or conducted our internal affairs, provided that in connection with these activities they acted in good faith and in a manner which they reasonably believed to be consistent with (or at least, not against) our best interest, and their conduct did not constitute gross negligence, misconduct or a breach of their fiduciary obligations to us or you.

    WE DO NOT ANTICIPATE PAYMENT OF DIVIDENDS, AND INVESTORS WILL BE WHOLLY DEPENDENT UPON THE MARKET FOR THE COMMON STOCK TO REALIZE ECONOMIC BENEFIT FROM THEIR INVESTMENT. As holders of our securities, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus. We do not expect to have surplus available for declaration of dividends in the foreseeable future. Indeed, there is no assurance that such a surplus will ever materialize to permit payment of dividends to you as holders of the Securities. The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

    OUR BUSINESS AND OPERATIONS MAY SUBJECT US TO LIABILITY, FOR WHICH OUR INSURANCE MAY BE INSUFFICIENT. We provide training and related services to our customers in connection with our technology, products and systems. We also provide educational products to be used by children, a class of potential plaintiffs accorded greater than usual solicitude by the courts. We therefore may be exposed to the substantial risk of significant liability for injury. We maintain quality control programs in an attempt to reduce the risk of potential injuries, damage to individual interests, and any associated potential liability. We also maintain liability insurance, with the limits of $1,000,000 per loss event and $6,000,000 for the policy aggregate, covering damages resulting from negligent acts, errors, mistakes or omissions in rendering or failing to render our services or liability arising from use or misuse of our products. As with any insurance policy, we may suffer a loss which is not a covered loss under the policy, or which exceeds the policy limits. We are not a party to any legal proceedings and, to the best of our information, knowledge and belief, none is contemplated or has been threatened.

    AFTER THIS OFFERING, OUR EXECUTIVE OFFICERS, DIRECTORS AND 5% OR GREATER STOCKHOLDERS WILL STILL CONTROL ALL MATTERS REQUIRING A STOCKHOLDER
VOTE. Currently, our existing officers, directors and 5% or greater stockholders (and their affiliates) in the aggregate, beneficially own approximately 82.3% of our outstanding stock. Upon consummation of this offering, this group will continue to own approximately 64.8% of our outstanding stock. As a result, such persons, acting together, will have the ability to control the vote on all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership among a small number of our stockholders may have the effect of delaying, deferring or preventing a change in control.

RISKS RELATING TO OUR OFFERING


    NEW INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION. Investors participating in the initial public offering will incur an immediate, substantial dilution of $4.21 in the net tangible book value per share of the common stock from the initial public offering price of $5.00 per share. Furthermore, to the extent that we issue additional shares of our common stock pursuant to acquisitions or our strategic relationships, or issue options or warrants to purchase our common stock, these options, when exercised, will result in further dilution. For more information, see "Dilution."


    OUR MANAGEMENT WILL HAVE BROAD DISCRETION OVER THE USE OF PROCEEDS. Our board of directors and management team will have significant flexibility in applying the net proceeds of this offering. We currently intend to use the net proceeds from this offering for the following:

    - to fund operating losses;

    - expansion of our operations;

    - advertising and brand promotion;

    - operate and maintain our web site;

    - content development; and

    - working capital and other general corporate purposes.

The failure of our management team to apply such funds effectively could have a material adverse effect on our business, financial condition and results of operations. See "Use of Proceeds" and "Management."


    THE WARRANTS OFFERED FOR SALE IN THIS OFFERING MAY BE REDEEMED AT $.05 PER WARRANT UNDER CERTAIN CONDITIONS AND THERE MAY BE NO MARKET FOR THE WARRANTS, OR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS, IN CERTAIN JURISDICTIONS WHERE WE FAIL TO QUALIFY OUR SECURITIES FOR SALE. The warrants are redeemable by n-Gen for $.05 per warrant, if the closing bid price for our common stock equals or exceeds $10.00 per share during the thirty (30) consecutive trading day period ending no more than fifteen (15) days prior to the mailing of the notice of redemption, provided there is then a current effective registration statement under the Securities Act, for the common stock issuable upon the exercise of the warrants. Warrant redemption during the one-year period from the date of this prospectus requires the underwriter's consent. We cannot issue common stock upon exercise of the warrants in those states where state securities laws exemptions are unavailable or we have failed to qualify the common stock issuable upon exercise of the warrants. If the warrants cannot be exercised or sold in a state, the warrants will expire and have no value. The market for the warrants may be limited by the requirement to comply with such legal requirements.


    NASDAQ HAS CERTAIN MARKET ELIGIBILITY AND MAINTENANCE REQUIREMENTS TO MAINTAIN OUR ELIGIBILITY FOR INCLUSION ON THE NASDAQ SMALLCAP MARKET(SM), WHICH WE MAY NOT BE ABLE TO SUSTAIN, WITH THE CONSEQUENCE THAT THE COMMON STOCK, UPON ANY SUCH FAILURE, MAY BE TRADED ONLY OVER-THE-COUNTER OR ON THE BULLETIN BOARD, AND BROKERS MAY BE REQUIRED TO COMPLY WITH "PENNY STOCK" TRADING
RESTRICTIONS. Under the current rules relating to the listing of securities on the Nasdaq SmallCap Market(SM), we must have:

    - at least $4,000,000 in net tangible assets, or $750,000 in net income in two of the last three years, or a market capitalization of at least $50,000,000;

    - public float of at least 1,000,000 shares;

    - market value of public float of at least $5,000,000; and

    - a minimum bid price of $4.00 per share, among other requirements.

    For a continued listing, a company must maintain:

    - at least $2,000,000 in net tangible assets, or $500,000 in net income in two of the last three years, or a market capitalization of at least $35,000,000;

    - public float of at least 500,000 shares;

    - market value of public float of at least $1,000,000; and

    - a minimum bid price of $1.00 per share among other requirements.

    Our common stock and the warrants are expected to be eligible for initial listing on the Nasdaq SmallCap Market(SM), under the current rules upon the closing of this offering. If at any time after issuance, the common stock and warrants are not listed on the Nasdaq SmallCap Market(SM), and no other exclusion from the definition of a "penny stock" under the Exchange Act were available, transactions in the securities would become subject to the penny stock regulations which impose additional sales practice requirements on broker-dealers who offer and sell penny stocks.

    If we should experience losses from operations, we may be unable to maintain the standards for a continued listing and the securities may be subject to delisting from the Nasdaq SmallCap Market(SM). Trading, if any, in the Securities would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap Market(SM) listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of our securities.

    SHOULD WE FAIL TO MAINTAIN NASDAQ SMALLCAP MARKET(SM) ELIGIBILITY AND THE COMMON STOCK IS THEREAFTER TRADED ONLY IN THE OVER-THE-COUNTER MARKET OR BULLETIN BOARD, LIQUIDITY IN THE COMMON STOCK MAY BE SEVERELY LIMITED. Stocks in the over-the-counter, bulletin board or "pink sheet" market ordinarily have much lower trading volume than in the Nasdaq SmallCap Market(SM). Very few market makers take interest in securities traded over-the-counter, and accordingly the market for such securities are less orderly than is usual for Nasdaq SmallCap Market(SM) stocks. As a result of the low trading volumes ordinarily obtained in over-the-counter markets, sales of common stock or warrants in any significant amount could not be absorbed without a dramatic reduction in price. Moreover, thinly traded securities in the over-the-counter markets are more susceptible to trading manipulations than is ordinarily the case for more actively traded securities.

    IF OUR COMMON STOCK BECOMES SUBJECT TO "PENNY STOCK" REGULATIONS, SECURITIES AND EXCHANGE COMMISSION REGULATIONS MAY IMPOSE SIGNIFICANT LIMITATIONS ON THE ABILITY OF BROKER DEALERS TO ENTER TRADES IN OUR COMMON STOCKS. The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security which has a market price less than $5.00 per share, subject to certain exceptions. Upon authorization of the common stock offered hereby for quotation, such securities will initially be exempt from the definition of "penny stock." After the effectiveness of the offering, the common stock will be exempt from the "penny stock" definition, for so long as the common stock is quoted on the Nasdaq SmallCap Market(SM), which offers "real time" transaction information. In addition, our common stock will be excluded from the "penny stock" definition, based upon our net tangible assets when our net tangible assets exceed $5 million, or after three (3) years of continuing operations when our net tangible assets exceed $2 million. Net tangible book value on the closing date is anticipated to be approximately $6.4 million. If the common stock falls within the definition of a "penny stock" following the effective date, our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.


    THE OFFERING PRICE FOR OUR SECURITIES DOES NOT NECESSARILY BEAR ANY RELATIONSHIP TO OUR ASSETS, BOOK VALUE, EARNINGS OR OTHER ESTABLISHED CRITERIA OF VALUE. There has been no prior public market for our securities. The price to the public of the Securities offered hereby has been determined by negotiations between us and the underwriter. Among factors considered in determining the offering prices were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, our development and the general condition of the securities market at the time of this offering. The offering prices for the securities does not necessarily bear any relationship to our assets, earnings, book value or any other recognized criteria of value. The offering price of $5.00 per share is substantially in excess of our net tangible book value of $(.19) per share, and in excess of the price received by n-Gen for shares sold in prior recent securities transactions.


    WE ARE REQUIRED TO KEEP OUR PROSPECTUS AND STATE BLUE SKY REGISTRATIONS CURRENT, AND ANY FAILURE BY US TO DO SO MAY LIMIT YOUR ABILITY TO TRADE OUR SECURITIES. We will be able to issue shares of our common stock upon the exercise of the warrants and the common stock underwriter's warrants, only if:

    - there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Securities and Exchange Commission; and

    - such common stock is then qualified for sale or exempt from the requirement to be so qualified, under applicable state securities laws of the jurisdictions in which the various holders of warrants reside.

Although we intend to maintain a current registration statement, there can be no assurance that we will be successful in maintaining a current registration statement.

    After our registration statement becomes effective, we will be required to file a post-effective amendment, if facts or events occur which represent a material change in the information contained in the registration statement. We intend to qualify the sale of the warrants in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") laws may permit the warrants to be transferred to purchasers in states other than those in which the warrants were initially qualified. Qualification for the exercise of the warrants in the states is essential for the establishment of a trading market in the Securities. We can make no assurances that we will be able to qualify our Securities in any state. We will be prevented, however, from issuing common stock upon exercise of the warrants in those states where exemptions are unavailable and we have failed to qualify, or maintain qualification of, the common stock issuable upon exercise of the warrants. We may decide not to seek, or may not be able to obtain or maintain qualification of the issuance of such common stock in all of the states in which the ultimate purchasers of the warrants reside. In such a case, the warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold.

    NO MARKET CURRENTLY EXISTS FOR OUR SECURITIES, AND NONE MAY DEVELOP FOLLOWING THIS OFFERING. No prior market exists for the Securities being offered in this prospectus. Further, although we intend to apply for inclusion of the common stock for quotation on the Nasdaq SmallCap Market(SM), no assurance can be given that a stable, actively trading market in the common stock will develop subsequent to this offering. Although it is anticipated that market makers will enroll as such in respect of the common stock, in connection with our Nasdaq SmallCap Market(SM) application, there can be no assurance that such market makers will continue indefinitely to act as such in respect of the common stock, nor that their continued presence will stimulate active trading in the common stock. Were such market-makers to cease to serve as such and not be replaced, our common stock may be delisted from the Nasdaq SmallCap Market.

    IN THE PAST, RELATED PARTY TRANSACTIONS WERE APPROVED BY LESS THAN A MAJORITY OF INDEPENDENT DIRECTORS, AND IT IS POSSIBLE SUCH TRANSACTIONS WERE LESS FAVORABLE TO THE COMPANY THAN THIRD PARTY TRANSACTIONS. As noted in this prospectus we have, in the past, entered into related party transactions with certain officers, directors and affiliates. In addition, we currently rent our corporate office space from One Capital Corporation, an affiliated entity and have reimbursed them for costs advanced on our behalf. This arrangement was only ratified by Dave Clem, an independent director. We now have Mr. Stephen K. Smith on our board of directors who is an independent director and all future transactions of this nature are required will have to be approved by both of our independent directors, currently Messrs. Clem and Smith.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus and in our periodic filings with the Commission constitute forward-looking statements. These statements involve risks known to us, significant uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things those listed under "Risk Factors" and elsewhere in this prospectus.

    In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

              HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

    We will receive estimated net proceeds of $6,884,000 from the sale in this offering of 1,600,000 shares of common stock and warrants at an initial public offering price of $5.00 per share and $.125 per warrant after deducting expenses of the offering. If the underwriters' over-allotment option is exercised in full, we will receive net proceeds of $7,954,000.

    We intend to use the proceeds as follows:

Development of our web site and e-commerce business.......  $2,400,000     34.9%

Expansion of our sales and marketing capabilities.........   1,200,000     17.4%

Potential acquisitions....................................   1,800,000     26.1%

Working capital and general corporation purposes..........   1,484,000     21.6%
                                                            ----------     ----

    Total.................................................  $6,884,000      100%
                                                            ==========     ====

    Although we may use a portion of the net proceeds to acquire technology or businesses that are complementary to our business, we currently have no commitments or agreements for such acquisitions and are not involved in negotiations regarding any acquisitions. Pending use of the net proceeds for the above purposes, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

                                DIVIDEND POLICY

    We currently intend to retain all future earnings, if any, for funding our growth and, therefore, do not expect to pay any dividends in the foreseeable future. The declaration and payment of dividends are subject to the discretion of our board of directors.

                                    DILUTION


    As of June 30, 2000, we had a net tangible book value of $( 1,097,174) or $(.19) per share, after completion of a private placement of stock in 2000. Our net tangible book value per share means our tangible assets, less all liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of the common stock in this offering at an assumed price of $5.00 per share after deducting underwriting discounts and estimated offering expenses, adjusted net tangible book value would be $5,976,453 or $.79 per share. The result will be an immediate increase in net tangible book value per share of $.98 to existing shareholders and an immediate dilution to new investors of $4.21 per share. As a result, investors in this offering will bear most of the risk of loss since their shares are being purchased at a cost substantially above the price that existing shareholders acquired their shares. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table illustrates this dilution assuming no exercise of the warrants, the underwriter's over-allotment option, the underwriter's common stock option on the underwriter's warrant option:



Public offering price per share of the common stock offered
  hereby....................................................              $5.00

Net tangible book value per share, before the offering......   $(.19)
Increase per share attributable to the sale by n-Gen of the
  shares offered hereby.....................................   $ .98
                                                               -----

Pro forma net tangible book value per share, after the
  offering..................................................              $ .79
                                                                          -----
Dilution per share to new investors.........................              $4.21
                                                                          =====



    The above table assumes no exercise of the warrants, the underwriter's over-allotment option or the underwriter's common stock option on the underwriter's warrant option purchase option. The following table summarizes the investments of all existing stockholders and new investors after giving effect to the sale of the shares in this offering assuming no exercise of the underwriter's over-allotment option:


                                                         PERCENTAGE
                                              SHARES      OF TOTAL      AGGREGATE
                                             PURCHASED     SHARES     CONSIDERATION
                                             ---------   ----------   -------------
Present Stockholders(1)....................  6,045,250      79.1%      $1,108,535

Public Stockholders........................  1,600,000      20.9%      $8,000,000
                                             ---------      ----       ----------

  Total....................................  7,645,250       100%      $9,108,535
                                             =========      ====       ==========

------------------------

(1) Includes the sale of certain promissory notes and the issuance 105,250 shares of common stock upon completion of this offering.

    If the over-allotment option is exercised in full, the investors in this offering will have paid $9,200,000 and will hold 1,840,000 shares of common stock, representing 89.2% percent of the total consideration and 23.7% percent of the total number of outstanding shares of common stock.

                                 CAPITALIZATION


    The following table sets forth our capitalization as of June 30, 2000:


    - on an actual basis, giving effect to our acquisition of our wholly-owned subsidiary, n-Gen Solutions.com, Inc. (formerly known as Lab Technologies in March 1999 (effective January 1999) and our subsequent name change to n-Gen Solutions. com, Inc. (formerly known as AAE Education Corporation) in January 2000,

    - on a pro forma basis to reflect the payment of the outstanding promissory notes in accordance with their terms and the issuance of 105,250 shares of common stock on completion of this offering, and

    - on a pro forma as adjusted to give effect to the receipt of the estimated net proceeds from the sale of 1,600,000 shares of common stock and 1,600,000 warrants offered by us in this offering at the assumed public offering price of $5.00 per share and $.125 per warrant, after deducting underwriting discounts and commissions and estimated offering expenses.


    The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of June 30, 2000 and does not include the following:


    - 240,000 shares of common stock and warrants that the underwriters may purchase within 45 days after the date of this prospectus solely to cover over-allotments, if any;

    - 1,600,000 shares of common stock which may be issued upon the exercise of the 1,600,000 warrants to purchase up to 1,600,000 shares of common stock;

    - Additional underwriter's warrants to purchase additional shares of common stock.

    The information below is qualified by, and should be read in conjunction with, our "Management's Discussion and Analysis or Plan of Operations" and the financial statements and the notes to those statements appearing at the end of this prospectus.


                                                                       JUNE 30, 2000
                                                          ----------------------------------------
                                                                                        PRO FORMA
                                                            ACTUAL      PRO FORMA(1)   AS ADJUSTED
                                                          -----------   ------------   -----------
Capital lease obligations, long-term portion............  $    60,946   $    60,946    $    60,946
                                                          -----------   -----------    -----------
Shareholders' equity:
  Common Stock, $.0001 par value; 25,000,000 shares
    authorized; 5,940,000 shares issued and outstanding,
    actual; 6,045,250 shares issued and outstanding,
    pro forma; 7,645,250 shares issued and outstanding,
    pro forma as adjusted...............................          594           605            765
Additional paid-in capital..............................    1,107,941     1,107,930      7,802,143
Accumulated deficit.....................................   (1,829,618)   (1,829,618)    (1,829,618)
                                                          -----------   -----------    -----------
Total shareholders' equity (deficit)....................  $  (721,083)  $  (721,083)   $ 5,973,290
                                                          -----------   -----------    -----------
Total capitalization (deficit)..........................  $  (660,137)  $  (660,137)   $ 6,034,236
                                                          ===========   ===========    ===========


------------------------

(1) Includes the 105,250 shares of common stock previously sold and to be delivered on completion of this offering.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS AND RELATED NOTES OF N-GEN INCLUDED IN THIS PROSPECTUS, BEGINNING ON PAGE F-1. THE DISCUSSION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS APPLY TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW OF THE CURRENT COMPANY

    We were initially incorporated in Delaware in July 1998 under the name AAE Education Corporation and in March 1999, we began operations in our present form when we acquired all of the issued and outstanding shares effective January 1, 1999 of Technology Learning Systems, Inc. d.b.a. Lab Technologies from Gary D. Nelson, our current President and a Director. After the acquisition and reorganization, we changed Lab Technologies' name to n-Gen Solutions.com, Inc. (Colorado) and also subsequently changed our name in Delaware to n-Gen Solutions.com, Inc. in January 2000. To consolidate operations and change our corporate domicile to Delaware, on January 21, 2000, we merged our wholly owned Colorado subsidiary into n-Gen Solutions.com, Inc. (Delaware), which remains as the surviving corporation. All of our business is now conducted under n-Gen Solutions.com, Inc. a Delaware corporation.

    We currently specialize in designing, selling and installing interactive, computerized classrooms to public, private and charter educational institutions, government agencies, corporations and individuals. We believe our classroom products provide teachers and students with the ability to:

    - access meaningful content from specially-designed data bases;

    - utilize computers for distance learning and access to on-line course materials and supplements;

    - learn and interact with instructors and with curriculum that can be personalized to each student's needs; and

    - engage students in state-of-the-art computer technology and software that enhances and enlivens the learning experience compared to a traditional classroom.

    We have designed web-enabled software programs which have the ability to store, manage and deliver digital media across specially designed internal networks or over the Internet when used in conjunction with our distance learning applications. Our students and instructors can use these applications to instantly locate, access and play on demand media resources ranging from digital video, digital images, web sites and web audio, to software applications and CD-ROMs. Our software applications allow our users to pre-index hundreds of lesson plans, web sites and media resources, by grade levels and content areas.

    In addition, we currently are developing an e-commerce web site to complement our current business model which is expected to allow us to offer a centralized source for purchasing a wide range of educational products, software titles, office/school supplies and hardware. We have selected products which we feel will be of particular interest to our target customers, primarily school and district administrators.


    Currently our customers are comprised of educational institutions (75%), commercial users (22%) and training individuals (3%). Our current revenues are comprised of product sales (95%), commissions from manufacturers (1%) and training (4%). Product sales consist of sales of interactive, computerized classrooms to educational institutions and sales of computer aided design software to commercial users.


    Our business involves a high degree of risk as a result of the following factors and other factors discussed throughout this prospectus:

    - our business model recently changed to include an e-commerce solution;

    - we have a history of losses;

    - our past revenues have been derived from product sales; and

    - the change in our business model makes past revenue comparisons less meaningful.

    We expect to incur significant losses for the foreseeable future. Over the next twelve months, we expect that our losses will increase significantly from current levels as we continue to incur additional expenses to advertise and promote our web site, expand our product offerings and increase our in-house sales staff.

    Our marketing efforts will target those customers who currently purchase our computer classrooms or who are potential users such as school districts, governmental agencies and corporations. By using the new business to business approach for the educational industry, we will attempt to concentrate and enhance our selling efforts in a viable and financially stable market niche.

    Since we only recently commenced operations in our present form when we acquired our subsidiary, interperiod comparisons are not as meaningful as would be the case if we had a longer operating history.

WEB SITE AND TECHNOLOGY DEVELOPMENT

    Competition for user traffic among business-to-business related web sites is intense. Web sites can differentiate themselves from others by providing users with an on-line experience that is easy, efficient and useful. By providing an on-line experience that is also informative and entertaining and visually pleasing, web sites can increase the percentage of first time users that return to the web site again. The quality of the on-line experience is directly related to the underlying technologies utilized by the web site. This technology includes:

    - web site content,

    - design,

    - operational software,

    - transaction processing systems, and

    - telecommunications infrastructure.

We will be required to consistently update our hardware and software systems in order to deliver leading-edge technical solutions on our web site and provide users with an on-line experience superior to that provided by competitors. Accordingly, we will incur significant ongoing expense with respect to our technology.

    Currently, we rely on The August Group, Inc. for our technical infrastructure and to host and deliver our web sites and e-commerce solution. We have negotiated an agreement with The August Group, whereby The August Group will perform and deliver certain services in the development of our web site(s). The agreement provides that The August Group will undertake the following:

    - Web Site Business Issues including SSL application and Merchant Account

    - Database Development

    - Web Site Graphical and User Interface Design

    - EDI--Development

    - Help Functionality

    - Login Features

    - Reporting and Administration

    - Security

    - Shopping Cart

    - Sign-up Features

    - Back-end Sales Automation

    We believe that by initially outsourcing a large portion of our technology infrastructure, we will be able to reduce the up-front costs associated with constructing and expanding a complex e-commerce and business information community, pay for a large portion of the services provided by third-party technology providers only as we generate revenues from our web site, and harness the proven experience of these technology providers. Over time, as our web site and operations mature, we intend to internally develop or otherwise internalize a significant portion of the technology used to operate our business.

DISCUSSION OF PREDECESSOR OPERATING COMPANY

    The predecessor operating company, formerly known as Lab Technologies, existed as a stand-alone company prior to our acquiring it.

    The company sold its products predominantly to education institutions in the Rocky Mountain States through its own representatives or through other reseller arrangements. Most products sold had approximately a 25% discount as an authorized distributor. This, plus their commission income on sales generated for a California manufacturer, which are not included in reseller product sales, resulted in gross profit of approximately 29%. Most costs of generating these sales were selling or general and administrative expenses. Included in general and administrative expenses were the salary and associated expenses for the owner prior to our acquisition.

    Since they carried only a limited amount of inventory, there were few costs associated with holding inventory or inventory write off. Bad debt expenses were minimal, less than 1%, as a majority of the sales were to public school districts or other established educational institutions.

SEASONALITY


    Due to the seasonality inherent in the academic calendar, as well as our customers' plans for on-line learning centers and course development, our operating company experiences seasonal fluctuations from quarter to quarter. Many orders, especially for our digital classrooms for schools are received in the spring or early summer for installation in late summer, prior to the academic year. Therefore, higher revenues are booked in the fourth quarter of our fiscal year (third calendar quarter) resulting in higher than average accounts receivable and accounts payable. This in turn results in higher cash inflows and period-end cash balances for the quarter ended September 30 and lower accounts receivable and payable. Our operating expenses are relatively fixed in nature and seasonal fluctuations in revenue will result in seasonal fluctuations in our operating results. As a result, quarter-to-quarter financial results are not directly comparable.

    In view of the rapidly evolving nature of our e-commerce business and our limited operating history in this regard, we believe that our historic revenue and other operating results should not be relied upon as indications of future performance.

RESULTS OF OPERATIONS

CURRENT COMPANY FOR THE PERIOD JULY 13, 1998 (INCEPTION) THROUGH DECEMBER 31,
  1998 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999

    In the accompanying financial statements, the statements for periods in 1999 are consolidated and include the accounts of n-Gen and its wholly owned subsidiary. The statements for periods in 1998 are not consolidated since they are prior to the acquisition of Lab Technologies.


    Effective January 1, 1999, we became operational with the acquisition of Lab Technologies (n-Gen Solutions.com, Inc., a Colorado corporation). The acquisition significantly changed our operations since we now have an operating company. In addition, we changed the fiscal year from December 31, to September 30 to more closely match our revenue cycle in the education business. During the nine months ended September 30, 1999, in addition to continuing the operations of the acquired company, we focused on raising additional capital to pay for costs associated with a potential public offering as well as to fund our expanded working capital needs and web site development costs.


    Our initial period of approximately six months in 1998 consisted primarily of organizing our company, developing our business plan and searching for acquisition targets in for-profit education industry sectors. Other than a nominal amount of interest in the amount of $6,130, we had no revenues in 1998. We incurred approximately $244,000 of expenses for salaries, office costs, acquisition due diligence efforts, travel costs, legal and accounting services and capital fund raising.


    As a result of the continuing operations of our operating company, in the nine months ended September 30, 1999, we had total revenues of $3,830,353 compared to no sales in 1998. Those revenues consisted primarily of equipment and software sales of $3,328,944 (87%). Of the product sales, $2,497,000 were school sales. Of total revenues, $395,381 (10%) were commissions and $106,028 (3%) were training. The product and labor cost of those sales were $2,690,979, or 70% of total revenues.


CURRENT COMPANY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO THE
  PREDECESSOR COMPANY FOR THE YEAR ENDED DECEMBER 31, 1998


    While we did not own our operating company subsidiary in 1998, comparing some financial information of the current company for the nine months ended September 30, 1999 to the predecessor operating company's operating results for the twelve months ended December 31, 1998 helps to understand our 1999 operating results. To compare the results of operations of our subsidiary with the prior year, the reader should refer to the financial statements of n-Gen Solutions.com, Inc. (a Colorado corporation) beginning on page F-27 and compare them with the amounts for the nine months ended September 30, 1999.


REVENUE


    The predecessor operating company's total revenues for 1998 were $5,685,563. Overall, our operating company's revenues in 1999 decreased from 1998 by approximately $1,855,210 due primarily to our 1999 fiscal year having only nine months of revenues. In 1998, 90% of our revenues were attributable to product sales, 8% were attributable to commissions and 2% were attributable to training. The decrease in commissions from $443,132 in 1998 to $395,381 in 1999 occurred because of a decrease in the sales generated for a California manufacturer of education classroom products. We sell a variety of educational software and hardware products and systems. In the majority of our transactions we act as a distributor and invoice the customer directly; these transactions appear as

"Sales" on our Statement of Operations. Our profits come from the difference between the sales price and the cost of goods sold. For commission revenues, we act as agent and receive a commission from the manufacturer.


    Our training revenues decreased by $23,971 from $129,999 in 1998 to $106,028 in 1999 representing a decrease of approximately 18% due to our nine-month reporting period in 1999. However, since the profit margins in this segment are significantly higher than our educational and commercial sales, we intend to expand this business in 2000 by offering more courses, hiring additional instructors and increasing the advertising expenditures.

COST OF REVENUES AND GROSS PROFIT

    Cost of goods declined from $3,965,661 in 1998 (71% of sales) to $2,690,979 in 1999 (70% of sales). As a percentage of sales, cost of sales declined resulting in an improvement of gross profit from 29% to 30%. This occurred primarily because we achieved higher margins on our smart classroom sales.


    Revenues decreased from $5,685,563 to $3,830,353 (about 32%), and there was a 30% decrease in gross profit of $483,528, from $1,622,902 in 1998 to $1,139,374 in 1999, primarily due to the shorter reporting period in 1999.


SELLING EXPENSES

    The operating company's selling expenses also decreased from 1998 to 1999 from $649,330 to $525,730, a decrease of 19%. This was also due to the 1999 period having only nine months compared to twelve months in 1998.

BAD DEBT EXPENSES


    Since we have sold the majority of our products to school districts, collection of receivables on such sales is generally assured in a reasonable time period after we invoice our customer. Bad debts from sales to schools are approximately 1% and do not contribute significantly to our operating expenses and this is a positive aspect of our business sector. However, bad debts in total in 1998 were $119,026 because of commission revenue of $97,000 judged to be uncollectible. Overall bad debts expense decreased from 1998 to 1999. This occurred in 1999 despite our recording an allowance for uncollectibility of a large, single private institutional account of $60,857 in 1999. We are still trying to collect this account. As we expand our market beyond school districts, our bad debt expense may increase.


GENERAL AND ADMINISTRATIVE EXPENSE


    General and administrative costs increased from $626,702 for the twelve months ended December 31, 1998 to $1,224,204 for the nine months ended
September 30, 1999. This was a result of several key items. n-Gen was formed in July 1998 to investigate and acquire businesses in the for-profit education sector utilizing and/or delivering high technology. Substantial expenses were incurred in 1998 of $244,254 and in first quarter 1999 in developing the business plan and in the due diligence review and negotiations for the acquisition of Lab Technologies, renamed n-Gen Solutions.com, Inc. (Colorado). In 1999, all of the internal payroll of $215,719 and related search, due diligence costs and negotiation costs of $37,990 were expensed. A majority of these costs were incurred at the corporate level; the general and administrative costs at the operating company level remained relatively constant. With future growth in projected revenues, total general and administrative costs should decrease substantially as a percentage of total costs and revenue. Additionally, we expensed $41,390 of the $82,533 we spent in development of our e-commerce web site.

OTHER INCOME AND EXPENSE

    Interest expenses increased from $13,890 in the year ended December 31, 1998 to $95,160 for the nine months ended September 30, 1999 primarily due to the debt financing with promissory notes during 1999 and the debt to Gary Nelson for the acquisition of Lab Technologies.


    As of December 31, 1998, the acquired operating company was owed approximately $97,000 in commissions from a California company which had been judged uncollectible. In August 1999, the $97,000 was collected through management efforts in April through July 1999 and was included in the line "Interest and other income" as revenue. This income is not expected to be recurring.



CURRENT COMPANY FOR THE NINE MONTHS ENDED JUNE 30, 1999 COMPARED TO THE
  NINE MONTHS ENDED JUNE 30, 2000



    The nine months ended June 30, 1999 included the negotiation and due diligence efforts that culminated in the acquisition on March 26, 1999 of Lab Technologies. Since the effective date of the transaction was January 1, 1999, only six months of operations of the acquired operating company are reflected in the statement of operations for the nine months ended June 30, 1999. The period ending June 30, 2000 reflects full operations of the consolidated companies, including the ongoing operating business.



    Total revenues increased from $1,798,172 to $3,984,208, an increase of $2,186,036, or 122%. Of total sales, training increased significantly from $64,884 to $165,091, reflecting our attempts to increase training revenues due to their higher profit margins. Commission revenues declined from $130,848 for the nine months ended June 30, 1999 to $48,577 for the nine months ended
June 30, 2000 due to a change in our relationship with the manufacturer in California. In January 2000, we replaced the sales commission arrangement with a distributorship agreement with the California manufacturer. Under this new business relationship, we sell directly to the customer, regarding revenue and cost of sales for product and installation labor costs. The difference between our sale price and our cost of sales appears in Gross Profit.



    Cost of sales increased as well as revenues and the gross profit percent increased from 30% to 36%. The gross profit margin improvement in the nine months ended June 30, 2000 compared to the nine months ended September 30, 1999 was due to increased sales of proprietary products such as our n-Gen Smart Classroom described elsewhere.



    General and administrative expenses increased from $1,014,041 to $1,236,283. This increase was due to additional expenses of internal administrative and accounting costs incurred at the corporate level. The selling costs of education products to schools and commercial customers of the operating company increased from $308,903 to $522,677, due to costs of additional sales personnel. However, as a percentage of total sales, selling costs declined from 17% to 14%.


    Depreciation and amortization increased significantly between the periods due primarily to the increased amortization of intangible costs that were associated with the acquisition of the operating company in January 1999. Bad debts were relatively insignificant due the company's increased monitoring of customer receivables and additional collection efforts.


    Overall, the loss from operations decreased from $899,565 to $626,045, for the nine months ended June 30, 1999 as compared to the nine months ended
June 30, 2000.



    Interest expenses increased from $20,931 in the nine months ended June 30, 1999 to $117,115 for the nine months ended June 30, 2000 primarily due to the debt financing with promissory notes completed in December 1999 and to the debt to Gary Nelson for the acquisition of Lab Technologies incurred in March 1999.

LIQUIDITY AND CAPITAL RESOURCES


    As of September 30, 1999, we had $210,196 in cash and cash equivalents. As of June 30, 2000, the cash position increased to $284,410.



    For the nine months ended September 30, 1999, our operating activities generated $149,570 of cash which included $254,400 of stock issued for services. The cash provided by operations also resulted from significant increases in our accounts payable $918,512, deferred revenues $225,281 and amounts paid by related parties $319,891. This contrasts with the nine months ended June 30, 2000 in which operations generated $3,917 of cash due to the seasonality of the business.



    For the nine months ended September 30, 1999 we spent $82,533 on web site and technology development costs. Of these costs, $41,143 were capitalized as internally developed software and $41,390 were incurred in the preliminary project or training stages and were expensed and are included in General and Administrative costs. In addition, we expended $38,701 for the purchase of other office equipment. For the nine months ended June 30, 2000, we spent $86,100 on web site application development costs, all of which was capitalized. It is our policy to expense costs which consist of conceptualization of web site elements, evaluation of the alternatives, verification of the existence of canned software and related technology, selection of the final specifications and training. Costs directly associated with application development of the web site are capitalized. In addition to capitalized web site costs, we expended $123,656 on the purchase of office equipment.


    On March 26, 1999 and effective January 1, 1999, we purchased 100% of an operating company, Lab Technologies, for a combination of cash of $50,000, notes payable in the amount of $550,000 and 160,000 shares of common stock. The total purchase price was $737,500. As part of the purchase we agreed to distribute cash of $200,000 to the seller, which represented part of the cumulative earnings of the purchased company prior to our purchase. In this transaction, we in turn received $167,087 in cash held by the company we purchased. Our net outlay of cash to purchase the company was $82,913.


    Since inception, we have financed the majority of our operations through capital contributions made by management and through private placements of promissory notes and shares of our common stock for total proceeds of $1,441,250. In the nine months ended September 30, 1999, financing activities provided cash of $160,779 compared to $280,053 in the nine months ended
June 30, 2000. In the nine months ended September 30, 1999, the changes in cash provided was due to debt financing proceeds of an aggregate of $262,500, and a bank loan of $350,000 reduced by repayment of debt and related party payables of $421,721 and payment of $30,000 to our underwriter for initial public offering expenses. In the nine months ended June 30, 2000, changes in cash provided from financing activities occurred from private placement stock sale proceeds of $421,000 and debt of $413,750, reduced by repayment of debt and related party payables of $395,070 and payment of initial public offering costs of $159,627.


    Our future capital requirements will depend on several factors which are:

    - Market acceptance of our services;

    - Marketing promotions;

    - The amount of resources we devote to the development of our current and future products; and

    - The expansion of our in-house sales force and marketing our services.


    We have estimated the costs to expand our sales and marketing capabilities at $1,200,000 and development of our web site and e-commerce business at $2,400,000. Currently, we have no known material commitments for any expenditures.


    In June 1999, we entered into a letter of intent with the underwriter in connection with this public offering. The net proceeds of this offering, totaling approximately $6,884,000, should provide adequate working capital for us to enhance and otherwise stabilize cash flow during at least the 12 months of operations following the closing of this offering. Although we prefer to retain our working capital in reserve, we may be required to expend part or all of these offering proceeds as our financial demands dictate.

    Although it is uncertain that the market price of our shares of common stock will rise to a level at which the warrants may be exercised, in the event investors in this offering elect to exercise the warrants at $5.50 per warrant (not including the underwriter's over-allotment option or the underwriter's purchase option), we will receive gross proceeds of up to $8,800,000. We anticipate that the proceeds from the exercise of the warrants would be contributed to working capital. Nonetheless, we may at the time of exercise allocate a portion of the proceeds to any other corporate purposes.

    We are unable to predict the precise period for which this offering will provide financing, although we believe that we should have sufficient working capital to meet our cash requirements for the 12 month period following the date of this offering. Accordingly, we may need to seek additional funds through loans or other financing arrangements during this period of time. No such arrangements exist or are currently contemplated and we cannot be sure that they may be obtained in the future should the need arise.

    Pending utilization, we intend to invest the net proceeds of this offering in insured, short-term, investment-grade, interest-bearing securities.

IMPACT OF INFLATION

    We do not believe that inflation has had a material adverse effect on our income since our inception. Increases in supplies or other operating costs may adversely affect our operations in our future. However, we believe we will be able to increase the prices of our products, systems and services to offset increases in operating costs.

YEAR 2000 COMPLIANCE

    Many computer systems and software programs were written to accept and process only two digit entry codes for the year when storing dates. Beginning with the year 2000 these entry codes will need to accept four digit entries to distinguish 21st century dates from the 20th century dates. As a result, computer systems and software programs may need to be updated to solve this problem and avoid incorrect or lost data.

    To date we have not experienced any material problems attributable to the inability to recognize dates beginning with the year 2000 in our products or internal systems. We face risks associated with the year 2000 issue if we encounter undetected errors or defects. Our operations could be adversely affected if systems do not correctly recognize date information when the year changes to 2000. We face risks primarily in the following areas:

    - systems used by us to run our business including information systems, equipment and facilities;

    - systems used by our suppliers; and

    - potential warranty or other claims from our customers.

    We continue to evaluate and mitigate our exposure in these areas where appropriate.

                                    BUSINESS

COMPANY OVERVIEW

    N-Gen designs, installs and outfits computer classrooms for schools, businesses and government agencies which are customized to teach the various subjects that each customer wants taught. Our business model consists of our computer classrooms and an integrated e-commerce web site, both tailored to meet the needs of our customers. We focus our computer classrooms on providing schools and businesses with:

    - high technology, interactive, computer classrooms;

    - audio, video and multi-media capabilities within the classrooms; and

    - distance learning technology and features.

Our e-commerce web site will complement our computer classrooms by offering our customers on-line shopping for:

    - computer hardware;

    - computer software;

    - educational materials;

    - school and office supplies;

    - school and office furniture; and

    - entertainment products.

Through our computer classrooms and e-commerce web site, we believe that we can build technological infrastructures for our customers that can enhance, streamline and compliment the traditional educational system.

    The goal of our computer classrooms is to combine interactive, educationally-sound computer classrooms and curriculum with the dynamics of the Internet, digital video, audio and multimedia applications. The computer classrooms we provide typically contain the following integral components, some of which are n-Gen proprietary products and some of which are provided by third-party suppliers:

    - 10 to 30 computer workstations for students;

    - 1 instructor computer workstation;

    - specially designed furniture and seating;

    - audio and video switching equipment;

    - an electronic whiteboard for visual projections and demonstrations; and

    - a digital video server and a software database for searching and accessing customer identified Internet sites, video materials, audio files, software and images.

Based on management's experience, we believe our computer classrooms provide the following benefits:

    - giving the teacher the ability to work closely with students by allowing the teacher to display their computer screen to students as a whole class or to individual students who may require additional assistance;

    - giving the teacher the ability to work closely with the students by allowing the instructor to talk with the class as a whole or to individual students via headsets;

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
    - giving students the ability to use many forms of information available on their computer workstation, such as the Internet, video, audio, pictures and photographs. Each student can access this information when they need it or when the teacher asks them to;

    - allowing students to work at their own pace and at their own level while following a curriculum that is interactive and that contains the many forms of data described above; and

    - giving the teacher the ability to monitor student progress through the computer database. Students can be prompted by the instructor either verbally or over the computer system to answer questions. The classroom's audio/video system automatically collects the students' answers for the instructor and displays the results for the instructor to review.

    Our computer classrooms have the ability to deliver relevant, meaningful content to students using the latest technology. Based on management's own limited experience with technology in the education industry, we believe that our computer classrooms will assist and enhance many students' learning experience and will become a standard in many educational environments. However, we have not conducted any formal study to independently verify our belief.

    In addition, we have designed web-enabled software programs which have the ability to store, manage and deliver digital media across internal networks or the Internet when used in conjunction with our distance learning applications. Students and instructors can use this application to instantly locate, access and play on demand media resources ranging from digital video, digital images, web sites and web audio, to software applications and CD-ROMS. Our software allows the user to pre-index thousands of lesson plans, web sites and media resources, by grade levels and content areas.

    We are developing an e-commerce web site which will allow us to offer a centralized source for purchasing a wide range of educational products, software titles, office and school supplies and hardware. We are in the process of selecting a wide range of products which we feel will be a particular interest to the educational market. The site is designed to help our customers manage their purchasing by tracking their order history. Customers will be able to view their current orders and past orders, view which items have been shipped and which items have already been paid for. We have entered into a web development agreement with The August Group to assist our developers in implementing this strategy and in constructing a high quality e-commerce web site. We expect our e-commerce web site to launch on-line operations in the fourth quarter of 2000.

EDUCATION INDUSTRY

BACKGROUND

    A recent study published by Market Data Retrieval Education, a private marketing firm, analyzed the three major educational markets and came up with the following statistics:

    - THE K-12 MARKET has 108,520 schools with 50.7 million students and spends over $6.9 billion a year on instructional technology.

    - THE POST-SECONDARY MARKET consists of 1,723 two-year colleges and 2,595 four-year colleges. The National Center for Education Statistics estimates that $263.7 billion a year will be spent in higher education in 2007-2008, which is a 40% increase from 1994-1995.

    - THE FOR-PROFIT MARKET, consisting of corporate America, is the third largest market. Corporate America invested $58.6 billion in 1997 to enable its employees to maintain, enhance and upgrade their skill level to effectively compete in today's technologically advanced workplace.

    Congress has taken a strong position to ensure the workforce of tomorrow is prepared and well educated. Increased spending on education has translated into increased spending on education related technology. For example, the proportion of public elementary and secondary schools with Internet access increased from 32 percent in 1996 to 85 percent in 1998, according to the Market Data Retrieval study.

LEARNING TECHNOLOGY

    Technology and the Internet are allowing for changes in how we educate. Educators are striving to incorporate technology into the classroom in an effort to graduate a student body that is well prepared to compete for jobs in our technology driven society. According to a report issued by the U.S. Department of Commerce, the national expenditures in 1997-1998 for computer hardware and software was estimated at $2.8 billion.

SCHOOL SUPPLIES

    The demand for school supplies is driven primarily by the level of the student population and, to a lesser extent, expenditures per student. Student population is a function of demographics, while expenditures per student are also affected by government budgets and the prevailing political and social attitudes toward education. Current projections by the U.S. Department of Commerce indicate that student enrollment will continue to grow to 53.7 million by the year 2000. We believe that the current political and social environment is currently favorable for education spending.

E-COMMERCE

    Because of the inherent limitations of traditional channels of distribution, the Internet is dramatically affecting the way businesses and consumers buy and sell products and services. Computer Industry Almanac, in a study available online, estimates that there were 259 million Internet users worldwide at the end of 1999, and projects that this number will grow to over 490 million users by the end of 2002. Forrester Research, in a study published online, estimates that the worldwide e-commerce market will grow to approximately $6.9 trillion by 2004. Management believes that the Internet is well-suited for consumer commerce for a number of reasons:

    - Increased convenience due to the ability to access the Internet at any time from almost any location;

    - Virtually unlimited "shelf" space to allow merchants to offer a wide selection of products and services;

    - Low facilities and staffing costs;

    - Merchandising flexibility due to merchant's ability to quickly update and customize product selection and presentation, editorial content and prices; and

    - Enhanced knowledge of customers' needs from the merchant's ability to gather, process and store large amounts of customer information.

OUR SOLUTION

    We specialize in building technological infrastructures that can enhance, streamline and complement traditional educational systems. Our technological infrastructures include computer classrooms and an e-commerce web site.

COMPUTER CLASSROOMS:

    We provide interactive, computerized classrooms, which combine the dynamics of the Internet with computerized technologies to give students access to instructional material via their computers in many different forms, including video materials, audio files, software, and Internet sites. We provide schools and business with the resources and technology necessary to transform ordinary classrooms into electronically enhanced and fully interactive classrooms. Starting with an empty classroom, we customize the classroom to fit our customer's needs. Examples of the types of classrooms that we can create include Digital Language Labs, Interactive Distance Learning Centers, Multimedia Design Labs, Visual Mathematics Classrooms, Certification Training Centers, Community Learning Centers, Staff Development Classrooms, Computer-Aided Design ("CAD") Labs and Science Labs.

    The computer classroom we design and install is more interactive than a traditional classroom. A typical workstation in the classroom is equipped with a personal computer, keyboard, monitor, headset and student console. The teacher's station has a display panel allowing the teacher to access each student's workstation to view what a student is working on. Students have the power to access many different curriculums, resources and instructional materials, on demand and in whatever media format is most likely to be effective for each individual student. The material is delivered directly to each individual student's desktop computer. In addition, the classroom technology gives the instructor or the student the ability to make presentations to the class as a whole, to select groups or to individual students. The delivery of the curriculum may be made through On-line Content, DVD, Laserdiscs, Satellite and Cable TV, Digital Video, web sites, Streaming Audio, Electronic Textbooks, Computer Applications and CD-Roms. Our system can also provide for interactive distance learning to link together students and facilities from across the city, nation and around the world.

    In our computer classroom, the instructor can personalize the instruction for each student, or can teach in a more traditional group format. The instructor can also use the technology to gather feedback from the students, so the teaching can be adjusted to more efficiently meet each student's needs.

DISTANCE LEARNING:

    Our computer classrooms also provide distance learning capabilities, which we believe will become an increasingly popular means of instruction. Distance learning means using various methods to teach people who are widely dispersed geographically. Historically, this has meant using a video to broadcast a lecture. Due to the high costs of education and the limited supply of qualified teachers, experts in all fields are in high demand. Based on its own limited experience, n-Gen management believes that the benefits of using our distance learning technology include:

    - Increased student comprehension & performance;

    - Increased interaction between students and teachers and between students;

    - Decreased travel costs;

    - Decreased training cost per student; and

    - Increased content coverage;

    Our distance learning systems integrate the latest computer-based interactive teaching tools with the traditional instructor-led classroom to create virtual classrooms. A virtual class is comprised of one or more physical classroom sites, with an instructor who is physically distant from at least one of the classrooms. The virtual classroom integrates multi-site interactive videoconferencing, computerized classroom management tools and computer based instructional resources.

HARDWARE AND SOFTWARE USED IN OUR COMPUTER CLASSROOMS:

    Our multi-media learning environment uses a custom designed digital video server in conjunction with our web-enabled software programs. The server can be custom designed to fit each customer's specific needs and budget. Our digital server and web-enabled software programs have the ability to store, manage and deliver digital media across internal networks or the Internet. Our server and software allow users to:

    - Locate, access and play on demand media resources ranging from digital video, digital images, web sites and web audio, to software applications and CD-ROMs;

    - Pre-index lesson plans, web sites and media resources by grade levels and content areas;

    - Archive the location of print materials and analog based media;

    - Retrieve and review assignments, leave comments for teachers, and examine attendance records;

    - Teachers can give students on-line feedback about their work and general performance; and

    - Parents can review their child's lessons and performance from their home computer and see how their child compares to other students in the class, in the school or around the country.

DESIGN OF OUR COMPUTER CLASSROOMS:

    Our staff works side by side with school technology directors, curriculum directors, superintendents, principals and teachers to design and implement technology plans focused on budget requirements and goals. We assist in the planning and design of network architecture, Internet access, information and instructional management, facilities planning, curriculum design, multimedia utilization, media delivery systems, technology education and staff development.

    We build 3-D computer drawings and walk-through visuals for our customers, in an effort to present concepts and ensure accurate planning and successful implementation of our learning environments. We are capable of creating corporate training classrooms, educational computer classrooms, science labs, CAD classrooms, lecture halls, technology education labs, teacher and staff development centers and many other technology-enriched facilities.

COST OF OUR COMPUTER CLASSROOMS:

    A computer classroom may cost between $140,000 and $250,000. This cost includes a custom designed classroom to meet the specifications of each school's particular space, computer hardware and software, installation and training. We are often able to use a customer's existing computer hardware to provide a lower-cost alternative. A full classroom can usually be operational within six to eight weeks from the order date. Once an order is placed, we notify our vendors and the equipment is shipped directly to our customer's site. We then inventory and install the classroom on site, and provide technical training and instructional staff development.

E-COMMERCE WEB SITE:

    Our soon to be launched e-commerce web site, LearningWire.com, will provide a business-to-business solution for the educational product market. Our site will be targeted at school purchasing agents, administrators, businesses and individuals.

    It is our hope that our e-commerce site will provide a single centralized source for purchasing a wide range of products, including software, office and school supplies, education related hardware, furniture, books, and entertainment products.

INCENTIVE PROGRAM:

    An additional feature of our e-commerce site will be the incentive program. Under this program, schools earn credits toward future purchases and districts simultaneously earn cash rebates. When a purchase is made, the customer will be asked to designate a school as the recipient of reward points. The school will earn points every time that customer makes a purchase through our web site. These reward points then transfer into credits for that school on future purchases made by the school on the web site. Additionally, the district in which that school is a member will automatically receive points that transfer into cash rebates paid by us directly to the district. We believe that this cash back incentive will encourage districts, schools, businesses and individuals to make purchases on our e-commerce site.

MARKETING AND PROMOTION


    We will be aggressively targeting regional and national education markets. We believe that our computer classrooms, coupled with our e-commerce web site, will provide a one-stop solution for our customer's education and technology needs. Our goal is to reach school association and governing boards through our web site and direct sales. Currently, we have 8 sales representatives stationed throughout the Rocky Mountain region, in Colorado, Utah, Arizona, New Mexico, Idaho, Montana, Nevada and Wyoming. We have also contracted with several independent companies to distribute and re-sell our products and services in twelve other states throughout the United States. The states include Washington, Arkansas, Oregon, Wisconsin, Michigan, Illinois, Indiana, Ohio, Pennsylvania, New York, Delaware and Texas. The companies use n-Gen marketing materials at trade shows and conferences and sell our products and services in exchange for a commission on each sale they make. Currently, the amount of revenue generated from these relationships is insignificant. Our goal is to develop a strong electronic Web presence while supporting the sales and marketing strategy through strong customer-oriented marketing, advertising and printed media support. Our soon to be launched e-commerce site, LearningWire.com, will use our already established sales force to promote the sites use to schools, districts, businesses and individuals. Through this strategy, we hope to build a membership base and establish a customer base that views LearningWire.com as a trusted source for purchasing. Our sales and marketing strategy is based on three complimentary models:


    - TOP DOWN MODEL: We will aggressively market our products and services to school administrators at the state, regional and local levels using our regional sales force and our e-commerce presence. Strategic press releases and publication campaigns will promote customer awareness and enhance name recognition. This support will enhance the direct sales efforts and the e-commerce sales opportunities. Marketing will be directed to specific educational trade magazines, educational conferences, seminars and school site decision makers;

    - BOTTOM UP MODEL: We will also target our products and services to community associations, parent associations, parents and individual teachers through direct mailings and selected advertising. Parents and community alliances will be targeted in n-Gen's marketing campaigns for the support of implementing new teaching strategies and improving the learning process for all students.

    - DIRECT CONTACT MODEL: New technology and educational teaching methods have to be seen, touched, manipulated and experienced by customers in order to understand the full utility of the learning that takes place in a highly technical environment. The expansion into new geographic markets will require a strategic increase in the operational activities of the sales and marketing programs. These activities will include our e-commerce presence, developing distribution channels and expanding the technical and customer support teams.

GROWTH STRATEGY

    Our objective is to become the leading provider of computer classrooms, instructional technology products and technology-based, performance-driven consultative services for educational institutions and corporate training centers worldwide.

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
    We hope to accomplish our growth strategy as follows:

    - AGGRESSIVE MARKETING OF OUR NEWLY ENGINEERED, DESIGNED AND DEVELOPED LEARNING SOLUTION. We will target learning organizations, including public and private schools, colleges, universities, technical training centers and corporations. Worldwide corporations, research centers, global learning foundations, educational leaders in foreign countries, and parents will be targeted in our marketing campaigns for universal acceptance and implementation;

    - POSITIONING LEARNINGWIRE.COM AS THE WEB PORTAL FOR ON-LINE ELECTRONIC EDUCATIONAL BUSINESS TRANSACTIONS WORLDWIDE. We will market our e-commerce site to school purchasing agents, administrators, businesses and individuals. The site will be marketed as a complementary component to our learning solution classrooms and as a separate solution for online shoppers. Our existing sales representatives will help market our site and will be available to personally assist our customers with their online purchases. This type of personalized service, combined with the incentive/rebate program and the variety of products offered on the site should help establish our site as a centralized source for online educational and entertainment purchasing. The site will also help promote our learning solution offerings, including our classroom technology, and increase brand recognition;

    - AGGRESSIVE ACQUISITION PROGRAM. We feel we can achieve growth through acquisitions without creating distractions from the focus of our other growth opportunities along the way. Acquisitions will allow n-Gen to consolidate and open new territories faster, secure and integrate new learning technologies, grow globally, create higher profit margins by becoming a more powerful seller and provide the educational community highly integrated and simplified technological solutions.

N-GEN SOLUTIONS.COM CUSTOMERS

    We build long-term relationships with our customers and their respective facilities to ensure that the computer classrooms and educational products we sell become an important and successful extension of the schools' and businesses' learning processes. We believe that we establish and maintain relationships with our customers in several ways. We offer year-round professional development programs for teachers and staff to help them learn how to use our products in their classrooms. We also provide toll-free technical support, quarterly newsletters containing special promotions and new product offerings, and routine visits to schools and businesses by our sales staff. While we believe that these aspects of our business help us build long-term relationships with our customers, we currently do not maintain any statistics identifying the portion of our revenues attributed to purchases by customer's after the initial sale.

    Currently, we have customers in:

    - Secondary education (K through 12 public, private and charter educational institutions);

    - Community colleges and universities;

    - Vocational & technical education centers;

    - Corporate training centers;

    - Information technology training centers;

    - Government agencies; and

    - Engineering firms.

    We have an established customer base among educational institutions in Colorado, Utah, Arizona, New Mexico, Idaho, Montana and Wyoming. We currently do not collect data to quantify the exact

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
number of education institutions with which we have done business, but management estimates that it is about 500 school districts and 3000 schools. We also have an established customer base in Colorado among businesses and government agencies. Management estimates that we have done business with about 1,900 businesses and government agencies.

    Typically, we agree to a set fee with our customer based on the type of computer classroom the customer desires. The fee will vary depending on the number of workstations and the type of equipment, products and software that the customer wishes to utilize in the classroom. The computer classroom packages that we typically sell include design and installation as part of the cost of the classroom, along with the equipment and the software. We require our customers to pay for all of the services and equipment on 30 days net terms once the installation is completed. Occasionally, our customers lease the equipment and services from a third party leasing agent that is not affiliated with n-Gen. If our customer uses a leasing agent, we require full payment from the leasing agent once the installation and training is complete.

TECHNOLOGY

    The technology used in our computer classrooms consists of off-the-shelf components organized by us to create a proprietary architecture. The hardware and software we develop, design or select supports industry-standard technology. The technology used in our classrooms includes digital video delivered through Ethernet and ATM networks; a video server that provides varying bandwidth for video delivery and storage of thousands of hours of high quality audio and video; distance learning capabilities that utilize desktop videoconferencing protocols; classroom instructional control systems with touch screen, icon-based interfaces; interactive student response and monitoring systems; computer monitor video signals up to 2000 resolution to allow for delivery of high-end software applications; audio network systems connecting students and instructors with each other and with the audio devices employed in the classroom; large electronic, touch-sensitive white boards and multimedia projection systems to provide presentation capabilities; and Internet access through the use of satellite based systems and phone lines.

    We have several licenses that allow us to incorporate technology of other companies into our computer classrooms. The material licenses and agreements include:

    - An agreement with Robotel to resell their audio and video switching technology;

    - An agreement with Smart Technologies to resell their electronic, touch-sensitive whiteboard; and

    - An agreement with Interior Concepts to resell their customized furniture.

We also sell many different software packages with our classrooms, but the software is only sold by us, and any software license arrangement is between the software developer and our customer. We do not have any specific software licenses for our classrooms.

    We have implemented an advanced Internet electronic data exchange systems in conjunction with our education portal and e-commerce web site. These systems result in improved speed and efficiency. Our information systems include:

    - Electronic Data Interchange (EDI) to ensure fulfillment from suppliers, distributors and manufacturers;

    - Virtual Private Networks (VPN) solutions for secure transactions;

    - Web-based e-mail, order approval and processing, payment processing and merchant account processing;

    - Office administration, electronic accounting and reporting; and

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
    - Real time pricing, auto-generated proposal templates and on-demand customer profiles.

    Our on-line information systems infrastructure, including our e-commerce web site, are hosted by The August Group, Inc. in Frederick, Maryland. The
August Group provides redundant communication lines on honed T3 backbones from multiple stand-by providers, 24-hour monitoring and engineering support, its own independent generators and multiple data back-up systems. Our operations offices utilize T1 landlines for voice and data, Satellite communications and Fast-Ethernet networking, providing high-speed access to our information systems for all staff. The Satellite communications system provides each and every user with 400kbs bandwidth, providing the optimal customer support response times and efficiency of business operations.

    Our systems are based on industry-standard architectures, which have been designed to minimize downtime in case of outages or catastrophes. Our systems are designed to ensure 24-hours-a-day, 7-days-a-week availability. Our transaction processing methods and databases are designed without arbitrary capacity constraints and are scalable to handle increased volume demands that are both expected and unexpected. We have implemented load balancing systems and redundant servers to provide for fault tolerance and secure systems, to promote maximum uptime.

COMPETITION

    The education market is diverse and new technological teaching strategies are becoming a requirement. n-Gen believes that the principal competitive factors in our market include:

    - Teacher and trainer staff development and skill sets;

    - Service features such as adaptability, scalability and the ability to integrate customer curriculum requirements;

    - Quality control of implementation and service teams;

    - Ever-greening of technology (keeping all aspects of the technology up to date); and

    - Pricing and budgets.

    Our competitors vary in size and in the scope and breadth of the products and services they offer. Schools' and businesses' in-house technical personnel, systems integrators and hardware vendors are competition for our solutions. Large computer manufacturers, such as Gateway, are installing computer classrooms in schools and businesses. There are several small regional education resellers in the United States that are also competitors with us in their respective territories.

    Competition in the e-commerce sector is similarly varied and diverse. Our competitors with substantial market share in e-commerce include:

    - CLASSROOMDIRECT.COM(TM) sells a variety of educational products and services on the Internet. Formerly known as Re-Print, ClassroomDirect.com began selling direct to classroom teachers in 1992 and has grown into one of the largest distributors of educational goods and services. Technology solutions for education were added in 1998 with the acquisition and integration of Education Access.

    - KICKSTART.COM(TM) is an on-line fundraising service for non-profit organizations that allows non-profit organizations to build a portal site with a search engine, links to other sites, and information about the organization. The non-profit organization raises funds by promoting links to other sites that sell items and the non-profit is given a specified percentage of the revenue. KickStart.com(TM) is actively marketing through parent organizations in technologically-advanced neighborhoods.

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
    - AMAZON.COM(TM) is one of the most widely recognized e-commerce portals. The company offers a wide range of books, videos, CDs, DVDs, and other published products to adult and youth on-line buyers.

    We believe that the growth of competitors in the educational market demonstrates the viability of the market for businesses that understand the market. We do not believe that all the needs of the market are being addressed. We believe the educational market demands:

    - Capacity to purchase products on-line securely;

    - A large and diverse product base;

    - Educational products or services; and

    - A rewards or incentives program for on-line purchasing.

CUSTOMER SERVICE

    We are dedicated to providing exceptional customer and technical support services. We currently have 4 employees dedicated to customer service and plan to add additional technical and customer service employees in the near future. Our customer service personnel are trained and proficient in a wide range of technologies including the full scope of our products. The staff has a broad knowledge base that allows them to assist with and solve technical issues. Our various methods of technical and customer support include toll-free technical telephone support, web site "on-line" technical assistance, and email correspondence. It is our intent that by utilizing many different styles and methods of support protocol, we can provide services that result in superior results and a high degree of customer satisfaction.

    Customer service and support is also critical to the success of any business that involves the Internet. We believe that our sales approach will be crucial to providing the support that schools and businesses need for on-line purchasing. In addition to providing personal support, we are building a customer support and call center that focuses on providing useful product knowledge through friendly, courteous customer representatives. A third party will operate this call center under an agreement with us. Customer representatives will be trained within specific content areas such as office supplies, computers and networking, software, and entertainment products.

INTELLECTUAL PROPERTY

    Although our business model and the services we provide define our business, our software and copyrights, service marks, trademarks, trade dress, trade secrets, proprietary technology and similar intellectual property are also very important to our success. We intend to rely on a combination of trademark and copyright laws, trade secret protection, confidentiality and/or license agreements with our employees, customers, suppliers, consultants and others to protect our proprietary rights. We have applied for the registration of certain trademarks and service marks in the United States and may seek international protection where appropriate and feasible. We have applied for trademark protection for our proprietary software and related products. Currently we have one trademark application pending: It is N-GEN LEARNING ENVIRONMENT.

    We also have four servicemark applications pending. They are:

    - N-GEN SOLUTIONS

    - LEARNINGWIRE.COM

    - N-GEN LEARNING SUITE

    - n-Gen ENABLE

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
Our trademark and servicemark applications are newly filed and have not yet been assigned to an examining attorney.

    In the future, we may license certain proprietary rights such as trademarks, technology and copyrighted material to third parties. Currently, protection of our intellectual property has been limited due to a lack of funds. Our current financial circumstances reduce our ability to prosecute any potential infringement.

    We also have several licenses that allow us to incorporate the technology of other companies into our computer classrooms. The material licenses and agreements are:

    - An agreement with Robotel to resell their audio and video switching technology;

    - An agreement with Smart Technologies to resell their electronic, touch-sensitive whiteboard; and

    - An agreement with Interior Concepts to resell their customized furniture.

    The licenses for the software sold with our computer classrooms exists between the software developer and our customer. We do not have any specific software licenses.

EMPLOYEES


    As of August 1, 2000, we had 29 full-time employees, including 14 in marketing and sales development, 5 in customer service, 3 in development and 7 with management and administrative responsibilities. We also use both individual and corporate independent contractors to support in house capabilities of marketing and professional relations, graphics design, software development and programming. No union represents our employees, and we believe our employee relations are good.


FACILITIES

    Our corporate headquarters is located in Denver, Colorado, which we sublease on a month to month sublease from an affiliated company for $3,200. The headquarters leasehold consists of 2,500 square feet. Our operations office, located in Longmont, Colorado, encompasses approximately 6,300 square feet and is leased at $5,900 per month, for five years with the lease expiring in 2003. Our operations office includes one seven station and one twelve station state-of-the-art computerized training classroom. The facilities also include a thirteen-station learning solution classroom, showcasing the latest in technology from on-demand video delivery to interactive desktop distance learning. We believe our existing facilities are adequate for current requirements and that additional space can be obtained on commercially reasonable terms to meet future requirements.

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
                                   MANAGEMENT

DIRECTORS, OFFICERS AND KEY PERSONNEL

    The officers and directors of n-Gen are as follows:

NAME                                                       TITLE
----                            ------------------------------------------------------------
Robert D. Arnold..............  chairman of the board of directors, chief executive officer, director

Michael V. Schranz............  treasurer, secretary, chief financial officer, director

D. Gary Nelson................  president, director

Dean C. Myers.................  vice president of operations, director

Robert C. Vaughan.............  vice president, director

David Clem(1)(2)..............  director

Allan R. Short................  director

Stephen K. Smith..............  director

------------------------

(1) Messrs. Clem, Short and Smith serve as the members of n-Gen's audit committee. Mr. Schranz attends meetings of the audit committee in an advisory capacity.

(2) Messrs. Clem, Short and Smith serve as the members of n-Gen's compensation committee. Mr. Nelson attends meetings of the compensation committee in an advisory capacity.


    Each of the directors of n-Gen hold office for a one-year period expiring August 16, 2001. At present, n-Gen's by-laws provide for not less than five directors nor more than eleven directors. Currently, there are seven directors in n-Gen. The by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the board of directors. There are no family relationships among any officers or directors of n-Gen. The officers of n-Gen devote full time to the business of n-Gen.


    The principal occupations and business experience for each officer and director of n-Gen for at least the last five years are as follows:

    ROBERT D. ARNOLD, age 61, became chairman of the board of directors, chief executive officer and director of n-Gen in March 1998. In addition, he served as a director, chairman and chief executive officer of our former subsidiary.
Mr. Arnold has 33 years of investment banking, entrepreneurial management, and sales experience with companies in the technology, proprietary education, finance, and energy sectors, including extensive private placement financing in the USA and Europe. Prior to entering the investment business, Mr. Arnold spent 12 years as a teacher and supervisor in secondary education. From August 1973 to July 1978, Mr. Arnold was in sales management with Aegon USA, a life insurance and financial company; from July 1978 to August 1979, Mr. Arnold was an institutional sales manager with NYSE member Newhard, Cook, and Co. an NASD member broker-dealer and institutional investment advisor; from September 1979 to June 1992, Mr. Arnold was an independent consultant; and from August 1992 to March 1999, Mr. Arnold is the managing director of One Capital Corporation, a financial consulting firm in Denver and New York City. Mr. Arnold holds a Masters in Educational Administration and Supervision from the University of Illinois earned in 1968 and a Bachelor of Arts from Wheaton College awarded in 1961.

    MICHAEL V. SCHRANZ, age 56, became treasurer, secretary, chief financial officer and director of n-Gen in March 1998. In addition, he served as secretary, treasurer, chief financial officer and a director of our former subsidiary. Mr. Schranz has 29 years advising public companies on financial and regulator issues, including management experience in the energy industry. From June 1975 to

January 1977, Mr. Schranz worked as an audit and tax manager of Laventhol & Horwath, a public accounting firm in Denver, Colorado. From February 1977 to January 1980, he was the chief financial officer of CleveRock Energy, Inc. of Denver, Colorado, which was subsequently purchased by Lexicon Resources, Inc. From January 1980 to August 1990, Mr. Schranz was an officer and director of Overthrust Resources, Inc. of Denver, Colorado. From August 1990 to March 1998, he was a managing partner of One Capital Corporation, a financial consulting firm in Denver, Colorado. Mr. Schranz holds a Masters of Business Administration from the University of Denver earned in 1975, a Bachelors of Science in Civil Engineering/Industrial Management from Purdue University earned in 1965, a CPA license awarded in 1977, and is a member of the Colorado and American Societies of Certified Public Accountants.

    D. GARY NELSON, age 47, is the founder of Lab Technologies, Inc. the predecessor company to N-Gen. In January 2000, he became our president and a director. Since 1984, he served as a director and president of our former subsidiary. From 1976-1977, Mr. Nelson taught Industrial Arts in the Dallas Independent School District. From 1977-1984, he served as an educational consultant for Brodhead-Garrett, a technical education and supply company. In 1984, Mr. Nelson founded Lab Technologies, Inc. to assist educators in integrating academic and technological skills into the classroom. Mr. Nelson received his Bachelor of Science Degree in Industrial Arts from North Texas State University in 1976.

    DEAN C. MYERS, age 29, joined Lab Technologies, Inc., the predecessor company to N-Gen, in 1992 providing technical as well as sales support. In January 2000 he became our vice president of operations, chief technical officer and a director. As chief technical officer, Mr. Myers works with our customers in designing and implementing the technology used in our learning solution classrooms. Mr. Myers graduated from Colorado State University in 1992, with a Bachelor of Science Degree in Electrical Engineering.

    ROBERT C. VAUGHAN, age 64, has served as vice president and director of n-Gen since January 2000 and has served as a chief executive officer and chief operating officer with numerous other firms over the past twenty years. From August 1981 to December 1999, Mr. Vaughan managed the Orbis Group, a business-consulting firm in Phoenix, Arizona providing merger and acquisition, marketing, finance and other services. In addition, from 1994 to 1997, Mr. Vaughan was a mergers and acquisitions consultant to long distance telecommunication firms in Phoenix, Arizona and elsewhere. Mr. Vaughan attended the University of Wisconsin in 1954.

    DAVID CLEM, age 45, has served as a director of n-Gen since March 1998. He has 15 years experience in the telecommunications industry. After spending many years as a real estate developer/ broker in southern California, he cofounded and directed the development of Call America, Inc., a long distance telecommunications company, beginning in 1983. After 11 years, Mr. Clem sold his business to US Long Distance, a Texas-based major, publicly traded telecommunications firm, joining them as vice president to develop new markets and evaluate acquisition candidates. Currently, Mr. Clem manages an investment portfolio and is active in n-Gen's acquisition selections. He received a Bachelor's degree in Business Administration from California Polytechnic State University--San Louis Obispo in 1977.

    ALLAN R. SHORT, age 46, became a director of n-Gen in January 2000. In addition, he served as chief operating officer and director of our former subsidiary since 1998. Mr. Short has over 20 years of experience in higher education. From 1979 to 1982, he was the director of administrative services for Denver Automotive & Diesel College in Denver, Colorado. From 1982-1986,
Mr. Short served as the director of administration for American Diesel & Automotive College in Denver, Colorado. Mr. Short was a director and chief executive officer of Wooster Business College in Cleveland, Ohio from 1986 to 1989. From 1989 to 1998, he was the president and chief executive officer of AccuTech Business Institute in Frederick, Maryland. Mr. Short has extensive experience in higher education financial aid regulations, school administrative and business plan development, new program approvals and curriculum development, accreditation procedures and requirements, and marketing and sales staff training. He received a Bachelor of Science in Theology and Economics from Edgewood Dominican College in Madison, Wisconsin in 1979 and completed graduate courses in Education at University of Denver, in Denver, Colorado from 1984 to 1985.

    STEPHEN K. SMITH, age 58, became a director of n-Gen in May 2000. Mr. Smith has over 11 years of experience in the computer industry, all of those years with Dell Computer Corporation. Currently, Mr. Smith serves as the director of operations for Dell, since 1997, directing all operations involving assembly, test and distribution of the core desktop line of Dell. From 1995 to 1997
Mr. Smith was the director of worldwide product development for Dell. From 1992 to 1995, he served as the director of customer service and technical support for the Dell. He was a senior manufacturing manager and executive assistant from 1989 to 1992, overseeing the manufacturing and production operations for assembly and distribution of computer products worldwide. Mr. Smith is a retired colonel in the U.S. Marine Corps, serving from 1964 to 1989. He received a Bachelor of Arts degree from Hanover College in Hanover, Indiana in 1964 and a Masters of Arts degree from the University of Northern Colorado in Greeley, Colorado in 1978.

KEY EMPLOYEES

    JOSEPH FORD, age 28, joined n-Gen in October 1999, as our e-commerce director. He is in charge of developing our e-commerce initiative and integrating this concept into our existing business model. From 1997 to 1998 he was a program analyst in the Office of the Secretary of the United States Department of Health and Human Services. From 1998 to 1999 he was in charge of sales and marketing for The August Group, Inc., an e-commerce design, development and implementation company, in Frederick, Maryland. Mr. Ford received his Masters Degree in social work from the University of Maryland at Baltimore in 1998 and received his Bachelor of Arts Degree from Mt. St. Mary's College in Emmitsburg, Maryland in 1995.

EXECUTIVE COMPENSATION

    The following table sets forth remuneration in excess of $100,000 has been paid by n-Gen to certain officers and directors of n-Gen whose total compensation will or currently exceeds $100,000 and to all officers and directors as a group:

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                          LONG TERM COMPENSATION AWARDS
                             ---------------------------------------------   --------------------------------------------------
                                                                 OTHER       RESTRICTED                               ALL
                                                                 ANNUAL        STOCK      OPTIONS/     LTIP          OTHER
                                         SALARY    BONUS(1)   COMPENSATION    AWARD(S)      SARS     PAYOUTS    COMPENSATION(2)
NAME AND PRINCIPAL POSITION    YEAR       ($)        ($)          ($)           ($)         (#)        ($)            ($)
---------------------------  --------   --------   --------   ------------   ----------   --------   --------   ---------------
Robert D. Arnold.........      1999     $156,000      $0           $0        N/A            -0-      N/A            $10,000
Chairman of the                1998     $      0      $0           $0         --            -0-       --            $     0
Board, CEO,                    1997     $      0      $0           $0         --            -0-       --            $     0
Director

Michael V. Schranz.......      1999     $125,000      $0           $0        N/A            -0-      N/A            $10,000
Treasurer,                     1998     $      0      $0           $0         --            -0-       --            $     0
Secretary, CFO,                1997     $      0      $0           $0         --            -0-       --            $     0
Director

D. Gary Nelson...........      1999     $108,000      $0           $0        N/A            -0-      N/A            $10,000
President,                     1998     $      0      $0           $0         --            -0-       --            $     0
Director                       1997     $      0      $0           $0         --            -0-       --            $     0

Dean C. Myers............      1999     $ 92,000      $0           $0        --             -0-      --             $10,000
Vice President                 1998     $      0      $0           $0         --            -0-       --            $     0
and Director                   1997     $      0      $0           $0         --            -0-       --            $     0

------------------------

(1) The Company has entered into employment agreements with D. Gary Nelson and Dean C. Myers, which include certain incentive bonuses, not to exceed 50% of their annual income.


(2) The officers of n-Gen may receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for employees of n-Gen. The amount allocable to each individual officer cannot be specifically ascertained, but, in any event, will not exceed $10,000 as to each individual. In addition, Messrs. Arnold, Schranz, Nelson, Smith and Myers are directors and are reimbursed for reasonable expenses incurred in attending board of directors meetings.


DIRECTOR EXPENSES

    Each director of n-Gen is entitled to receive reasonable expenses incurred in attending meetings of the board of directors of n-Gen. The members of the board of directors intend to meet at least quarterly during n-Gen's fiscal year, and at such other times duly called. n-Gen presently has seven directors.

STOCK OPTIONS

    We have no currently outstanding options issued to any person, including our officers and directors. We may issue options in the future. At the conclusion of the public offering, we may adopt an employee stock option plan. If any such plan were to receive favorable tax treatment as are incentive stock option plans, affirmative vote of the shareholders to adopt the plan would be required.

EMPLOYMENT AGREEMENTS

    In February 2000, n-Gen entered into an employment agreement with Dean C. Myers, our vice president of operations, for a three-year period at an annual salary of $92,000 per year. In addition, Mr. Myers is eligible for annual bonuses based on revenue targets to be established by the board of directors. The bonuses payable in any year are not permitted to exceed 50% of Mr. Myers' annual salary. Mr. Myers received 100,000 shares of n-Gen's common stock in connection with his employment, subject to future adjustment in the event n-Gen does not complete a public offering. Such grant of shares to Mr. Myers was not made subject to any vesting requirement.

    In March 1999, n-Gen entered into an employment agreement with Gary D. Nelson, our President, for a five-year period at an annual salary of $108,000. In addition, Mr. Nelson may receive incentive bonuses as may be determined by the board of directors. Bonuses payable in any year may not exceed 50% of Mr. Nelson's annual salary. Mr. Nelson also receives customary health and life insurance benefits.

LIMITATION ON LIABILITY OF DIRECTORS

    Our certificate of incorporation includes provisions which eliminate the personal liability of officers and directors for monetary damages resulting from breaches of their fiduciary duty (except for liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law ("DGCL") or for any transaction from which the director derived an improper personal benefit). We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

    Section 145 of the DGCL permits indemnification by a corporation of certain officers, directors, employees and agents. Our certificate of incorporation provides that we will indemnify, to the fullest extent permitted under law, each of our directors and officers with respect to all liability and loss suffered and expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was one of our directors or officers. We are also obligated to pay the expenses of the directors and officers incurred in defending such proceedings, subject to their obligation to reimburse n-Gen, if it is subsequently determined that such person is not entitled to indemnification.

    We intend to obtain a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of May 1, 2000 and as adjusted to reflect this offering by:

    - each person who is the beneficial owner of more than 5% of our capital stock;

    - each of our directors;

    - each of our named executive officers in the summary compensation table;

    - all of our named executive officers and directors as a group.


                                                          BENEFICIAL OWNERSHIP   BENEFICIAL OWNERSHIP
                                                           BEFORE OFFERING(1)     AFTER OFFERING(1)
                                                          --------------------   --------------------
NAME AND ADDRESS                                           SHARES     PERCENT     SHARES     PERCENT
----------------                                          ---------   --------   ---------   --------
Robert D. Arnold........................................  1,760,000(2)   29.6%   1,760,000(2)   23.3%
410 17th Street
Suite 1940
Denver, CO 80202

Michael V. Schranz......................................    150,000      2.5%      150,000      2.0%
410 17th Street
Suite 1940
Denver, CO 80202

Allan R. Short..........................................    140,000      2.4%      140,000      1.9%
1357 43rd Avenue
Greeley, CO 80634

D. Gary Nelson..........................................    160,000      2.7%      160,000      2.1%
1604 Sunset Street
Longmont, CO 80501

Dean C. Myers...........................................    100,000      1.7%      100,000      1.3%
685 Ridge View Drive
Louisville, CO 80027

Robert C. Vaughan.......................................  1,000,000     16.8%    1,000,000     13.2%
2315 Kachina Street
Mesa, AZ 85203

David Clem..............................................  1,580,000     26.6%    1,580,000     21.0%
P.O. Box 10379
Zephyr Cove, WV 89448

Stephen K. Smith........................................          0        0%            0        0%
201 W. Howard Lane
Austin, TX 78753

All Executive Officers and Directors as a group (8
  persons)..............................................  4,890,000     82.3%    4,890,000     64.8%


------------------------

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed.

(2) Includes a total of 300,000 shares of common stock owned beneficially by Mr. Arnold's wife and children.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


    On March 26, 1999, Gary D. Nelson, n-Gen's president, sold all of his issued and outstanding shares of Lab Technologies to n-Gen for $50,000 in cash and a promissory note in the amount of $550,000 at an interest rate of 8%, with payments commencing in July 1999 in equal monthly installments with a final payment of the balance to be paid April 2004. As part of the total purchase, Mr. Nelson additionally received 160,000 shares of n-Gen common stock, a second promissory note of $100,000 at 8% per annum with a maturity date of June 30, 2000, distribution of $200,000 of retained earnings in the predecessor sub-chapter s corporation, payment of an existing $100,000 promissory note and a five (5) year employment agreement. Mr. Robert D. Arnold, chief executive officer and a director, and David Clem, a director, have personally guaranteed 50% of the outstanding balance of Mr. Nelson's promissory notes.


    N-Gen's executive office is located in the offices of One Capital Corporation, a company partially controlled by two major stockholders and officers, Messrs. Arnold and Schranz, of n-Gen. N-Gen subleases under a verbal contact from One Capital for office space by paying substantially all of the rent.


    Executive office rent expense paid to One Capital was $30,524 and $18,132 for the nine months ended June 30, 2000 and 1999, respectively,$30,084 for the nine months ended September 30, 1999 and $18,178 for the period from July 13, 1998 (inception) to December 31, 1998.



    In addition, One Capital has paid certain expenses which included management and other salaries, due diligence costs, travel and office equipment on behalf of n-Gen and $196,809 and $83,218 is still owed to One Capital as of June 30, 2000 and September 30, 1999, respectively. One Capital paid these expenses as One Capital had established credit arrangements and the necessary office infrastructure, such as phone and computer systems in place. One Capital has not marked up any of these costs, only being reimbursed for actual invoiced or documented costs. No other consideration or compensation has been paid to One Capital for these advances or payments. The total amount paid by One Capital on behalf of n-Gen was $448,808 and $290,149 for the nine months ended June 30, 2000 and 1999, $319,891 for the nine months ended September 30, 1999 and $185,964 for the period from July 13, 1998 (inception) to December 31, 1998. The total amount reimbursed by n-Gen to One Capital was $335,217 and $213,000 for the nine months ended June 30, 2000 and 1999, respectively, $230,137 for the nine months ended September 30, 1999 and $192,500 for the period from July 13, 1998 (inception) to December 31, 1998.


    Mr. Robert D. Arnold and Dave Clem have personally guaranteed the revolving line of credit with a bank for $350,000. Also, Robert D. Arnold and Gary D. Nelson have personally guaranteed a capital lease for the acquisition of equipment of approximately $120,000. Mr. Nelson and Mr. Schranz also personally guaranteed $195,000 of payments under the office lease of the operations office.

    N-Gen ratified the foregoing transactions by unanimous consent of the board, which at the time was comprised of one independent director, David Clem. Management believes these transactions to be on terms as favorable as could be obtained from a non-affiliated entity, but did not obtain any independent bids from non-affiliated entities. Any future transactions with our officers, directors or 5% shareholder, or their affiliates, will be made or entered into on terms that are no less favorable to n-Gen than could be obtained from unaffiliated third parties. Any future forgiveness of loans will be required to be approved by a majority of our independent directors who have no interest in the transaction and who have access, at n-Gen's expense, to our legal counsel or independent legal counsel.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

    Our authorized capital stock consists of 30,000,000 shares including 25,000,000 shares of common stock and 5,000,000 shares of preferred stock, $.0001 par value. There are presently 6,045,250 issued and outstanding shares of common stock. Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends when declared by the board of directors and, upon liquidation or dissolution of n-Gen, whether voluntary or involuntary, to share equally in the assets of n-Gen available for distribution to stockholders. All outstanding shares are validly authorized and issued, fully paid and nonassessable. Subject to certain restrictions that may be imposed by the underwriting agreement, the board of directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by n-Gen's certificate of incorporation, and to issue options and warrants for the purchase of such shares on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. The above description concerning the common stock of n-Gen does not purport to be complete. Reference is made to n-Gen's certificate of incorporation and by-laws, which are available for inspection at n-Gen's principal executive offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders under Delaware law.

PREFERRED STOCK

    The board of directors of n-Gen is empowered, without approval of n-Gen's shareholders, to cause up to 5,000,000 shares of preferred stock to be issued in one or more series and to establish the number of shares to be included in each such series and their respective designations, preferences, limitations and relative rights, including voting rights. Because the board of directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of common stock. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock issued to purchasers in this offering. Future issuance of shares of preferred stock could have the effect of delaying or preventing a change in control of n-Gen. No shares of preferred stock will be outstanding at the close of this offering. The board of directors has no current plans to issue any shares of preferred stock. No preferred stock may be issued for a three (3) year period, without the underwriter's prior written consent.

WARRANTS

    Prior to this offering, there were no warrants issued and outstanding. The warrants will be issued in registered form under an agreement dated on the date of this prospectus ("Warrant Agreement"), between n-Gen and Corporate Stock Transfer, Inc., Denver, Colorado, as warrant agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the warrants is qualified in its entirety by reference to the Warrant Agreement. A form of the certificate representing the warrants which forms a part of the Warrant Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

    Each of the warrants entitles the registered holder to purchase one share of common stock. The warrants are exercisable at a price of $5.50 subject to certain adjustments. The warrants are subject to adjustments up or down in their exercise prices and in the number of shares of common stock so that each holder shall be entitled to receive the number and kind of shares which each holder would have received or owned if he exercised his warrant prior to such corporate action in the event of a stock dividend, stock split or reclassification. For example, if we declared a 2 for 1 stock split the exercise price would be reduced by 50% to $2.75 and the number of your warrants would double so that you would receive upon exercise twice the number of shares of common stock as you would have prior to the split.

    In the event of a reorganization, merger or consolidation of n-Gen with or into another corporation (except in the event the merger or consolidation does not result in any reclassification or change in our outstanding shares of common stock) the corporation formed or resulting will issue holders a new warrant entitling them upon exercise (prior to expiration) the kind and amount of shares of common stock or other securities or consideration receivable upon the consolidation or merger by the holder's of the company's common stock for which such warrant might have been exercised immediately prior to such corporate action. For example, if all of the company's shareholders were entitled to 2 shares in the merged company for each one share owned prior to the merger, all warrant holders would be entitled to 2 shares of the merged company upon exercise of one warrant at the $5.50 exercise price.

    The warrants may be exercised at any time and continuing thereafter until the close of five years from the date hereof, unless such period is extended by n-Gen. After the expiration date, warrant holders shall have no further rights. Warrants may be exercised by surrendering the certificate evidencing such warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the Warrant Agent. If less than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.


    Warrant holders do not have any voting or any other rights as shareholders of n-Gen. N-Gen has the right at any time to redeem the warrants, at a price of $.05 per warrant, by written notice to the registered holders thereof, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date. N-Gen may exercise this right only if the closing bid price for the common stock equals or exceeds $10 per share during a thirty (30) consecutive trading day period ending no more than fifteen (15) days prior to the date that the notice of redemption is mailed, provided there is then a current registration statement under the Securities Act of 1933, as amended with respect to the issuance and sale of common stock upon the exercise of the warrants. If n-Gen exercises its right to call warrants for redemption, such warrants may still be exercised until the close of business on the day immediately preceding the Redemption Date. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable, and the holder thereof will be entitled only to the repurchase price. Notice of redemption will be mailed to all holders of warrants of record at least thirty (30) days, but not more than sixty (60) days, before the Redemption Date. The foregoing notwithstanding, n-Gen may not call the warrants at any time that a current registration statement under the Act is not then in effect. Any redemption of the warrants during the one-year period commencing on the date of this prospectus shall require the written consent of the underwriter.


    The Warrant Agreement permits n-Gen and the Warrant Agent, without the consent of warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity, manifest error or other mistake, or to address other matters or questions arising thereafter that n-Gen and the Warrant Agent deem necessary or desirable and that do not adversely affect the interest of any warrant holder. N-Gen and the Warrant Agent may also supplement or amend the Warrant Agreement in any other respect with the written consent of holders of not less than a majority in the number of warrants then outstanding; however, no such supplement or amendment may (i) make any modification of the terms upon which the warrants are exercisable or may be redeemed; or (ii) reduce the percentage interest of the holders of the warrants without the consent of each warrant holder affected thereby.

    In order for the holder to exercise a warrant, there must be an effective post effective amendment to this registration statement, with a current prospectus on file with the Securities and Exchange Commission covering the shares of common stock underlying the warrants, and the issuance of such shares to the holder must be registered, qualified or exempt under the laws of the state in which the holder resides.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of this offering we will have outstanding 7,645,250 shares of common stock, assuming no exercise of the underwriters' over-allotment option or any other option or warrant. Excluding the 1,600,000 shares of common stock offered hereby and assuming no exercise of the underwriters' over-allotment option or any other options or warrants, as of the effective date of the registration statement, there will be 6,045,250 shares of common stock outstanding, all of which are "restricted" shares under the Securities Act. All restricted shares are subject to lock-up agreements with the underwriters pursuant to which the holders of the restricted shares have agreed not to sell, pledge or otherwise dispose of such shares for a period of fifteen (15) months after the date of this prospectus. The underwriter may release the shares subject to the lock-up agreements in whole or in part at any time with or without notice. However, the underwriter has no current plans to do so.

    The following table indicates approximately when the 6,045,250 shares of our common stock that are not being sold in the offering but which will be outstanding at the time the offering is complete will be eligible for sale into the public market:

           ELIGIBILITY OF RESTRICTED SHARES FOR SALE IN PUBLIC MARKET

At effective date...........................................          0
Fifteen months after effective date.........................  6,045,250

    Most of the restricted shares that will become available for sale in the public market after the lock-up period will be subject to volume and other resale restrictions pursuant to Rule 144 because the holders are our affiliates. The general provisions of Rule 144 are described below.

    In general, under Rule 144, any of our affiliates, or person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

    - 1% of the then outstanding shares of the common stock, approximately 76,000 shares immediately after this offering, or

    - the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

    Sales pursuant to Rule 144 are subject to requirements relating to manner of sale, notice and availability of current public information about us. A person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days immediately preceding the sale and who has beneficially owned his or shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above.

LOCK-UP AGREEMENTS

    All officers and directors and all of the holders of common stock have agreed pursuant to "lock-up" agreements that they will not offer, sell, contract to sell, pledge, grant any option to sell, or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible or exchangeable for common stock, or warrants or other rights to purchase common stock for a period of fifteen (15) months after the date of this prospectus without the prior written consent of the underwriter.

                          TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our securities is Corporate Stock Transfer, Inc. of Denver, Colorado 80228.

                          REPORTS TO SECURITY-HOLDERS

    We will furnish to holders of our securities annual reports containing audited financial statements. Contemporaneously, with this offering, we have registered our securities with the Securities and Exchange Commission under the provisions of Section 12 (b) of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

                                  UNDERWRITING

    Subject to the material terms and conditions of the Underwriting Agreement, all of which are included herein, Barron Chase Securities, Inc., the underwriter, has agreed to purchase from n-Gen an aggregate of 1,600,000 shares of common stock and 1,600,000 warrants. The securities are offered by the underwriter subject to prior sale, when, as and if delivered to and accepted by the underwriter and subject to legal review of certain matters by legal counsel and certain other conditions. The underwriter is committed to purchase all of the securities offered by this prospectus, if any are purchased (other than those covered by the over-allotment option described below).

    We have been advised by the underwriter that the underwriter proposes to offer the securities to the public at the offering prices set forth on the cover page of this prospectus. The underwriter has advised us that the underwriter proposes to offer the securities through members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow concessions, in its discretion, to certain selected dealers who are members of the NASD and who agree to sell the securities in conformity with the NASD's Conduct Rules. Such concessions will not exceed the amount of the underwriting discount that the underwriter is to receive.

    We have granted to the underwriter an over-allotment option, exercisable for 45 days from the effective date of the offering, to purchase up to an additional 240,000 shares of common stock and an additional 240,000 warrants at the respective public offering prices less the underwriting discounts set forth on the cover page of this prospectus. The underwriter may exercise this option solely to cover over allotments in the sale of the securities being offered by this prospectus.

    Our officers and directors may introduce the underwriter to persons to consider this offering and to purchase securities either through the underwriter or through participating dealers. In this connection, no securities have been reserved for those purchases and officers and directors will not receive any commissions or any other compensation. We have agreed to pay to the underwriter a commission of ten percent (10%) of the gross proceeds of this offering which is the underwriting discount, including the gross proceeds from the sale of the over-allotment option, if exercised. In addition, we have agreed to pay to the underwriter the non-accountable expense allowance of three percent (3%) of the gross proceeds of this offering, including proceeds from any securities purchased pursuant to the over-allotment option. We have paid to the underwriter a $50,000 advance with respect to the non-accountable expense allowance. The underwriter's expenses in excess of the non-accountable expense allowance will be paid by the underwriter. To the extent that the expenses of the underwriter are less than the amount of the non-accountable expense allowance received, such excess shall be deemed to be additional compensation to the underwriter. The underwriter has informed us that it does not expect sales of discretionary accounts to exceed five percent (5%) of the total number of securities offered by us.

    We have agreed to engage the underwriter of the offering as a financial advisor for a fee of $108,000, which is payable to the underwriter on the closing date. Under the terms of a financial advisory agreement, the underwriter has agreed to provide, at our request, advice to us concerning potential financing proposals, whether by public financing or otherwise. We have also agreed that if we participate in any transaction which the underwriter has introduced in writing to us during a period of five years after the closing (including mergers, acquisitions, joint ventures and any other business transaction for us introduced in writing by the underwriter), and which is consummated after the closing (including an acquisition of assets or stock for which it pays, in whole or in part, with shares or other securities of n-Gen), or if we retain the services of the underwriter in connection with any such transaction, then we will pay for the underwriter's services an amount equal to 5% of up to one million dollars of value paid or received in the transaction, 4% of the next one million dollars of such value, 3% of the next one million dollars of such value, 2% of the next one million dollars of such value, and 1% of the next million dollars of such value and of all such value above $4,000,000. With regard to the underwriter's engagement to locate mergers or acquisitions for us, the underwriter does not have any current plans, proposals, arrangements or understandings in this regard.

    Prior to this offering, there has been no public market for the shares of common stock or the warrants. Consequently, the initial public offering prices for the securities, and the terms of the warrants (including the exercise price of the warrants), have been determined by negotiation between n-Gen and the underwriter. Among the factors considered in determining the public offering prices were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, our development and the general condition of the securities market at the time of this offering. The initial public offering prices do not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the shares or the warrants will develop after the closing, or if a public market in fact develops, that such public market will be sustained, or that the shares or the warrants can be resold at any time at the offering or any other price.

    At the closing, we will issue to the underwriter and/or persons related to the underwriter, for nominal consideration, the common stock underwriter warrants to purchase up to 160,000 shares of common stock and the underwriter warrant options to purchase up to 160,000 warrants. The common stock underwriter warrants, the underwriter warrant options and the underlying warrants are registered pursuant to this offering and sometimes referred to in this prospectus as the "underwriter warrants." The common stock underwriter warrants and the underwriter warrant options will be exercisable for a five-year period commencing on the effective date. The initial exercise price of each common stock underwriter warrant shall be $8.25 per underlying share (165% of the public offering price). The initial exercise price of each underwriter warrant option shall be $0.20625 per underlying warrant (165% of the public offering price). Each underlying warrant will be exercisable for a five-year period commencing on the effective date to purchase one share of common stock at an exercise price of $9.075 per share (165% of the public offering price) of common stock. The underwriter warrants will be restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the effective date by the holder, except:

    - to officers of the underwriter and members of the selling group and officers and partners thereof;

    - by will; or

    - by operation of law.

    The common stock underwriter warrants and the underwriter warrant options contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The underwriter warrants contain net issuance provisions permitting the holders thereof to elect to exercise the underwriter warrants in whole or in part and instruct n-Gen to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring n-Gen to issue shares of common stock without a corresponding increase in capital. A net exercise of the underwriter warrants will have the same dilutive effect on the interests of our shareholders as will a cash exercise. The underwriter warrants do not entitle the holders thereof to any rights as a shareholder of n-Gen until such underwriter warrants are exercised and shares of common stock are purchased thereunder.

    The underwriter warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. We have agreed that if we shall cause a post-effective amendment, a new registration statement or similar offering document to be filed with the Commission, the holders shall have the right, for seven (7) years from the effective date, to include in such registration statement or offering statement the underwriter warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, we have contractually agreed that, upon request by the holders of 50% or more of the underwriter warrants during the period commencing one year from the effective date and expiring four years thereafter, we will, under certain circumstances, such as failing to maintain a current registration statement or post effective amendment pursuant to this offering, re-register the underwriter warrants and/or any of the securities issuable upon their exercise.


    In order to facilitate the offering of the common stock and warrants, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock and warrants. In addition, the underwriter may make short sales of our common stock and warrants and may purchase them on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of common stock and warrants than the underwriter is required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriter's overallotment option to purchase additional common stock and warrants in the offering. The underwriter may close out any covered short position by either exercising its overallotment option or purchasing common stock and warrants in the open market. In determining the source of securities to close out the covered short position, the underwriter will consider, among other things, the price of our common stock and warrants available for purchase in the open market as compared to the price at which it may purchase them through the overallotment option. Naked short sales are sales in excess of the overallotment option. The underwriter must close out any naked short position by purchasing common stock and warrants in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect the investors who purchase in this offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock and warrants or preventing or retarding a decline in the market price of our securities. As a result, the price of the stock and warrants may be higher than the price that might otherwise exist in the open market.



    Furthermore, the underwriter may reclaim selling concessions allowed to a dealer for distributing the common stock and warrants in the offering, if the underwriter repurchases previously distributed common stock or warrants in transactions to cover the underwriter's short position in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock and warrants above independent market levels.


    The underwriter is not required to engage in these activities and may end any of these activities at any time. To the extent the underwriter engages in these activities it will deliver a prospectus to all purchasers of shares in short positions as may be required by the Securities Act of 1933. All short position purchasers are entitled to the same remedies under the federal securities laws as any other purchaser of the shares and warrants covered by this registration statement.

    We have agreed to indemnify the underwriter against any costs or liabilities incurred by the underwriter by reason of misstatements or omissions to state material factors in connection with the statements made in the registration statement filed by n-Gen with the Commission under the Securities Act, together with all amendments and exhibits thereto, and this prospectus. The underwriter has in turn agreed to indemnify n-Gen against any costs or liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the registration statement and this prospectus, based on information relating to the underwriter and furnished in writing by the underwriter. To the extent that these provisions may purport to provide exculpation from possible liabilities arising under the federal securities laws, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

    We have agreed to allow the underwriter to appoint one observer to attend our board of directors meetings for a five year period.

    The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the registration statement.

                               LEGAL PROCEEDINGS

    From time to time, we may be involved in litigation that arises in the normal course of business operations. As of the date of this prospectus, n-Gen is not a party to any legal proceedings and, to the best of our information, knowledge and belief, none is contemplated or has been threatened.

                                 LEGAL MATTERS

    The validity of the securities being offered hereby will be passed upon for n-Gen by Berenbaum, Weinshienk & Eason, P.C., 370 Seventeenth Street, Suite 2600, Denver, Colorado 80202-5626. Certain legal matters will be passed upon for the underwriter by David A. Carter, P.A., 2300 Glades Road, Suite 210W, Boca Raton, Florida 33431.

                                    EXPERTS

    The financial statements of n-Gen Solutions.com, Inc. (a Delaware corporation) and n-Gen Solutions.com, Inc. (a Colorado corporation) as of and for the nine months ended September 30, 1999 and the period July 13, 1998 (Inception) to December 31, 1998 and the financial statements of n-Gen Solutions.com, Inc. (a Colorado corporation) for the year ended December 31, 1998, included in the registration statement and this prospectus have been included herein in reliance on the report of Gordon, Hughes & Banks LLP, independent certified public accountants, given on the authority of Gordon, Hughes & Banks LLP as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information about n-Gen and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. Descriptions of contracts or other documents referred to in this prospectus are not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, you should review that contract or document. You should be aware that when we discuss these contracts or documents in the prospectus we are assuming that you will read the exhibits to the registration statement for a more complete understanding of the contract or document. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Securities and Exchange Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies may be obtained from the Securities and Exchange Commission after payment of fees prescribed by the Securities and Exchange Commission. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including n-Gen, that file electronically with the Securities and Exchange Commission. The address of this web site is www.sec.gov. You may also contact the Securities and Exchange Commission by telephone at (800) 732-0330.

                         INDEX TO FINANCIAL STATEMENTS

                           N-GEN SOLUTIONS.COM, INC.


                                                                 PAGE
                                                              -----------
CONSOLIDATED FINANCIAL STATEMENTS OF N-GEN SOLUTIONS.COM,
  INC. (A DELAWARE CORPORATION):

  Report of independent public accountant...................          F-2

  Consolidated Balance Sheets at June 30, 2000 (unaudited)
    and September 30, 1999..................................    F-3 - F-4

  Consolidated Statements of Operations--For the nine months ended June 30, 2000 (unaudited) and 1999 (unaudited),
    the nine months ended September 30, 1999 and the period
    from July 13, 1998 (Inception) to December 31, 1998.....          F-5

  Consolidated Statement of Stockholders' (Deficit)--For the
    period from July 13, 1998 (Inception) to September 30,
    1999 and the nine months ended June 30, 2000
    (unaudited).............................................          F-6

  Consolidated Statements of Cash Flows--For the nine months ended June 30, 2000 (unaudited) and 1999 (unaudited),
    the nine months ended September 30, 1999 and the period
    from July 13, 1998 (Inception) to December 31, 1998.....    F-7 - F-8

  Notes to consolidated financial statements................   F-9 - F-25

FINANCIAL STATEMENTS OF N-GEN SOLUTIONS.COM, INC. (A
  COLORADO CORPORATION)

  Report of independent public accountant...................         F-26

  Statement of Operations--For the year ended December 31,
    1998....................................................         F-27

  Statement of Stockholder's Equity--For the year ended
    December 31, 1998.......................................         F-28

  Statement of Cash Flows--for the year ended December 31,
    1998                                                             F-29

  Notes to financial statements.............................  F-30 - F-33

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
n-Gen Solutions.com, Inc. (a Delaware Corporation)
Denver, Colorado

    We have audited the accompanying consolidated balance sheet of n-Gen Solutions.com, Inc. (a Delaware corporation) and subsidiary as of September 30, 1999 and the related consolidated statements of operations, stockholders' (deficit) and cash flows for the nine months ended September 30, 1999 and for the period July 13, 1998 (Inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of n-Gen Solutions.com, Inc. (a Delaware corporation) and subsidiary as of September 30, 1999, and the consolidated results of its operations and cash flows for the nine months ended September 30, 1999 and for the period July 13, 1998 (Inception) to December 31, 1998 in conformity with generally accepted accounting principles.

                                          GORDON, HUGHES & BANKS, LLP

February 1, 2000
Englewood, Colorado

               N-GEN SOLUTIONS.COM, INC. (A DELAWARE CORPORATION)
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                               JUNE 30,
                                                                 2000       SEPTEMBER 30,
                                                              (UNAUDITED)        1999
                                                              -----------   --------------
CURRENT ASSETS
Cash and cash equivalents...................................  $  284,410      $  210,196
Accounts receivable, trade, net of allowances for doubtful
  accounts of $98,590 (Unaudited) and $98,590...............   1,307,929       1,399,319
Employee advances...........................................      56,611          35,368
Accounts receivable--related party (Note 10)................          --              --
Work in progress............................................     909,636         304,719
Inventory...................................................      37,191          42,316
                                                              ----------      ----------
  Total current assets......................................   2,595,777       1,991,918

PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION
  (NOTE 3)..................................................     408,982         199,464

OTHER ASSETS
Intangible assets, net of accumulated amortization (Note
  2)........................................................     186,464         310,051
Deferred offering costs.....................................     189,627          30,000
Debt acquisition costs, net.................................          --          36,606
Other.......................................................       2,500           2,500
                                                              ----------      ----------
                                                                 378,591         379,157
                                                              ----------      ----------
  Total assets..............................................  $3,383,350      $2,570,539
                                                              ==========      ==========

                 See accompanying notes to financial statements

               N-GEN SOLUTIONS.COM, INC. (A DELAWARE CORPORATION)
                                 AND SUBSIDIARY


                    CONSOLIDATED BALANCE SHEETS (CONTINUED)


                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

                                                               JUNE 30,
                                                                 2000       SEPTEMBER 30,
                                                              (UNAUDITED)        1999
                                                              -----------   --------------
CURRENT LIABILITIES
Accounts payable............................................  $ 1,061,581    $ 1,186,221
Accounts payable--related party (Note 10)...................      196,809         83,218
Accrued expenses............................................      225,357        155,081
Deferred sales revenue......................................      957,623        293,451
Notes payable, current portion--related party (Note 4)......      237,233        194,459
Notes payable--bank (Note 5)................................      352,278        354,859
Notes payable--investors (Note 6)...........................      565,149        242,418
Capital lease obligation, current portion (Note 7)..........       71,418         45,087
                                                              -----------    -----------
  Total current liabilities.................................    3,667,448      2,554,794

LONG-TERM LIABILITIES
Notes payable, net of current portion--related party (Note
  4)........................................................      376,039        434,639
Capital lease obligation, net of current portion (Note 7)...       60,946         55,353
                                                              -----------    -----------
  Total long-term liabilities...............................      436,985        489,992
                                                              -----------    -----------
  Total liabilities.........................................    4,104,433      3,044,786

COMMITMENTS (NOTES 4, 6 AND 7)

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.0001 par value, 5,000,000 shares
  authorized, none issued or outstanding....................           --             --
Common stock, $.0001 par value, 25,000,000 shares
  authorized, 5,940,000 (unaudited) and 5,010,000 shares
  issued and outstanding....................................          594            501
Additional paid-in capital..................................    1,107,941        614,330
Retained (deficit)..........................................   (1,829,618)    (1,089,078)
                                                              -----------    -----------
  Total stockholders' (deficit).............................     (721,083)      (474,247)
                                                              -----------    -----------
  Total liabilities and stockholders' (deficit).............  $ 3,383,350    $ 2,570,539
                                                              ===========    ===========

                 See accompanying notes to financial statements

               N-GEN SOLUTIONS.COM, INC. (A DELAWARE CORPORATION)
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  NINE MONTHS ENDED
                                                      JUNE 30,                             JULY 13, 1998
                                              -------------------------    NINE MONTHS     (INCEPTION) TO
                                                               1999           ENDED         DECEMBER 31,
                                                 2000       (UNAUDITED)   SEPTEMBER 30,         1998
                                              (UNAUDITED)    (NOTE 1)          1999           (NOTE 1)
                                              -----------   -----------   --------------   --------------
REVENUE
  Sales.....................................  $3,770,540    $1,602,439      $3,328,944        $      --
  Training and installation.................     165,091        64,884         106,028               --
  Commissions...............................      48,577       130,848         395,381               --
                                              ----------    ----------      ----------        ---------
  Total revenue.............................   3,984,208     1,798,171       3,830,353               --

COST OF GOODS SOLD..........................   2,562,854     1,251,247       2,690,979               --
                                              ----------    ----------      ----------        ---------
  Gross profit..............................   1,421,354       546,924       1,139,374               --

OPERATING EXPENSES
  Selling expenses..........................     552,677       308,903         525,730               --
  General and administration................   1,236,283     1,014,040       1,224,204          244,254
  Depreciation and amortization.............     253,802       123,546         178,788               --
  Bad debts.................................       4,637            --          75,060               --
                                              ----------    ----------      ----------        ---------
  Total operating expenses..................   2,047,399     1,446,489       2,003,782          244,254
                                              ----------    ----------      ----------        ---------

(Loss) from operations......................    (626,045)     (899,565)       (864,408)        (244,254)

OTHER INCOME (EXPENSE)
  Interest (expense)........................    (117,115)      (33,602)        (95,160)              --
  Interest and other income.................       2,620        16,967         108,614            6,130
                                              ----------    ----------      ----------        ---------
  NET (LOSS)................................  $ (740,540)   $ (916,200)     $ (850,954)       $(238,124)
                                              ==========    ==========      ==========        =========
Net (loss) per common share
  Basic and dilutive earnings per share.....  $    (0.14)   $    (0.22)     $    (0.18)       $   (0.06)
                                              ==========    ==========      ==========        =========
Basic and dilutive weighted average shares
  outstanding...............................   5,126,455     4,243,125       4,690,515        3,994,561
                                              ==========    ==========      ==========        =========

                 See accompanying notes to financial statements

               N-GEN SOLUTIONS.COM, INC. (A DELAWARE CORPORATION)
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT)
           FOR THE PERIOD JULY 13, 1998 (INCEPTION) TO JUNE 30, 2000

                                             COMMON STOCK       ADDITIONAL
                                         --------------------    PAID-IN      RETAINED
                                          SHARES      AMOUNT     CAPITAL      (DEFICIT)      TOTAL
                                         ---------   --------   ----------   -----------   ---------
Balance, July 13, 1998 (Inception).....         --     $ --     $       --   $        --   $      --

Issuance of shares for services at
  $.001 per share......................  2,170,000      217          1,953            --       2,170

Issuance of shares for cash at $.15 per
  share................................  2,000,000      200        299,800            --     300,000

Net (loss).............................         --       --             --      (238,124)   (238,124)
                                         ---------     ----     ----------   -----------   ---------

Balance, December 31, 1998.............  4,170,000      417        301,753      (238,124)     64,046

Issuance of common stock ($.15 per
  share) to acquire business (Note
  2)...................................    250,000       25         37,475            --      37,500

Issuance of common stock pursuant to
  sale of debt securities ($.15 per
  share)...............................    100,000       10         14,990            --      15,000

Return of shares.......................   (770,000)     (77)            77            --          --

Issuance of common stock for services
  to employees ($.19 per share)........  1,260,000      126        239,274            --     239,400

Common stock to be issued pursuant to
  debt offering (Note 6)...............         --       --         20,761            --      20,761

Net (loss).............................         --       --             --      (850,954)   (850,954)
                                         ---------     ----     ----------   -----------   ---------

Balance, September 30, 1999............  5,010,000      501        614,330    (1,089,078)   (474,247)

Common stock to be issued pursuant to
  debt offering (Note 6) (Unaudited)...         --       --         72,704            --      72,704

Issuance of common stock for cash ($.50
  per share) (Unaudited)...............    930,000       93        420,907            --     421,000

Net (loss) (Unaudited).................         --       --             --      (740,540)   (740,540)
                                         ---------     ----     ----------   -----------   ---------

Balance, June 30, 2000 (Unaudited).....  5,940,000     $594     $1,107,941   $(1,829,618)  $(721,083)
                                         =========     ====     ==========   ===========   =========

                 See accompanying notes to financial statements

               N-GEN SOLUTIONS.COM, INC. (A DELAWARE CORPORATION)
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                   NINE MONTHS ENDED
                                                       JUNE 30,                            JULY 13, 1998
                                               -------------------------    NINE MONTHS    (INCEPTION) TO
                                                                1999           ENDED        DECEMBER 31,
                                                  2000       (UNAUDITED)   SEPTEMBER 30,        1998
                                               (UNAUDITED)    (NOTE 1)         1999           (NOTE 1)
                                               -----------   -----------   -------------   --------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net (loss)...................................   $(740,540)    $(916,200)     $(850,954)      $(238,124)
Adjustments to reconcile net (loss) to net
  cash provided (used) by operating
  activities:
  Depreciation and amortization..............     253,802       123,546        178,788              --
  Stock for services.........................          --       254,400        254,400           2,170
  Loss on disposal of assets.................          --        21,254         19,441              --
  Private placement stock accretion..........      31,685            --            679              --
  Payment of expenses by related party.......     448,808       290,149        319,891         185,964
  (Increase) decrease in:
    Accounts receivable......................      70,147       208,134       (677,879)             --
    Inventory................................       5,125        68,790         55,209              --
    Work in process..........................    (604,917)     (129,358)      (304,719)             --
  Increase (decrease) in:
    Accounts payable.........................    (124,640)      169,791        918,512           5,094
    Deferred sales revenue...................     664,172        14,030        225,281              --
    Accrued expenses.........................      70,275        20,251         10,921              --
                                                ---------     ---------      ---------       ---------
  Net cash provided (used) by operating
    activities...............................      73,917       124,787        149,570         (44,896)
                                                ---------     ---------      ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiary....................          --       (82,913)       (82,913)             --
Acquisition of equipment.....................    (209,756)      (40,579)       (79,844)             --
                                                ---------     ---------      ---------       ---------
  Net cash (used) by investing activities....    (209,756)     (123,492)      (162,757)             --
                                                ---------     ---------      ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of capital lease....................     (40,196)      (23,433)       (30,435)             --
Payment of debt--related party...............     (15,826)     (100,000)      (120,902)             --
Reimbursement to related party...............    (335,217)     (213,000)      (230,137)       (192,500)
Proceeds from issuance of common stock.......     421,000       150,000             --         300,000
Proceeds from debt--private placement........     413,750       150,000        262,500              --
Payment of debt..............................     (50,000)           --             --              --
Proceeds from debt--bank.....................          --       150,000        350,000              --
Payment of debt--bank........................      (2,581)       (1,582)        (3,641)             --
Payment of debt costs........................     (21,250)      (13,472)       (36,606)             --
Payment of offering costs....................    (159,627)      (30,000)       (30,000)             --
                                                ---------     ---------      ---------       ---------
  Net cash provided by financing
    activities...............................     210,053        68,513        160,779         107,500
                                                ---------     ---------      ---------       ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS....      74,214        69,808        147,592          62,604

Cash and Cash Equivalents:
  Beginning of period........................     210,196        44,093         62,604              --
                                                ---------     ---------      ---------       ---------
  Ending of period...........................   $ 284,410     $ 113,901      $ 210,196       $  62,604
                                                =========     =========      =========       =========


                 See accompanying notes to financial statements

               N-GEN SOLUTIONS.COM, INC. (A DELAWARE CORPORATION)
                                 AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                  NINE MONTHS ENDED
                                                      JUNE 30,             NINE MONTHS    JULY 13, 1998
                                              -------------------------       ENDED       (INCEPTION) TO
                                                 2000          1999       SEPTEMBER 30,    DECEMBER 31,
                                              (UNAUDITED)   (UNAUDITED)       1999             1998
                                              -----------   -----------   -------------   --------------
OTHER INFORMATION:
  Cash basis interest paid..................   $  69,764    $    13,654    $    35,156      $      --
                                               =========    ===========    ===========      =========
NON-CASH TRANSACTIONS:
  Issuance of stock for note................   $      --    $        --    $    15,000      $      --
                                               =========    ===========    ===========      =========
  Issuance of stock for services............   $      --    $        --    $   239,400      $      --
                                               =========    ===========    ===========      =========
  Acquisition of equipment through capital
    lease...................................   $  72,120    $        --    $        --      $      --
                                               =========    ===========    ===========      =========
NON-CASH INVESTING AND FINANCING
  TRANSACTIONS:
  Acquisition of subsidiary:
    Fair value of net assets acquired.......   $      --    $(1,647,234)   $(1,647,234)     $      --
    Distribution to prior owner.............                    200,000        200,000             --
    Liabilities assumed.....................          --      1,364,321      1,364,321             --
                                               ---------    -----------    -----------      ---------
    Net cash paid to acquire subsidiary.....   $      --    $   (82,913)   $   (82,913)     $      --
                                               =========    ===========    ===========      =========


                 See accompanying notes to financial statements

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS AND ORGANIZATION

    n-Gen Solutions.com, Inc. (the "Company"), formerly AAE Education Corporation ("AAEE") was incorporated in Delaware on July 13, 1998. The Company was initially created to raise capital and locate and purchase a business in the educational industry. For the period July 13, 1998 to December 31, 1998, the Company was considered to be in the development stage. On March 26, 1999 and effective January 1, 1999, AAEE purchased all of the outstanding common stock of n-Gen Solutions.com, Inc. (a Colorado corporation) ("n-Gen Colorado") in exchange for cash, notes payable and common stock of AAEE. n-Gen Colorado thereby became the Company's wholly owned subsidiary. With the purchase of n-Gen Colorado, the Company exited the development stage and became an operating company. n-Gen Colorado was formerly known as Technologies Learning
Systems, Inc., dba Lab Technologies. In 1999 the Company changed its year end from December 31 to September 30.

    On January 19, 2000, AAEE amended its articles of incorporation to change its name to n-Gen Solutions.com, Inc. (a Delaware corporation) ("n-Gen Delaware").


    In 1984, n-Gen Colorado, the Company's wholly owned subsidiary, began business as a sole proprietorship and was incorporated on March 1, 1989 in Colorado as an S corporation. The Company, through its wholly owned subsidiary, is primarily engaged in the business of selling educational computer hardware and software to schools, computer aided design ("CAD") software to businesses and providing installation and training services. The Company sells its products in Montana, Wyoming, Nevada, Arizona, Colorado, New Mexico, Utah and Idaho. Training is done both in the Company's own classrooms and at the customer's location. The Company also earns sales commissions from vendors and acted as a sales agent for a company in California that manufactures computerized classrooms through December 31, 1999.


    CONSOLIDATION


    In the accompanying financial statements, the statements as of June 30, 2000 (unaudited) and September 30, 1999 and for the nine months ended June 30, 2000 and 1999 (unaudited), the nine months ended September 30, 1999, and the period from July 13, 1998 (Inception) to December 31, 1998 are consolidated and include the accounts of the Company and its wholly owned subsidiary. All significant intercompany transactions have been eliminated in consolidation.


    UNAUDITED INTERIM FINANCIAL INFORMATION


    The financial information as of June 30, 2000 and for the nine months ended June 30, 2000 and 1999 is unaudited, but includes all adjustments (consisting of only normal recurring adjustments) that the Company considers necessary for the fair presentation of the financial position and the results of operations and cash flows for those periods. The operating results for the unaudited nine-month periods may not be indicative of results that may be expected for the entire fiscal years or annual periods.


    INVENTORIES AND WORK IN PROCESS

    Inventories consist primarily of computer software held for sale and are stated at the lower of cost (determined on the first-in, first-out method) or market. All inventories are pledged as collateral for a bank loan (Note 5).

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Work in process consists of product in transit to the customer or at the customer's location but not yet installed.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Major improvements are capitalized, while repairs and maintenance, which do not improve or extend the life of the respective assets, are expensed currently. All equipment is pledged as collateral for a bank loan. (Note 5)

    Depreciation is recorded for all equipment and property placed in service using straight-line and accelerated methods over the estimated useful lives of the assets with lives ranging from three to five years.


    Depreciation expense was $72,359 (unaudited) and $41,156 (unaudited) for the nine months ended June 30, 2000 and 1999, respectively, $55,201 for the nine months ended September 30, 1999 and $-0- for the period from July 13, 1998 (Inception) to December 31, 1998.



    WEB SITE AND SOFTWARE COSTS



    The Company utilizes American Institute of Certified Public Accountants Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" to account for software and web site costs. In accordance with SOP 98-1, the Company expenses costs incurred in the preliminary project stage and, thereafter, capitalizes costs incurred in developing the website or obtaining software for the website. Costs, such as planning and conceptualization, maintenance and training and site updates, are expensed as incurred. Capitalized costs at June 30, 2000 and September 30, 1999 amounted to $ 199,852 (unaudited) and $41,143, respectively, and will be amortized over a period of not more than 5 years after the web site is placed into operation. The capitalized costs are subject to impairment evaluation in accordance with SFAS No. 121.


    INTANGIBLE ASSETS

    Intangible assets include the excess of cost over fair market value of identifiable assets acquired through the purchase of n-Gen Colorado (Note 2). Intangible items are being amortized on a straight-line basis over their estimated useful lives, which range from two to five years.


    On an ongoing basis, the Company reviews intangible assets and other long-lived assets for impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. To date, no such events or circumstances have occurred. If such events or changes in circumstances occur, the Company will recognize an impairment loss if the discounted future cash flows expected to be generated by the assets (or acquired business) are less than the carrying value of the related assets. The impairment loss would adjust the assets to their fair value. Amortization expense was $ 181,443 (unaudited) and $82,390 (unaudited) for the nine months ended June 30, 2000 and 1999, respectively, $123,587 for the nine months ended September 30, 1999 and $-0- for the period from July 13, 1998 (Inception) to December 31, 1998.


    DEFERRED COSTS

    Deferred offering costs are direct cumulative costs of the proposed public offering. These costs will reduce the net proceeds of the public offering if it is successful. If the offering is not successful, the costs will be expensed.

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Debt acquisition costs are direct expenditures incurred with regard to the private placement debt offering. These costs are being amortized to interest expense over the expected term of the related debt instruments, which is approximately 8 months.


    REVENUE RECOGNITION


    The Company generates three types of revenues: product sales, training and sales commissions. Products are sold primarily to two general types of customers: schools and commercial businesses. For sales to schools, the Company generally considers a sale to be completed and revenue recognized after the equipment is installed and the customer has received initial familiarization needed to operate the system. In the case of commercial sales, for which installation and initial familiarization is not required, revenue is recognized at the time the Company or the manufacturer delivers the products to the customer. The Company records amounts invoiced to customers but not yet recognizable as sales as deferred revenue until such time as the revenue recognition criteria have been met. The Company does not include extensive in-depth training in its sales contracts. Training revenues are separately recognized at the time such service is provided.


    The Company earns vendor commissions, the significant portion of which derive from sales that it generates for a manufacturer in California. The Company records commission revenues when the underlying sale and delivery of product to the customer are completed. The Company earned commission revenue from the California manufacturer of $-0- (unaudited) and $ 103,261 (unaudited) for the nine months ended June 30 , 2000 and 1999, respectively, $174,414 for the nine months ended September 30, 1999 and $-0- for the period from July 13, 1998 (Inception) to December 31, 1998, based on sales generated of approximately $-0- (unaudited) and $1,303,307 (unaudited) for the nine months ended June 30, 2000 and 1999, respectively, $2,286,501 for the nine months ended September 30, 1999 and $-0- for the period from July 13, 1998 (Inception) to December 31, 1998. As of December 31, 1998, the predecessor operating company, n-Gen Colorado, was owed approximately $97,000 from the California company. n-Gen Colorado recorded the amount as commission revenue and as a receivable but recorded an allowance for bad debts for $97,000 since at the time collection was doubtful. In August 1999, the $97,000 was collected and has been included in "Interest and other income" in 1999 as a recovery of a bad debt.


    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts. The carrying value of the Company's financial instruments approximate fair value.

    For certain financial instruments, the following methods and assumptions were used to estimate fair value:

       Cash and cash equivalents--The carrying amount approximates fair value because of the short maturities of such instruments.


       Debt--The fair value of the Company's debt approximates the carrying cost as their applicable interest rates approximate current market rates likely to be obtained from the creditors.

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CONCENTRATION OF CREDIT RISK


    Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk" requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. As of June 30, 2000 and September 30, 1999, the financial instruments which potentially expose the Company to credit risk consist of bank depository accounts and accounts receivable. The Company transacts its business with one financial institution. The amount on deposit in that one financial institution exceeded the $100,000 federally insured limit at June 30, 2000 (unaudited) and September 30, 1999. However, management believes that the financial institution is financially sound, in part because it is the Colorado operation of a national interstate bank corporation.


    The Company extends credit to substantially all of its customers who have generally demonstrated a high level of credit worthiness. A substantial portion of the Company's revenues derives from public schools and similar educational institutions where purchase commitments are based only on appropriated funds. The Company's commercial customers are geographically and economically dispersed in the Western mountain states of the United States. The Company historically has not had to record material amounts of allowances for doubtful accounts. Management believes that the allowance for doubtful accounts is adequate to cover potential credit risk losses.

    ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates are made regarding collectibility of receivables, depreciation, amortization of intangible assets and realizability of long-term assets.

    STATEMENT OF CASH FLOWS

    For the purposes of the statements of cash flows, the Company considers short-term, highly liquid investments and savings instruments with original maturities of three months or less to be cash equivalents.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company adheres to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." The Company reviews the carrying value its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value less estimated costs to sell.

    EARNINGS (LOSS) PER SHARE


    Statement of Financial Accounting Standards No. 128, "Earnings Per Share," requires two presentations of earnings per share--"basic" and "diluted." Basic earnings (loss) per share is computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued. In the case of an operating net (loss), the dilutive calculation is considered equivalent to the basic earnings per share. There are no potentially dilutive common shares.


    STOCK BASED COMPENSATION

    The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") in accounting for stock based compensation. Under APB 25, the Company recognizes no compensation expense related to employee or director stock options unless options are granted with an exercise price below fair value on the day of grant. Subsequently, the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") became effective. SFAS No. 123 provides an alternative method of accounting for stock-based compensation arrangements, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock. The Financial Accounting Standards Board encourages, but does not require, entities to adopt the fair-value based method. The Company will continue its accounting under APB No. 25 but uses the disclosure-only provisions of SFAS No. 123 for any options and warrants issued to employees and directors. No options have been granted.

    CAPITAL STRUCTURE

    The Company utilizes Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129"), which requires companies to disclose all relevant information regarding their capital structure.

    COMPREHENSIVE INCOME

    The Financial Accounting Standards Board has issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes standards for the reporting of comprehensive income. This pronouncement requires all items considered under accounting standards as components of comprehensive income to be reported in the statement of operations and displayed with the same prominence as other financial statements items. Comprehensive income components include all changes in equity during a period except those resulting from transactions with common or preferred stockholders. There are no comprehensive income items.

    SEGMENT REPORTING

    The Company adheres to the provisions of Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which requires a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PENSION AND OTHER POST RETIREMENT BENEFITS

    The Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits" ("SFAS No. 132") requires certain disclosures about employers' pension and other post retirement benefit plans and specifies the accounting and measurement or recognition of those plans. SFAS No. 132 requires disclosure of information on changes in the benefit obligations and fair values of the plan assets that facilitates financial analysis. This standard currently has no impact on the Company.

    DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

    The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes standards for recognizing all derivative instruments, including those for hedging activities, as either assets or liabilities on the balance sheet and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company will adopt SFAS No. 133 in the year 2000 and believes that there will be no impact on its financial statements.

    MORTGAGE BACKED SECURITIES RETAINED AFTER THE SECURITIZATION OF MORTGAGE
     LOANS BY MORTGAGE BANKING ENTERPRISES

    The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held by Mortgage Banking Enterprises" ("SFAS No. 134"). SFAS No. 134 establishes new reporting standards for certain activities of mortgage banking enterprises. The Company believes this statement has no impact on its financial statements.

NOTE 2--ACQUISITION OF BUSINESS AND INTANGIBLE ASSETS

    On March 26, 1999 and effective January 1, 1999, the Company purchased 100% of the outstanding common stock of n-Gen Colorado (a subchapter S corporation) in exchange for cash, notes payable and common stock of n-Gen Delaware as follows:

Cash........................................................  $ 50,000
Note payable................................................   100,000
Note payable................................................   550,000
250,000 shares of common stock, valued at $.15 per share        37,500
                                                              --------
Total.......................................................  $737,500
                                                              ========

    As part of the sales agreement, n-Gen Colorado, as an S corporation, distributed cash of $200,000 to the seller. While this distribution occurred on March 26, 1999, constructively, it was considered to have occurred immediately prior to the sale on January 1, 1999. The agreement also requires the Company to enter into a five-year employment contract with the former stockholder, paying compensation of approximately $100,000 per year. After the acquisition, the seller of n-Gen Colorado owned 250,000 shares (subsequently reduced by 90,000 shares to 160,000 shares) or 5.7% of the common stock of the Company. The Company valued the originally issued 250,000 shares at $.15 per

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACQUISITION OF BUSINESS AND INTANGIBLE ASSETS (CONTINUED) share which approximates the value of the combined companies based on the amount of cash and notes paid by the Company for the acquisition.

    The acquisition has been accounted for as a purchase by the Company and the results of operations of the acquired business are included in the consolidated financial statements from the effective date of the acquisition. For accounting purposes, the purchase price of $737,500 has been allocated first to the book value of the net assets of the acquired company in the amount of $403,862 The Company has determined that the book value equaled the fair value. The excess of the purchase price over the net assets in the amount of $433,638 has been allocated to various intangible assets. No goodwill has been recorded as a result of this purchase.

    The following unaudited pro forma financial information summarizes the results of operations as if the acquisition had occurred at January 1, 1998:

Revenues....................................................  $5,558,563
Net (loss)..................................................  $ (162,002)
(Loss) per share............................................  $     (.04)


    As of June 30, 2000 and September 30, 1999, the cost basis and useful lives of intangible assets consist of the following:



                                              JUNE 30,
                                                2000       SEPTEMBER 30,   ESTIMATED
                                             (UNAUDITED)       1999          LIVES
                                             -----------   -------------   ---------
Goodwill...................................   $      --      $      --           --
Customer list..............................      43,364         43,364      2 years
Distributor contracts......................     216,819        216,819      2 years
Non-compete covenant.......................     173,455        173,455      5 years
                                              ---------      ---------
                                                433,638        433,638
Less accumulated amortization..............    (247,174)      (123,587)
                                              ---------      ---------
                                              $ 186,464      $ 310,051
                                              =========      =========

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--PROPERTY AND EQUIPMENT

    A summary of property and equipment is as follows:


                                                     JUNE 30, 2000   SEPTEMBER 30,
                                                      (UNAUDITED)        1999
                                                     -------------   -------------
Demonstration supplies.............................    $  16,169       $  16,169
Demonstration equipment............................      388,983         361,839
Office furniture and equipment.....................      155,488         131,584
Office equipment (under capital lease).............       72,120              --
Automobiles........................................       65,745          65,745
Training and demonstration equipment (under capital       86,242          86,242
  lease)...........................................
Internally developed software......................      199,852          41,143
                                                       ---------       ---------
                                                         984,599         702,722
Less accumulated depreciation and amortization.....     (575,617)       (503,258)
                                                       ---------       ---------
                                                       $ 408,982       $ 199,464
                                                       =========       =========



    All furniture, equipment and vehicles are pledged as collateral for the bank loans, except for the $72,120 of office equipment and $86,242 of training and demonstration equipment, which are pledged to capital leases.


NOTE 4--NOTES PAYABLE--RELATED PARTY


    The Company owed to the former owner of n-Gen Colorado, and a director, two note payable amounts of $513,272 (unaudited) and $100,000 (unaudited) as of June 30, 2000 and $529,098 and $100,000 as of September 30, 1999, plus accrued interest of $28,227 (unaudited) and $16,582 at June 30, 2000 and September 30, 1999, respectively. These notes were issued in connection with the Company's purchase of n-Gen Colorado (Note 2). The $529,098 note, bearing 8% interest, has principal and interest payments of $33,500 due quarterly, with the outstanding balance due in April 2004. Fifty-percent of the outstanding balance is personally guaranteed by the Company's chairman and majority stockholder. The $100,000 unsecured note, bearing 8% interest, was originally due December 31, 1999. That note has been extended to September 30, 2000, but with the interest rate increased from 8% to 10%. Current and long-term portions of the aggregate debt to the related party are $237,233 (unaudited) and $376,039, respectively, as of June 30, 2000. Current and long-term portions of the aggregate debt to the related party are $194,459 and $434,639, respectively, at September 30, 1999.

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--NOTES PAYABLE--RELATED PARTY (CONTINUED)
    Principal maturities of the above related party debt for each of the next five years are as follows:


                                                    JUNE 30,
                                                      2000       SEPTEMBER 30,
YEAR ENDED                                         (UNAUDITED)        1999
----------                                         -----------   --------------
  2000...........................................    $    N/A       $194,459
  2001...........................................     237,233        102,245
  2002...........................................      99,777        110,674
  2003...........................................     110,224        119,797
  2004...........................................     121,766        101,923
  2005 and thereafter............................      44,272             --
                                                     --------       --------
Total............................................    $613,272       $629,098
                                                     ========       ========


NOTE 5--NOTES PAYABLE, BANK

    Notes payable to a bank consist of the following:


                                                               JUNE 30,
                                                                 2000       SEPTEMBER 30,
                                                              (UNAUDITED)       1999
                                                              -----------   -------------
Outstanding principal on a $350,000 revolving line of credit from a bank, monthly interest payments at an annual rate
  of one and one-half percent above prime rate, due
  September 30, 2000, collateralized by all inventories,
  equipment and accounts receivable. Chairman of the Board
  and majority stockholder and a Director are jointly and
  severally liable for the debt.............................    $350,000      $350,000
Note due to bank, principal and interest payable monthly,
  interest at 9.750%, matures February 2001, collateralized
  by automobile.............................................       2,278         4,859
                                                                --------      --------
Total notes payable.........................................    $352,278      $354,859
                                                                ========      ========



    The notes have been included on the balance sheet as current liabilities. As of June 30, 2000 and September 30, 1999, the weighted average interest rate on the above outstanding borrowings is 10.52% (unaudited) and 11.45%, respectively.


NOTE 6--NOTES PAYABLE--INVESTORS


    In March and April 1999, the Company issued notes payable, at $50,000 each, to three individuals for an aggregate of $150,000. Each of these investors also received a certain number of shares of the Company's common stock. The notes had initial due dates of approximately September 30, 1999 but were all extended to dates in 2000. During January, 2000 one investor note of $50,000 was repaid. At June 30, 2000 and September 30, 1999, the Company owed accrued interest on the notes of $25,000 (unaudited) and $28,189, respectively. The stock issued to the investors was valued at $15,000, or $.15 per share. The Company recorded the $15,000 as additional interest expense which was fully recognized through September 1999. One of the investors, who invested $50,000, is considered by the Company to be a related party.

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--NOTES PAYABLE--INVESTORS (CONTINUED)

    In 1999, the Company initiated the sale of debt securities (notes payable) in a private placement offering. The notes payable are non-interest bearing and automatically redeemable in cash, upon the earlier of December 31, 2000 or completion of a proposed public offering of the Company's common stock, at 90% of the investment proceeds. In addition, at the time of debt repayment the investors in the notes payable will receive shares of the Company's "restricted" common stock at a rate of one share for every $5.00 of their cash investment. Through June 30, 2000 and September 30, 1999, the Company raised gross proceeds of $526,250 (unaudited) and $112,500, respectively. Based on the amount of debt proceeds, the Company will issue 105,250 shares at the time of debt repayment. One of the investors, who invested $50,000, is considered by the Company to be a related party.



    The Company has recorded the debt portion (ninety percent) of the proceeds from each investor as a current liability, discounted at 10% per annum to reflect imputed interest. The Company has recorded the imputed interest and the equity portion (ten percent) of the proceeds as additional paid-in capital. The imputed interest discount is being amortized to interest expense over the anticipated term of the notes using the interest method. As a result, the Company has recorded increases in additional paid-in capital of $20,761 and $72,704 for the nine months ended September 30, 1999 and for the nine months ended June 30, 2000, respectively, or an aggregate of $93,465 ($.89 per share) for the 105,250 shares to be issued.



    In connection with the debt private placement, the Company has recorded direct debt offering costs of $57,856 (unaudited) and $36,606 as of June 30, 2000 and September 30, 1999, respectively, which amounts are being amortized to interest expense over approximately 8 months, the expected term of the debt. The accumulated amortization expense was $57,856 (unaudited) and $-0- at June 30, 2000 and September 30, 1999, respectively.



    Notes payable to investors consist of the following:



                                                               JUNE 30,
                                                                 2000       SEPTEMBER, 30
                                                              (UNAUDITED)       1999
                                                              -----------   -------------
Note payable to investor, interest at 12% per annum,
  extended due date April 15, 2000, uncollateralized, 50,000 shares of common stock granted in conjunction with the
  note payable..............................................    $     --      $ 50,000
Note payable to investor, non-interest bearing, principal
  repayable with a premium of $12,500, extended due date
  September 4, 2000, uncollateralized, 25,000 shares of
  common stock granted in conjunction with the note payable,
  investor a related party..................................      50,000        50,000
Note payable to investor, non-interest bearing, principal
  repayable with a premium of $12,500, extended due date
  September 7, 2000, uncollateralized, 25,000 shares of
  common stock granted in conjunction with the note
  payable...................................................      50,000        50,000
Notes payable to investors through private placement, net of unamortized interest imputed at 10% per annum and amount
  attributable to beneficial equity interest, notes
  uncollaterized............................................     465,149        92,418
                                                                --------      --------
Total notes payable--investors..............................    $565,149      $242,418
                                                                ========      ========

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--CAPITAL LEASE OBLIGATIONS


    In 1998, the Company borrowed $140,000 from a leasing company and is repaying the amount under a capital lease agreement. The proceeds were substantially used to acquire its "smart classroom," which is used for sales demonstration and training. The underlying asset has been capitalized at $86,242, net of internal labor used to construct the classroom. At June 30, 2000 and September 30, 1999, the present value of the lease was $67,140 (unaudited) and $100,440, respectively, payable in monthly installments of $4,564 (including interest at 12% per annum plus sales tax) and collateralized by the acquired equipment. This lease has been personally guaranteed by a Director of the Company.



    In February 2000, the Company borrowed $47,328 (unaudited) from a leasing company and is repaying the amount under a capital lease agreement. The proceeds were used to acquire computer equipment and furniture which is used for a classroom. The underlying assets were capitalized at $47,328 (unaudited). At June 30, 2000 and September 30, 1999, the present value of the lease was $42,704 (unaudited) and $-0- (unaudited), respectively, payable in monthly installments of $1,514 (unaudited) (including interest at 10% (unaudited) per annum plus sales tax) and collateralized by the acquired equipment.



    In March 2000, the Company borrowed $24,792 (unaudited) from a leasing company and is repaying the amount under a capital lease agreement. The proceeds were used to acquire computer equipment used in connection with the Company's e-commerce site. The underlying assets were capitalized at $24,792 (unaudited). At June 30, 2000 and September 30, 1999, the present value of the lease was $22,520 (unaudited) and $-0- (unaudited), respectively, payable in monthly installments of $1,514 (unaudited) (including interest at 10% (unaudited) per annum plus sales tax) and collateralized by the acquired equipment.



    The Company leases computer equipment and related furniture under capital leases expiring in December 2001, March 2002 and March, 2003. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for the nine months ended June 30, 2000 (unaudited) and the nine months ended September 30, 1999.


    Minimum future lease payments under the capital leases for each of the next five years are:


                                                       JUNE 30,
                                                         2000       SEPTEMBER 30,
YEAR ENDED                                            (UNAUDITED)       1999
----------                                            -----------   -------------
  2000..............................................         N/A      $ 54,768
  2001..............................................    $ 83,454        54,768
  2002..............................................      46,942         4,564
  2003..............................................      19,124            --
                                                        --------      --------
Total minimum lease payments........................     149,520       114,100
Less:  amount representing interest and executory
  costs.............................................     (17,156)      (13,660)
                                                        --------      --------
Present value of net minimum lease payments.........     132,364       100,440
Less:  Current portion..............................     (71,418)      (45,087)
                                                        --------      --------
Long-term portion...................................    $ 60,946      $ 55,353
                                                        ========      ========

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--LEASE COMMITMENTS


    As of June 30, 2000 and September 30, 1999, the Company had entered into an operating lease agreement for the rental of its retail and office facility. The agreement was signed in 1998, amended in 1999 and requires base monthly rent payments varying between $5,093 and $5,397 over a lease period of five years.


    The Company subleases office space for its headquarters from another company partially controlled by certain major stockholders and officers of the Company. The sublease is a verbal agreement under which the total rent for the office suite shared with the related company is paid by the Company.


    Total rent expense for the entire Company was $89,192 (unaudited) and $51,310 (unaudited) for the nine months ended June 30, 2000 and 1999, respectively, $35,126 for the nine months ended September 30, 1999 and $18,178 for the period from July 13, 1998 (Inception) to December 31, 1998.


    Required minimum rentals, on an annual basis, for the next five years, are as follows:


                                                       JUNE 30,
                                                         2000       SEPTEMBER 30,
YEAR ENDED                                            (UNAUDITED)       1999
----------                                            -----------   -------------
  2000..............................................         N/A      $ 70,895
  2001..............................................    $ 62,530        62,871
  2002..............................................      63,907        64,144
  2003 and thereafter...............................      36,626        36,627
                                                        --------      --------
Total minimum lease payments........................     163,063       234,537
Less:  amount representing interest and executory
  costs.............................................      (7,987)      (11,019)
                                                        --------      --------
Present value of net minimum lease payments.........    $156,076      $223,518
                                                        ========      ========


NOTE 9--STOCKHOLDERS' EQUITY

    The Company was originally capitalized with common stock of 100,000,000 authorized shares of $.0001 par value stock and 25,000,000 shares of preferred stock. The holders of the common stock are entitled to one vote per share. On April 16, 1999, the Board of Directors and shareholders decreased the total authorized number of shares to 30,000,000, divided into 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board of directors will designate the voting powers, preferences and rights, and the qualifications, limitations or restrictions of the preferred stock, as needed, in the future. No shares of preferred stock have been issued.

    On July 13, 1998, in connection with the formation of the Company, the Company issued 2,000,000 and 170,000 shares (240,000 and 20,000 shares, respectively, later returned) of its common stock to two officers and directors in exchange for services valued at $2,000 and $170, respectively.

    On July 28, 1998, the Company issued 2,000,000 (420,000 shares later returned) shares of its common stock valued at $.15 per share to a current Director of the Company in exchange for $50,000 cash and a $250,000 note payable to the Company. The note required monthly payments of $50,000 and was effectively non-interest bearing. Interest income of $6,310 at 10% per annum was imputed,

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9--STOCKHOLDERS' EQUITY (CONTINUED) recognized as income and charged to compensation expense. As of December 31, 1998, the Director had paid all amounts due to the Company.

    In March 1999, the Company issued 250,000 shares (90,000 shares later returned) of common stock valued at $.15 per share as partial consideration for its purchase on n-Gen Colorado (Note 2). In March and April 1999, the Company issued 100,000 shares of common stock valued at $.15 per share to three individuals as consideration for working capital loans (Note 6).

    In June 1999, the Company cancelled 770,000 shares of common stock. These shares were returned by four directors without consideration.

    In June 1999, the Company issued 1,260,000 shares of common stock valued at $239,400 ($.19 per share) to four employees of the Company in consideration of past services.

    In September 1999, the Company recorded an increase of $20,761 to additional paid-in capital which constituted equity interest granted to individuals who loaned the Company money under the private debt offering (Note 6).

    In the months of October through December 1999, the Company recorded an increase of $72,704 to additional paid-in capital which constituted equity interest granted to individuals who loaned the Company money under the private debt offering (Note 6). (Unaudited)

    From December 1999 through February 2000, the Company sold 930,000 shares of common stock in a private placement transaction to twelve investors in consideration of $465,000, or $.50 per share. Consideration at $.50 per share was the fair value that willing and unrelated buyers agreed to pay. The Company paid commissions of $44,000 for net proceeds of $421,000 for these transactions. (Unaudited)

NOTE 10--RELATED PARTY TRANSACTIONS


    The Company's headquarters is located in the offices of One Capital Corporation ("One Capital"), a company partially controlled by certain major stockholders and officers of the Company. The Company subleases under a verbal contract from One Capital for office space by paying substantially all of the rent for the shared office space. Headquarters rent expense paid to One Capital was $30,524 (unaudited) and $18,132 (unaudited) for the nine months ended
June 30, 2000 and 1999, $30,084 for the nine months ended September 30, 1999 and $18,178 for the period from July 13, 1998 (Inception) to December 31, 1998.



    In addition, One Capital Corporation has paid certain expenses on behalf of the Company and for which it will be reimbursed by the Company. Amounts of $196,809 (unaudited) and $83,218 are owed to One Capital as of June 30, 2000 and September 30, 1999, respectively. The total amount paid by One Capital on behalf of the Company was $448,808 (unaudited) and $290,149 (unaudited) for the nine months ended June 30, 2000 and 1999, $319,891 for the nine months ended September 30, 1999 and $185,964 for the period from July 13, 1998 (Inception) to December 31, 1998. The total amount reimbursed by the Company to One Capital was $335,217 (unaudited) and $213,000 (unaudited) for the nine months ended
June 30, 2000 and 1999, $230,137 for the nine months ended September 30, 1999 and $192,500 for the period from July 13, 1998 (Inception) to December 31, 1998.

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10--RELATED PARTY TRANSACTIONS (CONTINUED)
    A Director has personally guaranteed the revolving line of credit with a bank (Note 5). In addition, the Director has personally guaranteed 50% of the outstanding note payable balance to the prior owner of n-Gen Colorado (Note 4). A Director and prior owner of n-Gen Colorado have personally guaranteed a capital lease for the acquisition of equipment and the rent payments for the operations office.

NOTE 11--INCOME TAXES


    There is no current or deferred tax expense for the nine months ended
June 30, 2000 (unaudited) and 1999 (unaudited), the nine months ended
September 30, 1999 and the period from July 13, 1998 to December 31, 1998 due to net losses from operations by the Company.


    Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. Deferred income tax assets are recorded to reflect the tax consequences on future years of income tax carry-forward benefits, reduced by benefit amounts not expected to be realized by the Company.


    The net deferred tax asset is comprised of the following at June 30, 2000 (unaudited) and September 30, 1999:



                                                     JUNE 30, 2000    SEPTEMBER 30,
                                                      (UNAUDITED)         1999
                                                     --------------   -------------
Deferred tax asset:
Net operating loss benefit carry forward...........     $ 558,021       $ 400,458
Amortization of goodwill...........................       101,396          39,488
Allowance for doubtful accounts....................        38,204          38,204
Accrued interest...................................        20,007          17,348
                                                        ---------       ---------
  Total............................................       717,628         495,498
Valuation allowance for deferred tax assets........      (717,628)       (495,498)
                                                        ---------       ---------
Net deferred tax asset.............................     $      --       $      --
                                                        =========       =========



    The temporary differences causing the deferred tax asset are expected to reverse over the next fifteen years. As of June 30, 2000 and September 30, 1999, the Company had operating loss carryforwards of $ 1,365,957 (unaudited) and $982,279, respectively. The operating loss carryforwards expire beginning in 2018 ($238,124 in 2018, $ 744,155 in 2019 and $383,678 in 2020).

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12--CONCENTRATIONS


    For the nine months ended June 30, 2000 and 1999, the nine months ended September 30, 1999 and the period from July 13, 1998 (Inception) to
December 31, 1998, none of the Company's sales exceed 10% to any one customer.



    The Company is dependent upon a relatively few manufacturers of equipment and software to supply product to sell. The Company relies upon renewable one-year distribution contracts with these manufacturers. For the nine months ended June 30, 2000 and 1999, the nine months ended September 30, 1999 and the period from July 13, 1998 (Inception) to December 31, 1998, the Company's cost of sales was concentrated in a few suppliers (only those exceeding 10% are presented) as follows:



                        NINE MONTHS        NINE MONTHS
                           ENDED              ENDED                                    JULY 13, 1998
                       JUNE 30, 2000      JUNE 30, 1999      NINE MONTHS ENDED        (INCEPTION) TO
                        (UNAUDITED)        (UNAUDITED)       SEPTEMBER 30, 1999      DECEMBER 31, 1998
SUPPLIER                 PER CENT           PER CENT              PER CENT               PER CENT
--------               -------------      -------------      ------------------      -----------------
A....................        32%                34%                  36%                     *
B....................        12%                11%                  10%                     *
C....................         *                 10%                  10%                     *


------------------------

*   Less than 10%

NOTE 13--EMPLOYEE BENEFIT PLAN

    The Company sponsors a defined contribution 401(k) profit sharing plan for the employees of its Colorado subsidiary. Under the plan, all employees age 21 and older with twelve consecutive months of service and 1,000 hours of service may participate. Eligible employees may voluntarily contribute from 1% to 15%, but not more than the maximum allowed by law (currently $10,500), of their compensation annually to the plan. The Company may elect at the Board's discretion to match participant contributions. Participant contributions are fully vested and Company contributions become vested for participants over seven years.

NOTE 14--SEGMENT INFORMATION

    The Company's operations consist of three segments: (1) sales of computer software and hardware and commissions, (2) computer training and (3) e-commerce site.

    Identified assets by segment are those assets that are used in the Company's operations in each segment. Corporate assets are principally cash, furniture, fixtures, vehicles, and intangible assets.

    The Company has adopted Statement of Financial Accounting Standards
No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). The adoption of SFAS 131 requires the presentation of descriptive information about reportable segments which is consistent with that made available to the management of the Company to assess performance.

    The sales segment derives its revenues from the sale of educational computer hardware and software to schools and computer aided design ("CAD") software to businesses and from commissions.

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 14--SEGMENT INFORMATION (CONTINUED)
    The training segment derives its revenues from providing computer classroom and CAD computer training to individuals.


    The e-commerce site will derive revenues by providing customers the opportunity to purchase a broad assortment of educational products, software and office and school supplies. As of June 30, 2000, the site was in the development stage and no revenues have been received.


    During all periods presented, there were no inter-segment revenues. The accounting policies applied by each segment are the same as those used by the Company in general.

    Segment information consists of the following:


                                      SALES       TRAINING    E-COMMERCE    CORPORATE    CONSOLIDATED
                                    ----------   ----------   ----------   -----------   ------------
Nine months ended June 30, 2000
  (Unaudited):

Revenues..........................  $3,819,117   $  165,091    $     --    $        --    $3,984,208
Income (loss) from operations.....     759,702       53,044          --     (1,438,791)     (626,045)
Assets............................   2,430,561       11,480     224,644        716,665     3,383,350
Depreciation and amortization.....      46,788        4,506          --        202,508       253,802
Capital expenditures..............      27,144       47,328      86,100         49,184       209,756

Nine months ended June 30, 1999
  (Unaudited):

Revenues..........................  $1,733,288   $   64,884    $     --    $        --    $1,798,172
Income (loss) from operations.....     154,832       54,235          --     (1,108,632)     (899,565)
Assets............................     814,597       13,485          --        562,237     1,390,319
Depreciation and amortization.....      25,736        3,218          --         94,592       123,546
Capital expenditures..............          --           --          --         40,579        40,579

Nine months ended September 30,
  1999:

Revenues..........................  $3,724,325   $  106,028    $     --    $        --    $3,830,353
Income (loss) from operations.....     471,920       30,499     (41,390)    (1,325,437)     (864,408)
Assets............................   1,938,830       14,547          --        617,162     2,570,539
Depreciation and amortization.....      32,135        4,031          --        142,622       178,788
Capital expenditures..............          --           --          --         79,844        79,844

July 13, 1998 (Inception) to
  December 31, 1998:

Revenues..........................  $       --   $       --    $     --    $        --    $       --
Income (loss) from operations.....          --           --          --       (244,254)     (244,254)
Assets............................          --           --          --         69,140        69,140
Depreciation and amortization.....          --           --          --             --            --
Capital expenditures..............          --           --          --             --            --

                           N-GEN SOLUTIONS.COM, INC.
                    (A DELAWARE CORPORATION) AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 15--INITIAL PUBLIC OFFERING

    In June 1999, the Company entered into a letter of intent with Barron Chase Securities, Inc. ("Underwriter"), a broker-dealer firm and NASD member, to represent the Company in an initial public offering ("IPO") of its common stock and warrants on a "firm commitment" basis. The letter of intent generally requires that the Company pay certain expenses of the Underwriter in advance, and provides for ongoing investment banking services by the Underwriter and a right of first refusal to act as manager on future sales of the Company's securities for a period of five years.

    The Company expects to offer 1,600,000 shares of common stock and 1,600,000 warrants to purchase common stock in the IPO for $5.00 per share and $.125 per warrant. Each warrant will exercisable for $5.50 per share for a period of five years after the close of the IPO. The warrants will be subject to voluntary redemption by the Company at $.05 per warrant.

    The Company has granted the Underwriter an over-allotment option to purchase after the effective date of the offering up to 240,000 shares of common stock and 240,000 warrants. The Company must pay a non-accountable expense allowance of 3% of gross proceeds and a commission of 10% of gross proceeds. The Company has already paid the Underwriter $30,000 in advance for the non-accountable fees.

NOTE 16--SUBSEQUENT EVENTS

    The Company intends to establish a stock option plan with two million shares of the Company's common stock reserved for issuance through the plan.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
n-Gen Solutions.com, Inc. (a Colorado corporation)
Longmont, Colorado

    We have audited the statements of operations, stockholder's equity and cash flows of n-Gen Solutions.com, Inc. (a Colorado corporation) for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of n-Gen Solutions.com, Inc. (a Colorado corporation) for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          GORDON, HUGHES & BANKS, LLP

February 1, 2000
Englewood, Colorado

                           N-GEN SOLUTIONS.COM, INC.
                            (A COLORADO CORPORATION)

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

REVENUE
  Sales.....................................................  $5,112,432
  Training and installation.................................     129,999
  Commissions...............................................     443,132
                                                              ----------
  Total revenue.............................................   5,685,563

COST OF GOODS SOLD..........................................   3,965,661
                                                              ----------
  Gross profit..............................................   1,719,902
                                                              ----------

OPERATING EXPENSES
  Selling expenses..........................................     649,330
  General and administration................................     626,702
  Depreciation..............................................      36,459
  Bad debts.................................................     119,026
                                                              ----------
  Total operating expenses..................................   1,431,517
                                                              ----------

Income from operations......................................     288,385

OTHER INCOME (EXPENSE)
  Interest (expense)........................................     (13,890)
  Interest income...........................................      11,861
                                                              ----------
  NET INCOME................................................  $  286,356
                                                              ==========

Earnings per share..........................................  $     0.06
                                                              ==========

Weighted average shares outstanding.........................   5,000,000
                                                              ==========

                       See notes to financial statements

                           N-GEN SOLUTIONS.COM, INC.
                            (A COLORADO CORPORATION)

                       STATEMENT OF STOCKHOLDER'S EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                            COMMON STOCK
                                                        --------------------   RETAINED
                                                         SHARES      AMOUNT    EARNINGS    TOTAL
                                                        ---------   --------   --------   --------
Balance, January 1, 1998..............................  5,000,000    $7,980    $297,525   $305,505

  Net income..........................................         --        --     286,356    286,356

  Distributions to owner..............................         --        --     (88,000)   (88,000)
                                                        ---------    ------    --------   --------
Balance, December 31, 1998............................  5,000,000    $7,980    $495,881   $503,861
                                                        =========    ======    ========   ========

                       See notes to financial statements

                           N-GEN SOLUTIONS.COM, INC.
                            (A COLORADO CORPORATION)

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Income..................................................  $ 286,356
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................     36,459
  (Increase) decrease in:
    Accounts receivable.....................................   (235,198)
    Inventory...............................................     25,807
    Employee advances.......................................     32,341
    Deposits................................................     (2,500)
  Increase (decrease) in:
    Accounts payable........................................   (165,348)
    Accrued expenses........................................     71,191
    Deferred revenue........................................     68,170
                                                              ---------
  Net cash provided by operating activities.................    117,278
                                                              ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of equipment....................................    (45,592)
                                                              ---------
  Net cash (used) by investing activities...................    (45,592)
                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans.........................................     44,630
Payments on debt............................................     (2,941)
Distributions to owner......................................    (88,000)
                                                              ---------
  Net cash (used) by financing activities...................    (46,311)
                                                              ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS...................     25,375
Cash and Cash Equivalents:
  Beginning of year.........................................    141,708
                                                              ---------
  Ending of year............................................  $ 167,083
                                                              =========

OTHER INFORMATION:
  Cash basis interest paid..................................  $  22,557
                                                              =========

  Equipment acquired through capital lease..................  $  86,242
                                                              =========

                        See notes to financial statments

                           N-GEN SOLUTIONS.COM, INC.
                            (A COLORADO CORPORATION)

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS AND ORGANIZATION

    In 1984, n-Gen Solutions.com, Inc. (a Colorado corporation) (formerly known as Technology Learning Systems, Inc.) (the "Company") began business as a sole proprietorship and was incorporated on March 1, 1989 in Colorado as an S corporation. The Company is primarily engaged in the business of selling educational computer hardware, software to schools and computer aided design ("CAD") software to businesses and providing installation and training services. Training is done both in its own classrooms and at the customer's location. The Company also acts as a sales representative for a company in California that manufactures computerized classrooms. The Company sells its products in Montana, Wyoming, Nevada, Arizona, Colorado, New Mexico, Utah and Idaho.

REVENUE RECOGNITION

    The Company generates three types of revenues: product sales, training, and sales commissions. Products are sold to two types of customers: schools and commercial businesses. For computer labs and computerized ("smart") classrooms, a sale is completed and revenue is recognized when the equipment is installed and the customer has received initial familiarization needed to operate the system. Formal in-depth training is an additional service and completion of the sale is not dependent upon delivery of in-depth training. In the case of commercial sales, for which installation and training is not required, revenue is recognized at the time that products are delivered to the customer. Training revenues are recognized when the training is provided. Sales commission revenues are recognized when the manufacturer's systems are installed at the customer location and collection is substantially assured.


    The Company earns commissions based on sales that it generates for a company in California. The Company earned commission revenue of $443,132 for the year ended December 31, 1998, based on sales of computerized classrooms generated of approximately $2,900,000.



    As of December 31, 1998, the Company was owed approximately $97,000 from the California company. However, at December 31, 1998, the Company was negotiating the conversion of the receivable to a note, The Company has recorded the commission revenue and the related receivable for the $97,000. However, the Company has also recorded an allowance for doubtful accounts and bad debt expense for the $97,000 because, at the time, the amount was uncollectable. Subsequently, in August 1999, the $97,000 was collected and recorded as recovery of bad debt in 1999.


DEPRECIATION

    Property and equipment are recorded at cost. Major improvements are capitalized, while repairs and maintenance, which do not improve or extend the life of the respective assets, are expensed currently. All equipment is pledged as collateral for a bank loan.

    Depreciation is computed for equipment using the straight-line and accelerated methods over the estimated useful lives of the assets with lives ranging from three to five years.

INCOME TAXES

    Through December 31, 1998, the Company has been taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the net income of the Company flows through to the stockholders to be taxed at the individual level rather than the corporate

                           N-GEN SOLUTIONS.COM, INC.
                            (A COLORADO CORPORATION)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) level. Accordingly, the corporation has no tax liability in the period presented. Subsequent to December 31, 1998, the control of the Company changed and the Company's tax status automatically changed to a C Corporation for federal and state income tax purposes.

ACCOUNTING ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

STATEMENT OF CASH FLOWS

    For the purposes of the statement of cash flows, the Company considers short-term, highly liquid investments and savings instruments with maturities of three months or less to be cash equivalents.

EARNINGS PER SHARE


    Statement of Financial Accounting Standards No. 128, "Earnings Per Share," became effective in the fourth quarter of 1997 and requires two presentations of earnings per share--"basic" and "diluted." Basic earnings per share is computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued. There were no dilutive common shares.


COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes standards for the reporting of comprehensive income. This pronouncement requires that all items recognized under accounting standards as components of comprehensive income, as defined in the pronouncement, be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company adopted SFAS No. 130 in 1998 and determined there is no impact on any of the periods presented. There were no comprehensive income items.

SEGMENT REPORTING

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS
No. 131"), which amends the requirements for a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information

                           N-GEN SOLUTIONS.COM, INC.
                            (A COLORADO CORPORATION)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 1--NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company adopted SFAS No. 131 in 1998.

NOTE 2--LEASE COMMITMENTS

    As of December 31, 1998, the Company had entered into an operating lease agreement for the rental of its current retail and office facility. The agreement was signed in 1998 and requires base monthly rent payments varying between $1,613 and $4,121 over a lease period of five years. Rent expense for 1998 was $40,788.

    Required minimum rentals, on an annual basis, are as follows:

Year ending December 31,:
  1999......................................................  $ 38,448
  2000......................................................    39,329
  2001......................................................    40,237
  2002......................................................    41,172
  2003 and thereafter.......................................    13,073
                                                              --------
Total minimum lease payments................................  $172,259
                                                              ========

NOTE 3--STOCKHOLDER'S EQUITY

    The common stock of the Company consists of 30,000,000 authorized shares of no-par value stock, divided into 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. At December 31, 1998 8,000,000 shares of common stock were issued and outstanding. However, in 1999, 3,000,000 shares were returned by the stockholder and cancelled. All references in these financial statements to the number of shares outstanding have been adjusted for the returned 3,000,000 shares.

    The holder of the common stock is entitled to one vote per share. As disclosed in the statement of changes in stockholder's equity, the Company made distributions periodically to the sole stockholder. The distributions consisted of cash in 1998.

NOTE 4--CONCENTRATIONS

    For the year ended December 31, 1998, none of the Company's revenues exceed 10% from any one customer.

    The company is dependent upon a relatively few manufacturers of equipment to supply product to sell. The Company relies upon renewable one-year distribution contracts with these manufacturers. For the year ended December 31, 1998, the Company's cost of sales was concentrated in a few suppliers (only those exceeding 10% are presented) as follows:

SUPPLIER                                             PER CENT
--------                                             --------
A..................................................     30%
B..................................................     16%

                           N-GEN SOLUTIONS.COM, INC.
                            (A COLORADO CORPORATION)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--SEGMENT INFORMATION

    The Company's operations consist of three segments: (1) sales of computer software and hardware and commissions, and (2) computer training, (3) corporate activities.

    The Company has adopted Statement of Financial Accounting Standards
No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). The adoption of SFAS 131 requires the presentation of descriptive information about reportable segments which is consistent with that made available to the management of the Company to assess performance.

    The sales segment derives its revenues from the sale of educational computer hardware and software to schools and computer aided design ("CAD") software to businesses and from commissions.

    The training segment derives its revenues from providing computer classroom and CAD computer training to individuals.

    During all periods presented, there were no inter-segment revenues. The accounting policies applied by each segment are the same as those used by the Company in general.

    Segment information consists of the following:


                                                    SALES      TRAINING   CORPORATE     TOTAL
                                                  ----------   --------   ---------   ----------
Year-ended December 31, 1998:

Revenues........................................  $5,555,564   $129,999   $      --   $5,685,563
Income(loss) from operations....................  $  893,907   $ 31,937   $(637,459)  $  288,385
Depreciation and amortization...................  $   22,765   $  2,938   $  10,756   $   36,459
Capital expenditures............................  $   31,359   $     --   $  14,233   $   45,592


    In addition, $86,242 of equipment was acquired through a capital lease during 1998.

NOTE 6--SUBSEQUENT EVENTS

CHANGE IN CONTROL OF THE COMPANY

    On March 26, 1999 and effective January 1, 1999, AAE Education Corporation purchased all of the outstanding common stock from the Company's then sole stockholder for cash, notes payable and common stock in AAEE. As part of the sale, AAEE agreed to distribute to the seller $200,000 of the retained earnings as of January 1, 1999 at any time on or after closing. The agreement also requires the Company to enter into a five-year employment contract with the former sole stockholder at approximately $100,000 per year.

    The effect on total stockholder's equity of the Company in 1999 prior to the change in control is as follows:

Total equity, December 31, 1998.............................  $ 503,861
Distribution to Sub-chapter S stockholder...................   (200,000)
                                                              ---------
Total equity, after distribution, effective January 1,
  1999......................................................  $ 303,861
                                                              =========

EMPLOYEE BENEFIT PLAN

    Effective January 1, 1999, the Company adopted a defined contribution 401(k) profit sharing plan for its employees.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES AND WARRANTS ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON SHARES.
                            ------------------------

                               TABLE OF CONTENTS


                                          PAGE
                                        --------
Prospectus Summary....................      3
The Offering..........................      5
Selected Consolidated Financial
  Data................................      6
Risk Factors..........................      7
Special Note Regarding Forward-Looking
  Statements..........................     23
How We Intend to Use the Proceeds from
  the Offering........................     23
Dividend Policy.......................     23
Dilution..............................     24
Capitalization........................     25
Management's Discussion and Analysis
  or Plan of Operation................     26
Business..............................     34
Management............................     45
Principal Shareholders................     50
Certain Transactions and Related Party
  Transactions........................     51
Description of Securities.............     52
Shares Eligible for Future Sale.......     54
Transfer Agent and Registrar..........     55
Reports to Security-Holders...........     55
Underwriting..........................     56
Legal Proceedings.....................     59
Legal Matters.........................     59
Experts...............................     59
Where You Can Find More Information...     59
Index to Financial Statements.........    F-1


                            ------------------------

    UNTIL             , 2000, ALL DEALERS SELLING COMMON SHARES OR WARRANTS
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,600,000 SHARES
                               1,600,000 WARRANTS

                                     N-GEN
                              SOLUTIONS.COM, INC.

                                  COMMON STOCK
                                    WARRANTS

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                  BARRON CHASE
                                SECURITIES, INC.

                              7700 W. Camino Real
                           Boca Raton, Florida 33433
                                 (561) 347-1200

                           Beverly Hills, California
                               Boca Raton Florida
                             Boston, Massachusetts
                               Buffalo, New York
                               Chicago, Illinois
                              Clearwater, Florida
                               Edison New Jersey
                            Eureka Springs, Arkansas
                            Fort Lauderdale, Florida
                          Hasbrook Heights, New Jersey
                              La Jolla, California
                             Long Island, New York
                               New York, New York
                                Orlando, Florida
                                Sarasota Florida
                                 Tampa, Florida

                                           , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Restated Certificate of Incorporation (the "Restated Certificate") provides that the Company shall indemnify each person who is or was a director, officer or employee of the Company to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

    A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company, other than underwriting discounts and commissions are as follows:

Securities and Exchange Commission filing fee...............  $  5,845.49
National Association of Securities Dealers filing fee.......     2,000.00     *
Nasdaq and Exchange filing fees.............................    13,000.00     *
State Securities Laws (Blue Sky) fees and expenses..........    35,000.00     *
Printing and mailing costs and fees.........................                  *
Legal fees and costs........................................                  *
Accounting fees and costs...................................                  *
Due diligence and travel....................................    50,000.00     *
Transfer Agent fees.........................................     1,000.00     *
Miscellaneous expenses......................................    20,000.51     *
                                                              -----------

TOTAL.......................................................  $250,000.00     *
                                                              ===========

------------------------

*   Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

    The Company was incorporated in July 1998 in the State of Delaware. The Company has authorized capital of 30,000,000 shares consisting of 25,000,000 shares of common stock, $.0001 par value and 5,000,000 shares of Preferred Stock, $.0001 par value. The Company has 5,940,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding prior to this offering. See "Principal Stockholders" and "Description of Securities."

    On July 14, 1998, the Company issued 2,170,000 shares of common stock (of which 260,000 were returned and cancelled) to two persons, both officers and directors (Robert D. Arnold and Michael V. Schranz) in a private transaction in consideration of $2,170 in services rendered or $.001 per share. See "Principal Stockholders."

    On July 28, 1998, the Company issued 2,000,000 shares of common stock (of which 420,000 were returned and cancelled) to one person, an officer and director (David Clem) in a private transaction in consideration of $300,000 or $.15 per share. See "Principal Shareholders."

    On March 26, 1999, the Company issued 250,000 shares of common stock (90,000 of which were subsequently returned and cancelled) in a private transaction to
D. Gary Nelson in exchange for all of his shares owned in Lab Technologies.

    On June 10, 1999, the Company issued 1,260,000 shares of its common stock to Allan Short, Dean Myers, Robert Vaughan and Karen Kittler, officers, directors and employees for services valued at $189,000 or $0.15 per share.

    On December 17, 1999, the Company sold promissory notes which consisted of a non-interest bearing note and 105,250 shares of common stock for $526,250 to twenty-one "accredited investors" in a private placement transaction pursuant to Regulation D and Rule 506 adopted thereunder. Each promissory note is payable at closing of this offering or upon the one year anniversary of the notes, whichever occurs first. Pursuant to the notes, the Company is obligated to pay 90% of the initial investment without interest and issue 105,250 shares to the noteholders at closing of this public offering or on December 17, 2000 whichever occurs first. The shares have been valued at $5.00 a share. The following is a list of the note and share holders, amount invested and number of shares owned:

                                                             NOTE      COMMON
INVESTOR NAME                                               AMOUNT     SHARES
-------------                                              --------   --------
Philip W. Clem...........................................  $ 50,000    10,000
Hal W. Brown III.........................................    50,000    10,000
Axel E. Dahlberg.........................................    12,500     2,500
Michael Maldarescu.......................................    20,000     4,000
Patco A/C & Heating, Inc.................................    50,000    10,000
Timothy K. Shuckhart.....................................    12,500     2,500
Per Henning-Damm.........................................    25,000     5,000
Theo Vennaeien...........................................    50,000    10,000
William N. McLintock.....................................    12,500     2,500
Shawn E. Trevino.........................................    25,000     5,000
Philip Chavez............................................    25,000     5,000
Ralph L. Hays Jr.........................................    12,500     2,500
Thomas H. Stick..........................................    25,000     5,000
Michael D. Olsen.........................................     6,250     1,250
Steven M. Olsen..........................................    25,000     5,000
Dean Sumer...............................................    12,500     2,500
Heinz Beer...............................................    25,000     5,000
Jose Ngsee Tlee..........................................    25,000     5,000
Jack A. Metcalf..........................................    25,000     5,000
Felipe L. Chu............................................    25,000     5,000
David Campos.............................................    12,500     2,500

                                                           $526,250   105,250
                                                           ========   =======

    On February 28, 2000, the Company issued 930,000 shares of its common stock in a private transaction to twelve investors at $.50 per share for a total of $465,000 pursuant to Regulation D and Rule 506 adopted thereunder. The following is a list of the investors, the amount invested and shares owned:

                                                           INVESTMENT    COMMON
INVESTOR NAME                                                AMOUNT      SHARES
-------------                                              ----------   --------
Sergio Ii Trani, Jr., M.D................................   $ 12,500     25,000
Ruben & Virginia Casabar.................................     12,500     25,000
Max Ulrich...............................................      6,250     12,500
Peter Mark Breunig.......................................      6,250     12,500
C & G Dinglasan..........................................     25,000     50,000
Gualberto R. Dinglasan, M.D..............................     25,000     50,000
Felipe L. Chu, M.D.......................................     12,500     25,000
Minh Niut Mach...........................................     55,000    110,000
Theo Vermaelen...........................................     25,000     50,000
Three Young Two Thousand LTEE............................    250,000    500,000
Tomer Keter..............................................     25,000     50,000
Longhal Chen.............................................     10,000     20,000

                                                            $465,000    930,000
                                                            ========    =======

    All unregistered securities issued by the Company to date are deemed "restricted securities" within the meaning of that term as defined in Rule 144 of the Securities Act of 1933, as amended ("Act") and have been issued pursuant to certain "private placement" exemptions under
Section 4(2) and Rule 506 of Regulation D of the Act, as promulgated by the Securities and Exchange Commission, such that the sales of the securities were to "accredited" investors, as that term is defined in Rule 501 of Regulation D of the Act, and were transactions by an issuer not involving any public offering. Such accredited investors had access to information on the Company necessary to make an informed investment decision. Also, under terms of the Underwriting Agreement or subscription agreement, the current stockholders of n-Gen have agreed not to sell, transfer, assign or otherwise dispose of any restricted securities of n-Gen for a period of 15 months following the date of this Prospectus.

    Reference is also made hereby to "Dilution," "Principal Stockholders," "Certain Transactions" and "Description of Securities" in the Prospectus for more information with respect to the previous issuance and sale of the Company's securities.

    All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities," as defined in Rule 144 of the rules and regulations of the Securities and Exchange Commission. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the Registrant, its business, financial and other matters. Transactions by the Registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. The Registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act of 1933, as amended, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of the Registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an exemption therefrom is determined.

ITEM 27.  EXHIBITS.


     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         1.1            Form of Underwriting Agreement(1)

         1.2            Form of Participating Dealer Agreement(1)

         3.1            Certificate of Incorporation dated July 13, 1998(1)

         3.2            Bylaws(1)

         3.3            Amendment to Certificate of Incorporation dated January 19,
                        2000(1)

         4.1            Form of Underwriter's Warrant Agreement(1)

         4.2            Warrant Agreement between the Company and Corporate Stock
                        Transfer, Inc.(2)

         4.3            Form of Specimen Stock Certificate(2)

         4.4            Form of Specimen Warrant Certificate(2)

         5.0            Form of Opinion of Berenbaum, Weinshienk & Eason, P.C.

        10.1            Distribution and Fulfillment Agreement with Ingram
                        Entertainment dated November 29, 1999(1)

        10.2            Supplier Agreement with e-NITED dated February 8, 2000(1)

        10.3            Website Development Agreement with The August Group, Inc.
                        dated February 24, 2000(1)

        10.4            Content Agreement--Tech Notes I & II with Ingram Micro dated
                        September 2, 1997(1)

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
        10.5            Discreet Authorized Educational Reseller Agreement dated
                        December 1, 1999(1)

        10.6            Authorized Dealer Agreement with SMART Technologies Inc.
                        dated December 24, 1996(1)

        10.7            Distribution Agreement with Robotel Electronique dated
                        April 6, 1994(1)

        10.8            Reseller Agreement with Healthkit Company dated May 19,
                        1999(1)

        10.9            EduTECH Dealer Agreement dated January 1, 1995(1)

        10.10           Interior Concepts letter dated March 9, 1999(1)

        10.11           intelitek Educational Dealer Agreement dated August 1,
                        1997(1)

        10.12           Employment Agreement, Dean C. Myers, dated February 2000(1)

        10.13           Employment Agreement, Gary D. Nelson, dated March 26,
                        1999(1)

        10.14           Lease Agreement dated July 13, 1999(1)

        10.15           Master Equipment Lease Agreement with Lease Capital
                        Corporation dated December 21, 1998(1)

        10.16           Autodesk Authorized Reseller Agreement(1)

        10.17           Financial Advisory Agreement(1)

        10.18           Merger and Acquisition Agreement(1)

        24.1            Consent of Berenbaum, Weinshienk & Eason, P.C. is contained on page II-8 of the Registration Statement(1)

        24.2            Consent of Gordon, Hughes & Banks, LLP(1)

        24.3            Consent of Gordon, Hughes & Banks, LLP(2)

        24.4            Consent of Gordon, Hughes & Banks, LLP(3)

        24.5            Consent of Gordon, Hughes & Banks, LLP

        27.1            Financial Data Schedule(1)

        27.2            Financial Data Schedule(2)

        27.3            Financial Data Schedule(3)

        27.4            Financial Data Schedule


------------------------

(1) Filed as an Exhibit of the same number to the Registrant's Registration Statement on Form SB-2 (No. 333-33416), and incorporated herein by reference.

(2) Filed as an Exhibit of the same number to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-33416), and incorporated herein by reference.


(3) Filed as an Exhibit of the same number to the Registrant's Amendment No. 2 to Registration Statement on Form SB-2 (No. 333-33416), and incorporated herein by reference.


ITEM 28.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes the following to provide to participating broker-dealers, at the closing, certificates in such denominations and registered in such names as required by the participating broker-dealers, to permit prompt delivery to each purchaser

    The undersigned Registrant also undertakes

    (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    This Registration Statement consists of the following:

 1.   Facing page.
 2.   Cross-Reference Sheet.
 3.   Prospectus.
 4.   Complete text of Items 24-28 in Part Two of Registration
      Statement.
 5.   Exhibits.
 6.   Signature page.
 7.   Consents of:
      Berenbaum, Weinshienk & Eason, P.C.
      Gordon, Hughes & Banks, LLP

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on August 25, 2000.


                                                       N-GEN SOLUTIONS.COM, INC.

                                                       By:             /s/ ROBERT D. ARNOLD
                                                            -----------------------------------------
                                                                         Robert D. Arnold
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                     TITLE                      DATE
                   ---------                                     -----                      ----
              /s/ ROBERT D. ARNOLD                Chairman of the Board, Chief
     --------------------------------------         Executive Officer and Director     August 25, 2000
                Robert D. Arnold

             /s/ MICHAEL V. SCHRANZ               Treasurer, Secretary, Chief
     --------------------------------------         Financial Officer, Principal       August 25, 2000
               Michael V. Schranz                   Accounting Officer and Director

               /s/ GARY D. NELSON                 President and Director
     --------------------------------------                                            August 25, 2000
                 Gary D. Nelson

               /s/ DEAN C. MYERS                  Vice President and Director
     --------------------------------------                                            August 25, 2000
                 Dean C. Myers

             /s/ ROBERT C. VAUGHAN                Vice President and Director
     --------------------------------------                                            August 25, 2000
               Robert C. Vaughan

                 /s/ DAVID CLEM                   Director
     --------------------------------------                                            August 25, 2000
                   David Clem

               /s/ ALLAN R. SHORT                 Director
     --------------------------------------                                            August 25, 2000
                 Allan R. Short

              /s/ STEPHEN K. SMITH                Director
     --------------------------------------                                            August 25, 2000
                Stephen K. Smith

                               CONSENT OF COUNSEL


    The consent of Berenbaum, Weinshienk & Eason, P.C., 370 Seventeenth Street, Suite 2600, Denver, Colorado 80202-5626, to the use of their name in this Form SB-2 Registration Statement, and related Prospectus, as amended, of n-Gen Solutions.Com, Inc. is contained in his opinion filed as Exhibit 5.0 hereto.



August 25, 2000

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 1, 2000 accompanying the financial statements of n-Gen Solutions.com, Inc. contained in the registration statement and prospectus. We have also issued our report dated February 1, 2000 accompanying the financial statements of n-Gen Solution.com, Inc. (a Colorado corporation) contained in the registration statement and prospectus. We consent to the use of the aforementioned reports in the registration statement and prospectus, and to the use of our name as it appears under the caption "Experts."

                                          GORDON, HUGHES & BANKS, LLP


Denver, Colorado
August 25, 2000

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2000


                                                      REGISTRATION NO. 333-33416
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                            ------------------------


                                    EXHIBITS
                                       TO
                                  FORM SB-2/A3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1993

                            ------------------------

                           N-GEN SOLUTIONS.COM, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           N-GEN SOLUTIONS.COM, INC.


                                                                                      SEQUENTIALLY
EXHIBIT NO.                                     DESCRIPTION                           NUMBERED PAGE
-----------                                     -----------                           -------------
     1.1                Form of Underwriting Agreement(1)

     1.2                Form of Participating Dealer Agreement(1)

     3.1                Certificate of Incorporation dated July 13, 1998(1)

     3.2                Bylaws(1)

     3.3                Amendment to Certificate of Incorporation dated January 19,
                          2000(1)

     4.1                Form of Underwriter's Warrant Agreement(1)

     4.2                Warrant Agreement between the Company and Corporate Stock
                          Transfer, Inc. (2)

     4.3                Form of Specimen Stock Certificate(2)

     4.4                Form of Specimen Warrant Certificate(2)

     5.0                Form of Opinion of Berenbaum, Weinshienk & Eason, P.C.

    10.1                Distribution and Fulfillment Agreement with Ingram
                          Entertainment dated November 29, 1999(1)

    10.2                Supplier Agreement with e-NITED dated February 8, 2000(1)

    10.3                Website Development Agreement with The August Group, Inc.
                          dated February 24, 2000(1)

    10.4                Content Agreement--Tech Notes I & II with Ingram Micro dated
                          September 2, 1997(1)

    10.5                Discreet Authorized Educational Reseller Agreement dated
                          December 1, 1999(1)

    10.6                Authorized Dealer Agreement with SMART Technologies Inc.
                          dated December 24, 1996(1)

    10.7                Distribution Agreement with Robotel Electronique dated April
                          6, 1994(1)

    10.8                Reseller Agreement with Healthkit Company dated May 19,
                          1999(1)

    10.9                EduTECH Dealer Agreement dated January 1, 1995(1)

    10.10               Interior Concepts letter dated March 9, 1999(1)

    10.11               intelitek Educational Dealer Agreement dated August 1,
                          1997(1)

    10.12               Employment Agreement, Dean C. Myers, dated February 2000(1)

    10.13               Employment Agreement, Gary D. Nelson, dated March 26,
                          1999(1)

    10.14               Lease Agreement dated July 13, 1999(1)

    10.15               Master Equipment Lease Agreement with Lease Capital
                          Corporation dated December 21, 1998(1)

    10.16               Autodesk Authorized Reseller Agreement(1)

    10.17               Financial Advisory Agreement(1)

    10.18               Merger and Acquisition Agreement(1)

                                                                                      SEQUENTIALLY
EXHIBIT NO.                                     DESCRIPTION                           NUMBERED PAGE
-----------                                     -----------                           -------------
    24.1                Consent of Berenbaum, Weinshienk & Eason, P.C. is contained on page II-8 of the Registration Statement(1)

    24.2                Consent of Gordon, Hughes & Banks, LLP(1)

    24.3                Consent of Gordon, Hughes & Banks, LLP(2)

    24.4                Consent of Gordon, Hughes & Banks, LLP(3)

    24.5                Consent of Gordon, Hughes & Banks, LLP

    27.1                Financial Data Schedule(1)

    27.2                Financial Data Schedule(2)

    27.3                Financial Data Schedule(3)

    27.4                Financial Data Schedule


------------------------

(1) Filed as an Exhibit of the same number to the Registrant's Registration Statement on Form SB-2 (No. 333-33416), and incorporated herein by reference.

(2) Filed as an Exhibit of the same number to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-33416), and incorporated herein by reference.


(4) Filed as an Exhibit of the same number to the Registrant's Amendment No. 2 to Registration Statement on Form SB-2 (No. 333-33416), and incorporated herein by reference.